Exhibit 10.2

EXECUTION TEXT

INTERCREDITOR AGREEMENT
dated as of May 2, 2008

among

ACS 2008-1 LIMITED,

as the Borrower

ACS AIRCRAFT FINANCE IRELAND 3 LIMITED,

as the Guarantor

AIRCASTLE ADVISOR, LLC,

as the Administrative Agent

CALYON NEW YORK BRANCH,

as the Facility Agent, the Collateral Agent and the Liquidity Facility Provider

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as the Operating Bank

TABLE OF CONTENTS

i

Section 8.14	Table of Contents, Headings, Etc.	108
Section 8.15	Compliance with Applicable Anti-Terrorism and Anti-Money Laundering Regulations.	108
Section 8.16	Rights of the Operating Bank.	109

Schedules

Schedule 1	-	Aircraft
Schedule 2	-	ACS Bermuda Subsidiaries
Schedule 3	-	Initial Appraised Values; Individual Aircraft Commitment Amount; Scheduled Principal Payment Amount
Schedule 4	-	Initial Leases – Current War Risk Coverage Amounts
Schedule 5	-	Aircraft With Assumed Useful Life of 30 Years
Schedule 6	-	Disclosures
Schedule 7	-	Excluded Aircraft

Exhibits

Exhibit A	-	Form of Note
Exhibit B	-	Intentionally Omitted
Exhibit C	-	Concentration Limits
Exhibit D	-	Insurance Provisions
Exhibit E	-	Form of Monthly Report to Each Holder
Exhibit F	-	Core Lease Provisions
Exhibit G	-	Form of Quarterly Report to Facility Agent

This INTERCREDITOR AGREEMENT, dated as of May 2, 2008 (this “Agreement” or this “Intercreditor Agreement”), is made among ACS 2008-1 LIMITED, a Bermuda exempted company (the “Borrower”), ACS AIRCRAFT FINANCE IRELAND 3 LIMITED, an Irish private limited liability company (the “Guarantor”), AIRCASTLE ADVISOR, LLC, in its capacity as the Administrative Agent, CALYON, a société anonyme organized under the laws of France, acting through its NEW YORK BRANCH (“Calyon”), in its capacity as the person accepting appointment as the Facility Agent and in its capacity as the person accepting appointment as the Collateral Agent under the Credit Agreement and in its capacity as Liquidity Facility Provider under the Liquidity Facility Agreement, and DEUTSCHE BANK TRUST COMPANY AMERICAS (“DBTCA”), in its capacity as the person accepting appointment as the Operating Bank under the Security Agreement.

The parties to this Intercreditor Agreement hereby agree as follows.

ARTICLE I
DEFINITIONS

Section 1.01         Definitions.  For purposes of this Intercreditor Agreement, the following terms have the meanings indicated below:

“Acceleration” means, with respect to the principal, interest and other amounts payable in respect of the Loans, such amounts becoming immediately due and payable by declaration or otherwise.  “Accelerate,” “Accelerated” and “Accelerating” have meanings correlative to the foregoing.

“Acceleration Default” means any Event of Default of the type described in Section 4.01(f) or 4.01(g) hereof.

“Account” means any or, in its plural form, all of the accounts established pursuant to Section 3.01(a) hereof and any ledger accounts and ledger subaccounts maintained therein in accordance with this Intercreditor Agreement.

“Acquisition Date” means, with respect to any Aircraft Interest (and the ACS Group Aircraft subject to that Aircraft Interest), the Delivery Date with respect to such ACS Group Aircraft.

“ACS Bermuda Group” means, collectively, the Borrower and each ACS Bermuda Subsidiary.

“ACS Bermuda Group Member” means the Borrower or an ACS Bermuda Subsidiary, as applicable.

“ACS Bermuda Subsidiary” means each subsidiary of the Borrower (including each trust of which the Borrower or another ACS Bermuda Subsidiary is the holder of the beneficial interest) listed on Schedule 2 hereto and any other subsidiary from time to time (including any trust of which the Borrower or another ACS Bermuda Subsidiary shall be from time to time the holder of the beneficial interest) of the Borrower.

“ACS Group” means, collectively, the ACS Ireland Group and the ACS Bermuda Group.

“ACS Group Aircraft” means, collectively, the Aircraft and the Guarantor Aircraft.

“ACS Group Aircraft Agreement” means an Aircraft Agreement or a Guarantor Aircraft Agreement, as applicable.

“ACS Group Aircraft Conversion” means an Aircraft Conversion or a Guarantor Aircraft Conversion, as applicable.

“ACS Group Conversion Payments” means, collectively, Conversion Payments and Guarantor Conversion Payments.

“ACS Group Leases” means, collectively, the Leases and the Guarantor Leases.

“ACS Group Loans” means, collectively, the Loans and the Guarantor Loans.

“ACS Group Members” means, collectively, the ACS Bermuda Group Members and the ACS Ireland Group Members.

“ACS Group Modification Payments” means, collectively, Modification Payments and Guarantor Modification Payments.

“ACS Group Portfolio” means, as of any date of determination, all ACS Group Aircraft owned by the ACS Group as of such date.

“ACS Group Purchase Agreements” means, collectively, the Purchase Agreement and the Guarantor Purchase Agreement.

“ACS Group Remaining Aircraft” means, collectively, the Remaining Aircraft and the Guarantor Remaining Aircraft.

“ACS Group Subsidiaries” means, collectively, the ACS Bermuda Subsidiaries and the ACS Ireland Subsidiaries.

“ACS Ireland Group” means, collectively, the Guarantor and each ACS Ireland Subsidiary.

“ACS Ireland Group Member” means the Guarantor or an ACS Ireland Subsidiary, as applicable.

“ACS Ireland Subsidiary” means each subsidiary of the Guarantor (including each trust of which the Guarantor or another ACS Ireland Subsidiary is the holder of the beneficial interest) listed on Schedule 2 to the Guarantor Intercreditor Agreement and any other subsidiary from time to time (including any trust of which the Guarantor or another ACS Ireland Subsidiary shall be from time to time the holder of the beneficial interest) of the Guarantor.

“Actual Initial LTV” means the ratio obtained from dividing (i) the Initial Outstanding Balance of the ACS Group Loans minus the sum of 110% of the Individual Aircraft Commitment Amounts and Guarantor Individual Aircraft Commitment Amounts for all ACS Group Remaining Aircraft not acquired by the ACS Group on or prior to the Delivery Expiry Date by (ii) the sum of the Initial Appraised Values of all ACS Group Aircraft Delivery which was made to the ACS Group on or prior to the Delivery Expiry Date.

 “Adjusted Appraised Value” means, as of any Payment Date and in respect of any Aircraft, the lower of (a) the maintenance adjusted current market value of such Aircraft (plus 75% of amounts on deposit in the Lessee Funded Account or Maintenance Reserve Account in respect of such Aircraft) and (b) the maintenance adjusted base value of such Aircraft (plus 75% of amounts on deposit in the Lessee Funded Account or Maintenance Reserve Account in respect of such Aircraft), in each case as determined in the most recent annual Appraisal prepared by the Appraiser in accordance with Section 5.03(i) hereof, as each such value (but not such deposits) shall be reduced by 0.50% for each full month since the date of such Appraisal.

“Administrative Agency Agreement” means the Administrative Agency Agreement dated as of the Initial Closing Date among the Administrative Agent, the Facility Agent, the Collateral Agent and the Borrowers.

“Administrative Agent” means the Person acting, at the time of determination, in the capacity of the administrative agent of the Borrowers and the ACS Group Subsidiaries under the Administrative Agency Agreement or any replacement agreement therefor.  The initial Administrative Agent is Aircastle Advisor LLC.

“Affiliate” has the meaning given to such term in Section 5.02(b) hereof.

“Aggregate Scheduled Principal Payment Amount” means, for any Payment Date, the sum of (1) the aggregate unpaid Scheduled Principal Payment Amount, if any, with respect to the previous Payment Dates (less any amounts transferred to the Securities Account or the Shareholders Account pursuant to Section 3.06(h) hereof to reimburse the Holders of the Class E Securities, the Shareholders and the Borrowers for ACS Group Conversion Payments made by the Borrowers in connection with one or more Conversion Elections) plus (2) the Scheduled Principal Payment Amount for such Payment Date minus.(3) the excess, if any, of an amount (not to exceed the sum of the amounts in clauses (1) and (2) above) equal to the sum of the Supplemental Principal Payment Amounts distributed since the Initial Closing Date pursuant to Section 3.08 over an amount equal to the sum of all amounts deducted from Aggregate Scheduled Principal Payment Amounts since the Initial Closing Date pursuant to this clause (3).

“Agreed Currency” has the meaning given to such term in Section 8.07(a) hereof.

“Agreed Value Payment” means a payment to be made by or on behalf of a Lessee under an ACS Group Lease upon or following a Total Loss of an ACS Group Aircraft with respect to such Total Loss.

“Agreement” has the meaning given to such term in the preamble hereof.

“Aircastle Entity” means, collectively, the Remarketing Servicers, the Administrative Agent, the Irish Seller and any other Aircastle Related Entity (other than any ACS Group Member).

“Aircastle Related Entity” means Aircastle Limited, any Shareholder or any Affiliate of any such Person.

“Aircraft” means as of any time each of the aircraft identified in Schedule 1 hereto (including any related Engines and Parts and any Remaining Aircraft) and any Substitute Aircraft, excluding any such aircraft (or related Aircraft Interest) sold or disposed of (directly or indirectly) by way of a completed Aircraft Sale and any Remaining Aircraft (i) for which a Substitute Aircraft is Delivered or (ii) which is not Delivered by the Delivery Expiry Date to the ACS Group.

“Aircraft Agreement” means any lease, sublease, conditional sale agreement, finance leases, hire purchase agreement or other agreement (other than an agreement relating to maintenance, modification or repairs) or any purchase option granted to a Person (other than a Purchase Option granted to an ACS Bermuda Group Member) to purchase an Aircraft, in each case pursuant to which any Person acquires or is entitled to acquire legal title, or the economic benefits of ownership of, such Aircraft.

“Aircraft Allocation Amount” with respect to each ACS Group Aircraft, has the meaning given to such term in the applicable ACS Group Purchase Agreement for such ACS Group Aircraft.

“Aircraft Assets Related Documents” means all ACS Group Leases and related documents and other contracts and agreements including any side letters, assignments of warranties or option agreements of ACS Group Members the terms of which relate to or affect any of the ACS Group Aircraft.

“Aircraft Conversion” has the meaning given to such term in Section 5.02(i) hereof.

“Aircraft Conversion Account” has the meaning given to such term in Section 3.01(a) hereof.

“Aircraft Interest” means (a) the Ownership Interest or Guarantor Ownership Interest in any Person, including without limitation a trust, that owns an ACS Group Aircraft or (b) the Ownership Interest or Guarantor Ownership Interest in any Person that holds, directly or indirectly, the interest referred to in clause (a) above.  The acquisition or disposition of all of the Aircraft Interest with respect to an ACS Group Aircraft constitutes, respectively, the acquisition or disposition of that ACS Group Aircraft.

“Aircraft Purchase Account” has the meaning given to such term in Section 3.01(a) hereof.

“Aircraft Purchase Price”, with respect to any ACS Group Aircraft, means the “Purchase Price” (as defined in the applicable Purchase Agreement or the Guarantor Purchase Agreement, as applicable) for the entity owning such ACS Group Aircraft.

“Aircraft Sale” means any sale or other disposition of any ACS Group Aircraft, including by reason of such ACS Group Aircraft suffering a Total Loss.

“Allocable Debt Amount” means, on any date of determination thereof and in respect of any individual Aircraft, an amount obtained by multiplying the Outstanding Principal Balance of all ACS Group Loans by the ratio obtained from dividing (i) the Monthly Principal Payment Amount of such individual Aircraft by (ii) the sum of the Monthly Principal Payment Amounts for the ACS Group Aircraft.

“Allocable Principal Conversion Amount” means, for any Payment Date, with respect to any ACS Group Aircraft Conversion, an amount equal to product of 65.2% and the lesser of (x) the aggregate ACS Group Conversion Payments made in respect of such ACS Group Aircraft Conversion and (y) $6,000,000.

“Allowed Restructuring” has the meaning given to such term in Section 5.02(e) hereof.

“Annual Report” has the meaning given to such term in Section 2.11(c) hereof.

“Anti-Money Laundering Laws” means any laws or regulations relating to money laundering or terrorist financing, including, without limitation, the Bank Secrecy Act, 31 U.S.C. sections 5301 et seq.; the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56 (a/k/a the USA Patriot Act); Laundering of Monetary Instruments, 18 U.S.C. section 1956; Engaging in Monetary Transactions in Property Derived from Specified Unlawful Activity, 18 U.S.C. section 1957; the Financial Recordkeeping and Reporting of Currency and Foreign Transactions Regulations, 31 C.F.R. Part 103; and any similar laws or regulations currently in force or hereafter enacted.

“Applicable Allocation Percentage” means, as of any Payment Date, in the case of (i) the Holders of the Class E Securities, a fraction, the numerator of which is the aggregate Adjusted Appraised Values of the ACS Group Aircraft then owned by the ACS Ireland Group and the denominator of which is the aggregate Adjusted Appraised Values of the ACS Group Aircraft then in the ACS Group Portfolio and (ii) the Shareholders, a fraction, the numerator of which is the aggregate Adjusted Appraised Values of the ACS Group Aircraft then owned by the ACS Bermuda Group and the denominator of which is the aggregate Adjusted Appraised Values of the ACS Group Aircraft then in the ACS Group Portfolio.

“Applicable Aviation Authority” means, in relation to any Aircraft, each governmental or regulatory authority that has responsibility for the supervision of civil aviation and/or the registration and operations of civil aircraft in the State of Registration of such Aircraft.

“Applicable Governmental Program” has the meaning given to such term in Exhibit D hereto.

“Applicable Law” means, with respect to any Person, all laws, rules, regulations and orders of governmental regulatory authorities applicable to such Person, including, without limitation, the regulations of each Applicable Aviation Authority applicable to such Person or the Aircraft owned or operated by it or as to which it has a contractual responsibility.

“Applicable Lending Office” has the meaning given to such term in the Credit Agreement.

 “Applicable Regulations” has the meaning given to such term in Section 8.15 hereof.

“Appraisal” means, in respect of any Aircraft, a desktop Base Value and “current market value” (as defined by the Appraiser) appraisal performed at least once a year and in no event later than May 31 of each year (commencing in 2009) by the Appraiser.

“Appraiser” means Ascend Limited or, if an Appraiser Event shall have occurred, upon the request of the Borrower and Guarantor and upon receipt of the consent of the Lenders having Credit Exposure aggregating more than 66-2/3% of the aggregate Credit Exposures of all Lenders, any other independent appraiser that is a member of the International Society of Transport Aircraft Trading or any similar organization.

“Appraiser Event” means, the occurrence of Ascend Limited either (a) being subject to a proceeding of the type specified in Section 4.01(f) or (g) of this Intercreditor Agreement or (b) ceasing to conduct the business of appraising aircraft.

“Assignment and Assumption” has the meaning given to such term in the Credit Agreement.

“Available Amount” means, as of any date of determination, an amount equal to the Liquidity Facility Amount less the aggregate amount of the Liquidity Facility Drawings theretofore made by the Liquidity Facility Provider under the Liquidity Facility, prior to such date, which has not been reimbursed as of such date; provided that, following a Non-Extension Drawing or a Final Drawing, the Available Amount shall be zero.

“Available Collections” means, as of any Calculation Date, amounts on deposit in the Collections Account.  The Available Collections with respect to any specific payment to be made therefrom shall be determined after giving effect to all payments, if any, having priority to such payment under Section 3.08 hereof.

“Available Holder Amount” has the meaning given to such term in Section 3.06(g) hereof.

“Available Refinancing Amount” has the meaning given to such term in Section 3.06(h) hereof.

“Available Scheduled Principal Amount” has the meaning given to such term in Section 3.06(h) hereof.

“Base Rate” has the meaning given to such term in the Credit Agreement.

“Base Value” means the value of an ACS Group Aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and with full consideration of the ACS Group Aircraft’s “highest and best use”, presuming an arm’s-length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing, adjusted to account for the maintenance status of such ACS Group Aircraft (with such assumptions as to use since the last reported status as may be reasonably stated in the appraisal setting forth such Base Value).

“Bermudian Remarketing Servicer’s Pro Forma Lease” has the meaning given to such term in Section 5.03(e) hereof.

“Bermudian Remarketing Servicer” means the Person acting, at the time of determination, in the capacity of the remarketing servicer under the Bermudian Remarketing Services Agreement.  The initial Bermudian Remarketing Servicer is Aircastle Advisor LLC.

“Bermudian Remarketing Services Agreement” means the Remarketing Services Agreement dated as of the Initial Closing Date among the Bermudian Remarketing Servicer, the Borrower, the Guarantor, the Facility Agent and the Administrative Agent.

“Bermudian Rental Account” has the meaning given to such term in Section 3.01(a) hereof.

“Bermudian Secretarial Services Provider” means the Person acting, at the time of determination, in the capacity of the local administrator of the Guarantor under the local administration agreement with the Guarantor dated as of the Initial Closing Date (or any successor agreement).  The initial Bermudian Secretarial Services Provider is Codan Services Limited.

“Bermudian Sellers” means Aircastle Investment Holdings 2 Limited and Aircastle Investment Holdings 3 Limited and “Bermudian Seller” means any one of the foregoing.

“Board” means the board of directors of the Borrower.

“Board Resolution” means a copy of a resolution certified as having been duly adopted by the Board and being in full force and effect on the date of such certification.

“Borrower” has the meaning given to such term in the preamble hereof.

“Borrowers” means, collectively, the Borrower and the Guarantor.

“Business Day” means a day on which commercial banks and foreign exchange markets are authorized to be open in New York, New York and Frankfurt, Germany, and on which U.S. dollar deposits may be dealt in on the London inter-bank market and, with respect to payments to or withdrawals from the Non-Agent Accounts, a day on which the financial institution at which such account is located is open for business.

“Calculation Date” means the sixth Business Day immediately preceding a Payment Date.

“Calyon” has the meaning given to such term in the preamble hereof.

“Cape Town Convention” means the Convention on International Interests in Mobile Equipment and its Protocol on Matters Specific to Aircraft Equipment, concluded in Cape Town on 16 November 2001.

“Charitable Trust” means the charitable trust established under the laws of Ireland which owns 100% of the issued shares of the Irish Parent.

“Charitable Trust Dividend” means, if an annual dividend has been declared by the Guarantor Board, $1,500 per annum.

“Charitable Trustee” means the trustee of the Charitable Trust.

“Class E Securities” means, collectively, all securities designated as Class E Securities pursuant to the Guarantor Intercreditor Agreement.  The aggregate principal amount of Class E Securities issued pursuant to the Guarantor Intercreditor Agreement shall not exceed the sum of (a) $23,947,767.78 and (b) the amount of any Class E Securities issued to fund a Conversion Payment.

“Closing Date” means in the case of the ACS Group Loans, the initial Class E Securities and the ACS Group Aircraft (other than any Remaining Aircraft or Substitute Aircraft), the Initial Closing Date or, in the case of Class E Securities issued in connection with a delivery of the Remaining Aircraft, the applicable Acquisition Date.

“Code” means the Internal Revenue Code of 1986, as amended.

“Codified Banking Directive” means Directive 2000/12/EC of the European Parliament and the Council dated 20 March 2000 (as amended).

“Collateral” has the meaning given to such term in the Security Agreement.

“Collateral Agent” means the Person appointed, at the time of determination, as the Facility Agent for the benefit of the Secured Parties pursuant to Section 7.1 of the Credit Agreement.  The initial Collateral Agent is Calyon, acting through its New York Branch.

“Collections” means without duplication (a) Rental Payments and all other amounts received by any ACS Group Member pursuant to any ACS Group Lease or Related Collateral Document (including any amount of Maintenance Reserves or letter of credit proceeds transferred to the Collections Account pursuant to Section 3.07(l) of this Intercreditor Agreement), (b) amounts transferred from the Maintenance Reserve Account to the Collections Account pursuant to Section 3.05, (c) amounts received in respect of claims for damages or claims in respect of any breach of contract, (d) amounts received by an ACS Group Member in connection with any Aircraft Sale or otherwise received under any ACS Group Aircraft Agreement, including sale proceeds, Total Loss Proceeds, Agreed Value Payments, proceeds of

Repossession Insurance, Requisition Compensation and all Partial Loss Proceeds, less, in each case, any expenses payable by such ACS Group Member to any Person that is not an ACS Group Member in connection therewith, (e) amounts received by any ACS Group Member from insurance with respect to any ACS Group Aircraft, (f) any amounts transferred from a Lessee Funded Account or from the Security Deposit Account into the Collections Account in accordance with Section 3.07 hereof, (g) any Hedge Payments, (h) the proceeds of any Investments of the funds in the Accounts (except (i) to the extent that any such proceeds are required to be paid over to any Lessee under an ACS Group Lease or (ii) the proceeds of any Investments of the funds in the Aircraft Purchase Accounts or the Liquidity Payment Account), (i) any amounts transferred from the Aircraft Purchase Account into the Collections Account in accordance with Section 3.05 hereof, (j) any amounts received by an ACS Group Member under an ACS Group Purchase Agreement, including any loss proceeds and other amounts under the ACS Group Purchase Agreements, and (k) any other amounts received by any ACS Group Member (including any amounts received from any other ACS Group Member, whether by way of distribution, dividend, repayment of a loan or otherwise, and any proceeds received in connection with any Allowed Restructuring under this Intercreditor Agreement and the Guarantor Intercreditor Agreement (as defined herein and therein)); provided that Collections shall not include (i) Segregated Funds transferred to a Lessee Funded Account, (ii) security deposits under any ACS Group Lease that are not Segregated Funds transferred to the Security Deposit Account, (iii) amounts deposited in the Repayment Account in connection with a Repayment hereunder or a Guarantor Repayment , (iv) except as provided above with respect to any amounts transferred therefrom to the Collections Account, amounts in any Maintenance Reserve Account and any Aircraft Purchase Account, (v) amounts to be paid to any Person not an ACS Group Member or expenses incurred in connection with the receipt of any Collections or amounts otherwise not to be included as Collections pursuant to any Related Document, in each case subject to the restrictions set forth in this Intercreditor Agreement and the Guarantor Intercreditor Agreement, (vi) payments under the Liquidity Facility and (vii) any amounts received by an ACS Group Member in connection with an Excluded Lease.

“Collections Account” has the meaning given to such term in Section 3.01(a) hereof.

“Commitment” has the meaning given to such term in the Credit Agreement.

“Commitment Letter” means that certain Commitment Letter dated March 31, 2008, between Calyon New York Branch and Aircastle Limited as the same has been and from time to time shall have been supplemented.

“Company” has the meaning given to such term in the Purchase Agreement.

“Competitor” has the meaning given to such term in the Remarketing Services Agreements.

“Concentration Default” means an Event of Default under Section 4.01(e) as a result of a breach under Section 5.03(a) hereof which would arise if effect were given to any sale, transfer or other disposition or any purchase or other acquisition pursuant to an Aircraft Agreement as of the date of such Aircraft Agreement regardless of whether such sale, transfer or other disposition or purchase or other acquisition is scheduled or expected to occur after the date of such Aircraft Agreement.

“Concentration Limits” has the meaning given to such term in Section 5.03(a) hereof.

“Contracting State” has the meaning given to such term in the Security Agreement.

“Contribution Amounts” has the meaning given to such term in Section 3.11 hereof.

“Control” has the meaning given to such term in Section 5.02(b) hereof.  “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Controlling Party” means, as of any date of determination, the Facility Agent; provided, that, in the case of the Liquidity Facility Provider, or for any other Eligible Provider of an Eligible Liquidity Facility if and only if so provided in the Board Resolution and Guarantor Board Resolution providing for the related Eligible Liquidity Facility, at any time from and including the date that is 30 months after the earlier to occur of (a) the date on which the entire amount available under such Eligible Liquidity Facility shall have been drawn (except as a result of a Non-Extension Drawing not applied to pay expenses, hedge payments or interest in accordance with the terms hereof) and remain unreimbursed and (b) the date on which the Loans shall have been Accelerated, the provider of such Eligible Liquidity Facility shall have the right to elect, by at least 15 Business Days’ prior Written Notice to the Facility Agent, to become the Controlling Party, or, if there is more than one such provider, such providers shall have the right to elect, by at least 15 Business Days’ prior Written Notice to the Facility Agent, to become the Controlling Party acting jointly (in each case, in place of the Facility Agent) thereafter but only for so long as any Liquidity Facility Obligations due to each such provider remain unpaid. At any time after such 30-month period, if a provider of such Eligible Liquidity Facility does not elect to be the Controlling Party or if no Liquidity Facility Obligations remain outstanding, then the Facility Agent shall continue to be the Controlling Party.

“Conversion Agreement” means any agreement entered into from time to time between the Borrower or Guarantor (or their respective agents) and any maintenance facility with respect to the conversion of an ACS Group Aircraft to a freighter or mixed-use aircraft.

“Conversion Completion Certificate” means a certificate signed by the Borrower attaching evidence from the conversion performer of the completion of the applicable ACS Group Aircraft Conversion.

“Conversion Election” has the meaning given to such term in Section 3.06(g) hereof.

“Conversion Payment” has the meaning given to such term in Section 5.02(i) hereof.

“Core Lease Provisions” has the meaning given to such term in Section 5.03(e) hereof.

“Corporate Office” means the Principal Office of the Facility Agent (as such term is defined in the Credit Agreement).

“Costs” means liabilities, obligations, damages, judgments, settlements, penalties, claims, actions, suits, costs, expenses and disbursements (including, without limitation, reasonable fees and disbursements of legal counsel and costs of investigation).

“Credit Agreement” means that certain Credit Agreement dated May 2, 2008 among the Borrower, the Guarantor, the Facility Agent and the “Lenders” referred to therein.

“Credit Exposure” has the meaning given to such term in the Credit Agreement.

“Current War Risk Coverage Amount” has the meaning given to such term in Exhibit D hereto.

“DBTCA” has the meaning given to such term in the preamble hereof.

“Default” means a condition, event or act that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Default Notice” means a notice given pursuant to Section 4.02 hereof, declaring all outstanding principal of, and accrued and unpaid interest on the Loans and Class E Securities to be immediately due and payable.

“Default Rate” has the meaning given to such term in Section 2.01(b) hereof.

“Delivery” means, with respect to any ACS Group Aircraft, the transfer of the beneficial interest or shares of the ACS Group Member that has title to such ACS Group Aircraft in accordance with the Purchase Agreement or the Guarantor Purchase Agreement, as applicable.  The term “Deliver” or “Delivered” used as verbs have a correlative meaning.

“Delivery Date” means, with respect to any ACS Group Aircraft, the date on which Delivery therefor occurs in accordance with the Purchase Agreement or the Guarantor Purchase Agreement, as applicable.

“Delivery Expiry Date” means, as to the ACS Group Aircraft, the meaning given to such term in the Purchase Agreement or the Guarantor Purchase Agreement, as applicable.

“Developed Markets” has the meaning determined, from time to time, in accordance with Note (3) to Exhibit C hereof.

“Director” means a member of the board of directors of the Borrower.

“DSCR” means, as of any Calculation Date, the amount obtained by dividing (a) the amount of DSCR Available Cash as of such Calculation Date by (b) the sum of (i) the DSCR Aggregate Interest Amount for the related Payment Date and (ii) the DSCR Aggregate Scheduled Principal Amount for such Payment Date.

“DSCR Aggregate Interest Amount” means, with respect to any Payment Date, the sum of (a) the Interest Amount on the ACS Group Loans for such Payment Date plus the net amounts payable (or minus the net amounts receivable) by the Borrower and the Guarantor under any Hedge Agreement on such Payment Date (whether or not actually paid or received on such Payment Date) and (b) (without duplication) the aggregate Interest Amount on the ACS Group Loans for the previous five Payment Dates plus the net amounts payable (or minus the net amounts receivable) by the Borrower and the Guarantor under any Hedge Agreement on the related Payment Date (whether or not actually paid or received on such Payment Date).

“DSCR Aggregate Scheduled Principal Amount” means, with respect to any Payment Date, the sum of (a) the Scheduled Principal Payment Amount for such Payment Date and (b) (without duplication) the Scheduled Principal Payment Amount for the previous five Payment Dates.

“DSCR Available Cash” means, as of any Calculation Date, an amount equal to the excess of (a) the sum of the aggregate Rental Payments (not including any Maintenance Reserves which may be Rental Payments) actually received by the ACS Group during the six-month period ending on such Calculation Date over (b) the sum of the aggregate Re-leasing Expenses incurred by the ACS Group during the six-month period ending on such Calculation Date.

“DSCR Failure” means the occurrence on two consecutive Payment Dates, each occurring after the 12th month after the Initial Closing Date, of the amount of DSCR for each such Payment Date equaling less than 1.32.

“Eligible Account” means (a) a segregated trust account or demand deposit account maintained on the books and records of an Eligible Institution in the name of the Collateral Agent as a Securities Account under, and as defined in, the Security Agreement (except with respect to any demand deposit account, which shall not be a Securities Account), (b) a deposit or other account maintained on the books and records of an Eligible Institution in the name of an ACS Bermuda Group Member as a Non-Agent Account, in compliance with the terms of the Security Agreement and (c) the Irish VAT Refund Account and the Irish Rental Account.

“Eligible Institution” means (a) Calyon New York Branch; (b) any Irish Bank in respect of the Irish VAT Refund Account and the Irish Rental Account or other bank not organized under the laws of the United States of America or any state thereof or the District of Columbia (or any branch of a foreign bank licensed under any such laws) so long as it has either (i) a long-term unsecured debt rating of A or better by Standard & Poor’s or A2 or better by Moody’s or (ii) a short-term unsecured debt rating of A-1+ by Standard & Poor’s and P-1 by Moody’s; and (c) Deutsche Bank Trust Company Americas, in its capacity as the Operating Bank or any bank organized under the laws of the United States of America or any state thereof, or the District of Columbia (or any branch of a foreign bank licensed under any such laws) appointed as the Operating Bank in respect of any Eligible Account, so long as it (i) has either (A) a long-term unsecured debt rating of AA or better by Standard & Poor’s or Aa2 or better by

Moody’s by each Rating Agency or (B) a short-term unsecured debt rating of A-l+ by Standard & Poor’s and P-1 by Moody’s and (ii) can act as a securities intermediary under the New York Uniform Commercial Code, including a Person providing an Eligible Liquidity Facility so long as such Person shall otherwise so qualify and shall have waived all rights of set-off and counterclaim with respect to the account to be maintained as an Eligible Account.

“Eligible Liquidity Facility” means (a) the Liquidity Facility or (b) any credit agreement, letter of credit, guarantee, credit or liquidity enhancement facility or other liquidity facility provided by, or guaranteed by a further such liquidity facility provided by, an Eligible Provider in favor of any ACS Group Member and that is, in any such case, subject to the lien of the Security Agreement and designated by a Board Resolution and Guarantor Board Resolution as an Eligible Liquidity.

“Eligible Provider” means a Person (other than any ACS Group Member or any Affiliate thereof) whose credit rating satisfies the Threshold Rating or who is otherwise designated as an Eligible Provider by the Board and Guarantor Board subject to the prior written consent of the Facility Agent.

“Employee Benefit Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA, whether or not covered by ERISA and in respect of which any Guarantor or any Borrower or any of their respective ERISA Affiliates is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Encumbrance” has the meaning given to such term in Section 5.02(b) hereof.

“Engine” means each engine installed (or constituting a spare for an engine installed) on any ACS Group Aircraft, including any engine replacing a previously installed engine under the relevant ACS Group Lease, and any and all Parts incorporated in, installed on or attached to any such engine.

“Environmental Laws” means any federal, state or local statute, law, ordinance, code, rule, regulation, order, decree, permit or license regulating, relating to, or imposing liability or standards of conduct concerning, any environmental matters or conditions, environmental protection or conservation, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Superfund Amendments and Reauthorization Act of 1986, as amended; the Resource Conservation and Recovery Act, as amended; the Toxic Substances Control Act, as amended; the Clean Air Act, as amended; the Clean Water Act, as amended; together with all regulations promulgated thereunder, and any other “Superfund” or “Superlien” law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

“ERISA Affiliate” means an entity, whether or not incorporated, that is under common control with any ACS Group Member within the meaning of Section 4001 of ERISA or is part of a group that includes any ACS Group Member and that is treated as a single employer within the meaning of Section 414 of the Code.

“Eurodollar Rate” has the meaning given to such term in the Credit Agreement.

“Event of Default” has the meaning, with respect to the Loans or Class E Securities, given to such term in Section 4.01 hereof.

“Excluded Accounts” has the meaning given to such term in the Security Agreement.

“Excluded Aircraft” means each of the aircraft identified in Schedule 7 hereto.

“Excluded Leases” has the meaning given to such term in the Security Agreement.

“Expense Account” has the meaning given to such term in Section 3.01(a) hereof.

“Expenses” means, collectively, any fees, costs or expenses Incurred by an ACS Group Member in the course of the business activities permitted under Section 5.02(e), including, without limitation, (i) any fees, expenses and indemnification amounts (including, without limitation, any and all claims, expenses, obligations, liabilities, losses, damages and penalties) of, or owing to, the Facility Agent, any Director, any Guarantor Director, the Collateral Agent, the Operating Bank, the Charitable Trustee, and any other Service Provider, (ii) any premiums on the liability insurance required to be maintained for the benefit of the Directors and the Guarantor Directors, (iii) all Taxes payable by the ACS Group Members by reason of the business activities permitted under Section 5.02(e) and the other activities described in and permitted under the Related Documents, (iv) any Liquidity Facility Expenses, (v) any payment obligation (including, without limitation, any indemnity payments) or other amount payable by any ACS Group Member to any lessee pursuant to a Lease, and (vi) (subject to a limit of 2% of the average monthly Rental Payments with respect to the relevant ACS Group Aircraft (or other amount approved by a Board Resolution or Guarantor Board Resolution, as applicable, with the prior written consent of the Facility Agent with respect thereto) with respect to each ACS Group Subsidiary entitled thereto), the shortfall between Rental Payments received by or on behalf of such ACS Group Subsidiary in respect of an ACS Group Lease of an ACS Group Aircraft and the amount payable by such ACS Group Subsidiary, as head lease rent with respect of such ACS Group Aircraft, to another ACS Group Member; provided, however, that, except as expressly provided herein, Expenses shall not include (i) any amount payable on the ACS Group Loans, the Class E Securities or under any Hedge Agreement, any Special Indemnity Payment or any Liquidity Facility Advance Obligations or (ii) to the extent there would otherwise be a deduction for an Expense of an amount already deducted in the determination of “Collections”, any expense referred to in clause (d) of the definition of “Collections”.

“Facility Agent” means the Person appointed, at the time of determination, as the Facility Agent in accordance with the Credit Agreement.  The initial Facility Agent is Calyon, acting through its New York Branch.

“Federal Funds Rate” has the meaning given to such term in the Credit Agreement.

“Fee Letter” means the fee letter between Calyon New York Branch and Aircastle Limited dated March 31, 2008.

“Final Drawing” has the meaning given to such term in Section 3.10(h) hereof.

“Final Maturity Date” means the seventh anniversary of the Initial Closing Date.

“Future Lease” means, with respect to each Aircraft, any aircraft lease agreement as may be in effect at any time after the relevant Closing Date between an ACS Bermuda Group Member and a Person not an ACS Bermuda Group Member (as lessee or purchaser), in each case other than any Initial Lease; provided that if, under any sub-leasing arrangement with respect to an Aircraft, the lessor thereof agrees to receive payments or collateral directly from, or is to make payments directly to, the sub-lessee in any such case to the exclusion of the related Lessee, then the relevant sub-lease shall constitute the “Lease”, and the sub-lessee shall constitute the related “Lessee” with respect to such Aircraft, but only to the extent of the provisions of such sub-lease agreement relevant to such payments and collateral and to the extent agreed by the relevant lessor.

“Governmental Authority” means any Federal, state, municipal, national or other government (whether foreign or domestic and including the European Union) or governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state or local government of the U.S., the U.S., or a foreign entity or foreign government.

“guarantee” has the meaning given to such term in Section 5.02(f) hereof.

“Guarantee” has the meaning given to such term in Section 7.01 hereof.

“Guaranteed Obligations” has the meaning given to such term in Section 7.01 hereof.

“Guaranteed Parties” has the meaning given to such term in Section 7.01 hereof.

“Guarantor” has the meaning given to such term in the preamble hereof.

“Guarantor Aircraft” means as of any time each of the aircraft identified in Schedule 1 to the Guarantor Intercreditor Agreement (including any related Engines and Parts and any Guarantor Remaining Aircraft) and any Substitute Aircraft, excluding any such aircraft (or related Aircraft Interest) sold or disposed of (directly or indirectly) by way of a completed Aircraft Sale and any Guarantor Remaining Aircraft (i) for which a Substitute Aircraft is Delivered or (ii) which is not Delivered by the Delivery Expiry Date to the Guarantor.

“Guarantor Aircraft Agreement” means any lease, sublease, conditional sale agreement, finance lease, hire purchase agreement or other agreement (other than an agreement relating to maintenance, modification or repairs) or any purchase option (other than a Purchase Option granted to an ACS Ireland Group Member) to purchase a Guarantor Aircraft, in each case pursuant to which any Person acquires or is entitled to acquire legal title to, or the economic benefits of ownership of, such Guarantor Aircraft.

“Guarantor Aircraft Conversion” has the meaning given to “Aircraft Conversion” in Section 5.02(i) of the Guarantor Intercreditor Agreement.

“Guarantor Board” means the board of directors of the Guarantor.

“Guarantor Board Resolution” means a copy of a resolution certified as having been duly adopted by the Guarantor Board and being in full force and effect on the date of such certification.

“Guarantor Conversion Payments” has the meaning given to “Conversion Payments” in Section 5.02(i) of the Guarantor Intercreditor Agreement.

“Guarantor Director” means a member of the board of directors of the Guarantor.

“Guarantor Future Lease” means, with respect to each Guarantor Aircraft, any aircraft lease agreement as may be in effect at any time after the relevant Closing Date between an ACS Ireland Group Member and a Person not an ACS Ireland Group Member (as lessee or purchaser), in each case other than any Guarantor Initial Lease; provided that if, under any sub-leasing arrangement with respect to a Guarantor Aircraft, the lessor thereof agrees to receive payments or collateral directly from, or is to make payments directly to, the sub-lessee in any such case to the exclusion of the related Lessee, then the relevant sub-lease shall constitute the “Guarantor Lease”, and the sub-lessee shall constitute the related “Lessee” with respect to such Guarantor Aircraft, but only to the extent of the provisions of such sub-lease agreement relevant to such payments and collateral and to the extent agreed by the relevant lessor.

“Guarantor Individual Aircraft Commitment Amount” means, with respect of any Aircraft, the “Commitment Amount” specified for such Aircraft on Schedule 3 to the Guarantor Intercreditor Agreement.

“Guarantor Initial Lease” means, with respect to each Guarantor Aircraft, each aircraft lease agreement, conditional sale agreement, hire purchase agreement or other similar arrangement subject to a written agreement with respect to such Guarantor Aircraft in existence as of the date of this Intercreditor Agreement that is listed in Schedule 7 to the Guarantor Purchase Agreement or with respect to any Substitute Aircraft, each aircraft lease agreement, conditional sale agreement, hire purchase agreement or other similar arrangement subject to a written agreement with respect to such Substitute Aircraft in existence as of the relevant Acquisition Date with respect to such Substitute Aircraft, as such agreement or arrangement may be amended, modified, extended, supplemented, assigned or novated from time to time.

“Guarantor Intercreditor Agreement” means the intercreditor agreement dated as of the Initial Closing Date among the Guarantor as borrower of the Guarantor Loans issued thereunder, the Borrower, as guarantor of the Guarantor Loans issued thereunder, Aircastle Advisor LLC as the Administrative Agent, Calyon, acting through its New York Branch as the Facility Agent, the Collateral Agent and the Liquidity Facility Provider, DBTCA as the Operating Bank.

“Guarantor Leases” means the Guarantor Initial Leases and the Guarantor Future Leases.

“Guarantor Loans” means all Loans advanced to the Guarantor pursuant to Section 2.1 of the Credit Agreement.

“Guarantor Modification Payments” has the meaning given to “Modification Payments” in Section 5.02(i) of the Guarantor Intercreditor Agreement.

“Guarantor Ownership Interest” has the meaning given to “Ownership Interest” in Section 5.02(b) of the Guarantor Intercreditor Agreement.

“Guarantor Purchase Agreement” means the purchase agreement dated as of the Initial Closing Date between the Irish Seller and the Guarantor.

“Guarantor Remaining Aircraft” has the meaning given to such term in the Purchase Agreement or the Guarantor Purchase Agreement, as applicable.

“Guarantor Repayment” has the meaning given to “Repayment” in Section 3.09(a) of the Guarantor Intercreditor Agreement.

“Guarantor Repayment Date” means the date, which shall in each case be a Payment Date, on which Guarantor Loans are repaid pursuant to Section 3.09 of the Guarantor Intercreditor Agreement.

“Guarantor Repayment Price” has the meaning given to “Repayment Price” in the Guarantor Intercreditor Agreement.

“Hazardous Material” means and includes any pollutant, contaminant, or hazardous, toxic or dangerous waste, substance or material (including without limitation petroleum products, asbestos-containing materials and lead), the generation, handling, storage, transportation, disposal, treatment, release, discharge or emission of which is subject to any Environmental Law.

“Hedge Agreement” means any interest rate or currency hedge, swap, cap, floor, Swaption, or other interest rate or currency hedging agreement between the applicable ACS Group Member and any Hedge Provider existing on the Initial Closing Date (including the Initial Hedge Agreements) or entered into in accordance with Section 5.02(e)(iv) hereof.

“Hedge Breakage Costs” means any amounts payable by any ACS Group Member to a Hedge Provider as a result of any early termination (however described or defined therein) of any Hedge Agreement.

“Hedge Guarantee” has the meaning given to such term in any Hedge Agreement.

“Hedge Payment” means a net payment to be made by a Hedge Provider into the Collections Account under a Hedge Agreement and includes any such payment made by a guarantor under any related Hedge Guarantee or any termination payment received from any counterparty to a Hedge Agreement.

“Hedge Provider” means any counterparty to any ACS Group Member under any Hedge Agreement.

“Hedge Termination Payments” means any amounts payable by any ACS Group Member to a Hedge Provider (including Hedge Breakage Costs) due to an early termination of the related Hedge Agreement.

“Holder” means (a) in the case of any ACS Group Loan any Person in whose name an ACS Group Loan is registered from time to time in the Register for such Indebtedness and (b) in the case of any Class E Security, any Person who is the holder of such Class E Security.

“Incur” has the meaning given to such term in Section 5.02(f) hereof.

“Indebtedness” means, with respect to any Person at any date of determination (without duplication), (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (d) all the obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of purchasing such property or service or taking delivery and title thereto or the completion of such services, and payment deferrals arranged primarily as a method of raising finance or financing the acquisition of such property or service, (e) all obligations of such Person under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under U.S. GAAP, (f) all Indebtedness of other Persons secured by a lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, and (g) all Indebtedness of other Persons guaranteed by such Person.

“Independent Director” means a Person that is not at the time of his appointment or at any time when such Person is serving as an Independent Director and has not been for the five years prior to its appointment as an Independent Director (i) an employee, officer, director, consultant, customer or supplier, or the beneficial holder (directly or indirectly) of more than 5% of any Ownership Interest, of any Aircastle Related Entity; provided, however, that any such Person may serve as a trustee, manager or director of another special purpose vehicle that is an Affiliate of the Borrower or Aircastle Limited, or (ii) except in the case of Joe Clarkin, a spouse of, or Person related to (but not more remote than first cousins), a Person referred to in (i) above.

“Individual Aircraft Commitment Amount” means, with respect of any Aircraft, the “Commitment Amount” specified for such Aircraft on Schedule 3 to this Intercreditor Agreement.

“Initial Appraised Value” means, with respect to each Aircraft, the “Initial Appraised Value” set forth on Schedule 3 of this Intercreditor Agreement and, in the case of any Substitute Aircraft, the Base Value established by the Appraiser for such Substitute Aircraft as of a date not more than six months prior to the date of the delivery of such Substitute Aircraft.

“Initial Closing Date” means the Closing Date (as such  term is defined in the Credit Agreement).

“Initial Expenses” means Expenses related to the issuance of the ACS Group Loans, the Class E Securities and the acquisition of the ACS Group Aircraft (other than Expenses related to the acquisition of the Remaining Aircraft incurred after the Initial Closing Date).

“Initial Hedge Agreements” means each initial ISDA Master Agreement in form and substance reasonably satisfactory to the Facility Agent between the Borrower and an initial Hedge Provider.

“Initial Hedge Schedule” means the Schedule to each initial ISDA 2002 Master Agreement in form and substance reasonably satisfactory to the Facility Agent between an initial Hedge Provider and the Borrower.

“Initial Holders” means (a) the “Lenders” party to the Credit Agreement and (b) each Person whose name a Class E Security is initially registered in the Class E Security Authenticator.

“Initial Lease” means, with respect to each Aircraft, each aircraft lease agreement, conditional sale agreement, hire purchase agreement or other similar arrangement subject to a written agreement with respect to such Aircraft that is in existence as of the date of this Intercreditor Agreement listed in Schedule 7 to the Purchase Agreement or with respect to any Substitute Aircraft , each aircraft lease agreement, conditional sale agreement, hire purchase agreement or other similar arrangement subject to a written agreement with respect to such Substitute Aircraft in existence as of the relevant Acquisition Date with respect to such Substitute Aircraft, as such agreement or arrangement may be amended, modified, extended, supplemented, assigned or novated from time to time.

“Initial Outstanding Balance” means, (a) with respect to the Loans, $713,769,142.07, (b) with respect to the Guarantor Loans, $72,365,857.93, and (c) with respect to the Class E Securities the initial Outstanding Principal Balance thereof on the date of issuance of such Class E Securities.

“Insolvency Proceeding” means any proceeding of the type referred to in Section 4.01(f) or (g) hereof in respect of the Borrower.

“Intercompany Loan” has the meaning given to such term in Section 5.02(f)(vi) hereof.

“Intercreditor Agreement” has the meaning given to such term in the preamble hereof.

“Interest Amount” means, with respect to the ACS Group Loans, on any Payment Date, (a) the amount of interest accrued and unpaid to such Payment Date at the Stated Rate of Interest with respect to the ACS Group Loans for the Interest Period ending on such Payment Date, plus (b) the amount of interest accrued to such Payment Date at the Default Rate on any Interest Amount due but not paid on any prior Payment Date.

“Interest Period” means, each of the following periods: (a) the period commencing on (and including) the Initial Closing Date and ending on (but excluding) the first Payment Date thereafter and (b) each successive period beginning on (and including) a Payment Date and ending on (but excluding) the next succeeding Payment Date; provided that the final “Interest Period” with respect to the ACS Group Loans or the Class E Securities, as the case may be, shall end on but exclude the date such ACS Group Loans or the Class E Securities, as the case may be, are repaid in full.  Account balances with respect to each “Interest Period” ending on a Payment Date shall be determined by reference to the balances of funds on deposit in the Accounts as of the close of business on the Calculation Date immediately preceding such Payment Date.

“Investment” has the meaning given to such term in Section 5.02(c) hereof.

“Investment Earnings” means investment earnings on funds on deposit in any Account net of losses and investment expenses of the Administrative Agent in making such investments.

“Irish Account Charge” has the meaning given to such term in Section 3.01(a) hereof.

“Irish Bank” means any bank duly authorized under the laws of Ireland.

“Irish Parent” means Rogallo Limited, a holding company incorporated under the laws of Ireland which beneficially owns 95% of the issued shares of the Borrower.

“Irish Remarketing Servicer” means the Person acting, at the time of determination, in the capacity of the remarketing servicer under the Irish Remarketing Services Agreement.  The initial Irish Remarketing Servicer is Aircastle Advisor (Ireland) Limited.

“Irish Remarketing Services Agreement” means the Remarketing Services Agreement dated as of the Initial Closing Date among the Irish Remarketing Servicer, the Borrower, the Guarantor, the Facility Agent and the Administrative Agent.

“Irish Rental Account” has the meaning given to such term in Section 3.01(a) hereof.

“Irish Secretarial Services Provider” means the Person providing, at the time of determination, secretarial services to the Guarantor under the secretarial services letter with the Guarantor dated as of the Initial Closing Date (or any successor agreement).  The initial Irish Secretarial Services Provider is Goodbody Secretarial Limited.

“Irish Seller” means Aircastle Ireland No. 1 Limited.

“Irish VAT Refund Account” has the meaning given to such term in Section 3.01(a) hereof.

“Leases” means the Initial Leases and the Future Leases.

“Lender” has the meaning given to such term in the Credit Agreement.

“Lessee” means each Person who is the lessee of an ACS Group Aircraft from time to time leased from an ACS Group Member pursuant to an ACS Group Lease.

“Lessee Funded Account” has the meaning given to such term in Section 3.01(a) hereof.

“Letter Agreement” means the letter agreement dated as of the Initial Closing Date among Aircastle Limited, Aircastle Holding Corporation Limited, Aircastle Ireland Holding Limited and Aircastle Investment Holdings 2 Limited, as consented to and agreed to by the Borrower, the Guarantor and the Facility Agent.

“LIBOR Break Costs” has the meaning given to such term in the Credit Agreement.

“Liquidity Facility” means the revolving credit agreement dated as of the Initial Closing Date among the Liquidity Facility Provider, the Borrower, the Guarantor and the Administrative Agent, as amended, supplemented or otherwise modified from time to time in accordance with its terms and as so replaced and so designated pursuant to Section 3.10(e)(iii) hereof.

“Liquidity Facility Advance Obligations” means all Liquidity Facility Obligations other than (i) Liquidity Facility Expenses and (ii) Special Indemnity Payments.

“Liquidity Facility Amount” means, on the Closing Date, $15,804,200 and for any date of determination thereafter, an amount equal to 2% of the then Outstanding Principal Balance of the ACS Group Loans.

“Liquidity Facility Drawing” has the meaning given to such term in Section 3.10(a) hereof.

“Liquidity Facility Event of Default” has the meaning given to such term in the Liquidity Facility.

“Liquidity Facility Expenses” means all Liquidity Facility Obligations other than (i) the principal amounts under, or the principal amount of any drawings under, any Eligible Liquidity Facility, (ii) interest accrued on Liquidity Facility Obligations and (iii) Special Indemnity Payments to the Liquidity Facility Provider.

“Liquidity Facility Interest Shortfall” has the meaning given to such term in Section 3.06(f) hereof.

“Liquidity Facility Non-Consent Event” means the occurrence of the following: (i) the termination of the Liquidity Facility and (ii) the payment of all Liquidity Facility Obligations owed to the Liquidity Facility Provider in full.

“Liquidity Facility Obligations” means all principal, interest, fees and other amounts (including indemnity payments or expenses or costs incurred by the providers of Eligible Liquidity Facilities) owing to the providers of Eligible Liquidity Facilities.

“Liquidity Facility Provider” means Calyon, acting through its New York Branch or any provider of an Eligible Liquidity Facility so designated by a Board Resolution and a Guarantor Board Resolution.

“Liquidity Facility Reserve Account” has the meaning given to such term in Section 3.01(a) hereof.

“Liquidity Payment Account” has the meaning given to such term in Section 3.01(a) hereof.

“Loans” means, collectively, all Loans advanced to the Borrower pursuant to Section 2.1 of the Credit Agreement.  The aggregate principal amount of Loans advances pursuant to the Credit Agreement shall not exceed the Total Credit Commitment.

“Loans Account” has the meaning given to such term in Section 3.01(a) hereof.

“Maintenance Reimbursement Expenditure” means any expenditure in respect of which Maintenance Reserves, lessor airworthiness directive cost sharing amounts, or other lessor maintenance contributions are payable under a Lease of a Delivered Aircraft and which is not, under the terms of the relevant Lease, to be paid out of Segregated Funds.

“Maintenance Reserve Account” has the meaning given to such term in Section 3.01(a).

“Maintenance Reserves” means rent (whether called maintenance reserves, additional rent, supplemental rent, utilization rent or any similar term) that is in addition to a base rent for the Aircraft (regardless of how such base rent is calculated) payable under a Lease based on hours or cycles of operation of the airframe, engines, life-limited engine parts, landing gear and/or auxiliary power unit of an Aircraft, with respect to maintenance of which the lessor under the Lease customarily has a maintenance contribution obligation measured in part by or with reference to such Maintenance Reserves.

“Material Adverse Effect” means a material adverse effect on (i) the ability of the ACS Group Members, taken as a whole, to pay or perform their respective obligations, liabilities and Indebtedness under the Related Documents as such payment or performance becomes due in accordance with the terms thereof, or (ii) the rights, powers and remedies of the Facility Agent or any Holder of any Loan under any Related Document or the validity, legality or enforceability thereof.

“Material Hedge Agreement Terms” means events of default, termination events, additional termination events, Facility Agent consent rights to amendments, assignments and transfers, provisions relating to the obligation of the Hedge Provider to any ACS Group Member to post collateral, find a replacement counterparty or take other remedial action upon a downgrade in its credit rating (together with the associated ratings thresholds) and any provision stating that the Facility Agent is an intended third-party beneficiary.

“Maximum Commitment” has the meaning given to such term in the Liquidity Facility.

“Modification Payment” has the meaning given to such term in Section 5.02(i) hereof.

“Monthly Principal Payment Amount” means, in respect of each Aircraft, the amount set forth under “Monthly Principal Payment Amount” opposite the description of such Aircraft on Schedule 3.

“Monthly Report” has the meaning given to such term in Section 2.11(a) hereof.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means an Employee Benefit Plan that is a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any ACS Group Member or any ERISA Affiliate thereof is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) Fiscal Years.

“Net Allocation Amount” means, for any Remaining Aircraft, an amount equal to the Aircraft Allocation Amount for such Remaining Aircraft less the aggregate amount of any Monthly Principal Payment Amounts previously transferred pursuant to Section 3.07(j) hereof.

“Net Maintenance Reserves Amount” means, with respect to any ACS Group Aircraft, an amount equal to the difference (if positive) between the aggregate of all payments constituting Maintenance Reserves from the applicable Lessee in respect of such Aircraft paid to the relevant Seller on or after the Initial Closing Date and the amount of Maintenance Reimbursement Expenditures paid by the relevant Seller on or after the Initial Closing Date.

“Net Sale Proceeds” means, with respect to any sale or other disposition of any assets, the aggregate amount of cash received by or on behalf of the seller on or prior to the date of such sale or other disposition in connection with such transaction after deducting therefrom (without duplication) (a) reasonable and customary brokerage commissions and other similar fees and commissions (including fees received by the Bermudian Remarketing Servicer under the Bermudian Remarketing Services Agreement) and (b) the amount of Taxes payable in connection with or as a result of such transaction, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of the seller and are properly attributable to such transaction or to the asset that is the subject thereof.

“Non-Agent Account” has the meaning given to such term in Section 3.01(g) hereof.

“Non-Delivery Event” has the meaning given to such term in Section 3.05(b) hereof.

“Non-Extended Facility” has the meaning given to such term in Section 3.10(c) hereof.

“Non-Extension Drawing” has the meaning given to such term in Section 3.10(c) hereof.

“Non-Significant Subsidiary” means a direct or indirect subsidiary of the Borrower or Guarantor with respect to which an order or decree described in Section 4.01(f) has been entered or an event described in Section 4.01(g) or 4.01(h) has occurred if, as of the date of the entry of such order or decree or of such event, as the case may be, such subsidiary does not own or lease any ACS Group Aircraft.

“Note” means each note evidencing a Loan issued pursuant to Section 2.02(a) hereof.

“Notices” has the meaning given to such term in Section 8.05 hereof.

“Obligations” means the Secured Obligations and payments to be made to either the Borrower or any Holder of a Class E Security or any Shareholder under Section 3.08 hereof.

“OFAC” means the United States Department of Treasury Office of Foreign Assets Control.

“OFAC Laws” means any laws, regulations, and Executive Orders relating to the economic sanctions programs administered by OFAC, including without limitation, the International Emergency Economic Powers Act, 50 U.S.C. sections 1701 et seq.; the Trading with the Enemy Act, 50 App. U.S.C. sections 1 et seq.; and the Office of Foreign Assets Control, Department of the Treasury Regulations, 31 C.F.R. Parts 500 et seq. (implementing the economic sanctions programs administered by OFAC).

“OFAC SDN List” means the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC.

“OFAC Violation” has the meaning assigned to such term in Section 5.02(t)(v) hereof.

“Officer’s Certificate” means a certificate signed by, with respect to the Borrower, any Director and, with respect to any other Person, any authorized officer, director, executive, trustee or equivalent representative.

“Operating Bank” means the Person acting, at the time of determination, as the Operating Bank under the Security Agreement.  The initial Operating Bank is DBTCA.

“Optional Repayment” means a whole or partial Repayment of Loans pursuant to Section 3.09(a) hereof.

“Outstanding” means on any date of determination (a) with respect to the ACS Group Loans, all or a portion of such ACS Group Loans that remain unpaid and (b) with respect to the Class E Securities, all Class E Securities theretofore authenticated and delivered by the Facility Agent, except any such Class E Securities cancelled by, or delivered for cancellation to, the Facility Agent.

“Outstanding Principal Balance” means, (a) with respect to any ACS Group Loans, the total principal amount of such ACS Group Loans unpaid and outstanding at any time as determined in accordance with Section 3.06 hereof and Section 3.06 of the Guarantor Intercreditor Agreement and (b) with respect to any Class E Securities, the total principal amount evidenced by such Class E Securities unpaid and outstanding at any time as determined in accordance with Section 3.06 of the Guarantor Intercreditor Agreement.

“Ownership Interest” has the meaning given to such term in Section 5.02(b) hereof.

“Part” means any part, component, appliance, accessory, instrument or other item of equipment (other than any Engine) installed in or attached to (or constituting a spare for any such item installed in or attached to) any ACS Group Aircraft (other than any Engine).

“Partial Loss” means, with respect to any ACS Group Aircraft, any event or occurrence of loss, damage, destruction or the like which is not a Total Loss.

“Partial Loss Proceeds” means, with respect to any ACS Group Aircraft, the total proceeds of the insurance or reinsurance (other than in respect of liability insurance) paid in respect of any Partial Loss to any ACS Group Member.

“Payment Date” means the 10th day of each month, commencing on June 10, 2008; provided that (a) if any Payment Date would otherwise fall on a day that is not a Business Day, such Payment Date shall be the first following day that is a Business Day and (b) the Payment Date in May 11, 2015 shall be the Final Maturity Date.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereto.

“Permitted Account Investments” means, in each case, book-entry securities, negotiable instruments or securities in bearer or registered form that evidence:

(a)  direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America (having original maturities of no more than 365 days, or such lesser time as is required for the distribution of funds);

(b)  demand deposits, time deposits or certificates of deposit of the Operating Bank or of depository institutions or trust companies organized under the laws of the United States of America or any state thereof, or the District of Columbia (or any domestic branch of a foreign bank) (i) having original maturities of no more than 365 days, or such lesser time as is required for the distribution of funds; provided that at the time of Investment or contractual commitment to invest therein, the short-term debt rating of such depository institution or trust company shall be at least A-1 by Standard & Poor’s, P-1 by Moody’s or (ii) having maturities of more than 365 days and, at the time of the Investment or contractual commitment to invest therein, a rating of AA by Standard & Poor’s and Aa2 by Moody’s; provided that, during any applicable period, not more than 20% of the Borrowers’ aggregate Permitted Account Investments may be made in investments described under this clause (b);

(c)  corporate or municipal debt obligations (including, without limitation, commercial paper) (i) having remaining maturities of no more than 365 days, or such lesser time as is required for the distribution of funds, having, at the time of the Investment or contractual commitment to invest therein, a rating of at least A-1+ or AA by Standard & Poor’s and P-1 or Aa2 by Moody’s or (ii) having maturities of more than 365 days and, at the time of the Investment or contractual commitment to invest therein, a rating of AA by Standard & Poor’s and Aa2 by Moody’s;

(d)  Investments in money market funds (including funds in respect of which the Facility Agent or the Operating Bank or any of their Affiliates is investment manager or advisor) having a rating of at least AA by Standard & Poor’s and Aa2 by Moody’s; or

(e)  notes or bankers’ acceptances (having original maturities of no more than 365 days, or such lesser time as is required for the distribution of funds) issued by any depository institution or trust company referred to in (b) above;

provided, however, that no Investment shall be made in any obligations of any depository institution or trust company which has a contractual right to set off and apply any deposits held, and other indebtedness owing, by any ACS Group Member to or for the credit or the account of such depository institution or trust company; provided further that if, at any time, the rating of any of the foregoing investments falls below “BBB” by Standard & Poor’s or “Baa2” by Moody’s, such downgraded investment shall no longer constitute a “Permitted Account Investment”.

“Permitted Accruals” has the meaning given to such term in Section 3.08(a) hereof and in Section 3.08(a) of the Guarantor Intercreditor Agreement.

“Permitted Encumbrance” has the meaning given to such term in Section 5.02(b) hereof.

“Permitted Maintenance Reimbursement Expenditure Accrual” means, with respect to any Payment Date, the amount of any Maintenance Reimbursement Expenditures that the Remarketing Servicer reasonably anticipates to be payable by any ACS Group Member before the third succeeding Payment Date the accrual of which the Remarketing Servicer reasonably believes to be prudent in light of (i) the size and timing of such Maintenance Reimbursement Expenditure and (ii) the amount of Maintenance Reserves in, and expected to be collected in, the Maintenance Reserve Account.

“Person” means any natural person, firm, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any political subdivision thereof or any other legal entity, including public bodies.

“Pledged Beneficial Interest” has the meaning given to such term in the Security Agreement.

“Pledged Debt” has the meaning given to such term in the Security Agreement.

“Pledged Share” has the meaning given to such term in the Security Agreement.

 “PMREA Shortfall” has the meaning given to such term in Section 3.06(f).

“Post-Petition Interest” has the meaning given to such term in Section 6.01(f) hereof.

“Precedent Lease” has the meaning given to such term in Section 5.03(e) hereof.

“Premium” means in respect of any Loan being repaid in an Optional Repayment on any date, the Premium indicated for such Security with respect to such date in the table below:

Repayment Date	Loans

On or after the Initial Closing Date but prior to the date 12 months after the Initial Closing Date	1%
On or after the date that is 12 months after the Initial Closing Date but prior to the date 24 months after the Initial Closing Date	0.5%
On or after the date that is 24 months after the Initial Closing Date	0%

“Primary Expenses” means all Expenses other than ACS Group Modification Payments.

“Prior Ranking Amounts” has the meaning given to such term in Section 3.08(a) hereof.

“Prohibited Country” has the meaning determined, from time to time, in accordance with Section 5.03(a) hereof.

“Purchase Agreement” means the Purchase Agreement dated as of the Initial Closing Date between the Bermudian Sellers and the Borrower.

“Purchase Option” means a contractual option granted by the lessor or owner under an ACS Group Aircraft Agreement (including pursuant to a conditional sale agreement) as to the purchase of the applicable ACS Group Aircraft.

“Qualifying Lender” means a Lender, which is beneficially entitled to the interest payable on a Loan and which is:

(a)           an entity which is, pursuant to Section 9 of the Central Bank Act, 1971 of Ireland, licensed to carry on banking business in Ireland and is located in Ireland and which is carrying on a bona fide banking business in Ireland for the purposes of Section 246(3)(a) of the Taxes Act except where such interest is paid to that entity in connection with a trade or business which is carried on outside Ireland by the entity through a branch or agency; or

(b)           an authorized credit institution under the terms of the Codified Banking Directive that has duly established a branch in Ireland or has made all necessary notifications to its home state competent authorities required thereunder in relation to its intention to carry on banking business in Ireland and carries on a bona fide banking business in Ireland for the purposes of Section 246(3)(a) of the Taxes Act and is located in Ireland and the lending is made through the branch of the authorized credit institution in Ireland; or

(c)           a company (within the meaning of Section 4 of the Taxes Act) which is a resident of a territory (other than Ireland) with which Ireland has a double taxation treaty (under the terms of that treaty) or which is resident in a member state of the European Communities (other than Ireland) (as residency is defined under the laws of that member state) provided such company does not provide its Commitment through or in connection with a branch or agency in Ireland and provided further that where the Lender is:

(i)           a company incorporated under United States law or in a State of the United States and where the Lender has provided written confirmation to the Borrower that it is incorporated in the United States and taxed in the United States on its worldwide income; or

(ii)           an LLC established under the laws of a State of the United States where the ultimate recipients of the interest have provided written confirmation to the Borrower that they themselves would qualify for exemption from withholding tax in respect of the payment of such interest under Section 246(3)(ccc) or 246(3)(h) of the Taxes Act and that the business is conducted through the LLC for market reasons and not for tax avoidance purposes; or

(d)           a company (within the meaning of Section 4 of the Taxes Act):

(i)           which advances money in the ordinary course of a trade which includes the lending of money, and

(ii)           in whose hands any interest payable in respect of monies so advanced is taken into account in computing the trading income of such Borrower;

(iii)           which has made the appropriate notifications under Section 246(5)(a) of the Taxes Act to the Irish Revenue Authorities and the Company; or

(e)           a qualifying company within the meaning of Section 110 of the Taxes Act where such Lender has given written confirmation of the foregoing to the Borrower.

“Quarter” has the meaning given to such term in the Administrative Agency Agreement.

“Quarterly Report” has the meaning given to such term in Section 2.11(b) hereof.

“Received Currency” has the meaning given to such term in Section 8.07(a) hereof.

“Receiver” means any Person or Persons appointed as (and any additional Person or Persons appointed or substituted as) administrative receiver, receiver, manager or receiver and manager.

“Register” has the meaning given to such term in the Credit Agreement.

“Regulation” has the meaning given to such term in Section 2.13 hereof.

“Related Collateral Document” means any letter of credit, third-party or bank guarantee or cash collateral provided by or on behalf of a Lessee to secure such Lessee’s obligations under an ACS Group Lease.

“Related Documents” means the Administrative Agency Agreement, the Credit Agreement, each Eligible Liquidity Facility, this Intercreditor Agreement, the Guarantor Intercreditor Agreement, each Class E Security, each Security Document, each Note, the Commitment Letter, the Fee Letter, the Remarketing Services Agreements, the ACS Group Purchase Agreements, the Warehouse Intercreditor Agreement, the Letter Agreement, any Hedge Agreements and any Hedge Guarantees.

“Re-leasing Expenses” means, with respect to any period, all out-of-pocket costs and expenses incurred by the ACS Group in connection with the re-leasing of ACS Group Aircraft during such period, including but not limited to the following:

(a)     storage, maintenance, test flight, navigation, landing, ferry flights, shipping, fuel, reconfiguration, modification, refurbishment and repair expenses incurred in connection with the re-leasing of such ACS Group Aircraft during such period;

(b)     insurance premiums, fees and expenses incurred by or on behalf of the ACS Group for possessed hull and liability insurance while such ACS Group Aircraft is off-lease during such period;

(c)     expenses incurred in connection with the acceptance of delivery, and in connection with the transition of such ACS Group Aircraft, to such re-lease during such period; and

(d)     outside legal counsel fees and expenses and other professional fees and expenses, and all court costs, filing fees, bonding costs and other expenses, and other governmental fees and costs related to any re-lease of such ACS Group Aircraft during such period; provided that Re-leasing Expenses shall not include those expenses against which, under leases that require Maintenance Reserves to be paid, lessees customarily pay Maintenance Reserves.

“Relevant Information” means any information provided to the Administrative Agent by any Service Provider or any other service provider retained from time to time by an ACS Group Member pursuant to the Related Documents.

“Remaining Aircraft” has the meaning given to such term in the Purchase Agreement or the Guarantor Purchase Agreement, as applicable.

“Remaining Aircraft Allocation Amount” has the meaning given to such term in Section 2.09 hereof.

“Remarketing Servicers” means, collectively, the Irish Remarketing Servicer and the Bermudian Remarketing Servicer.

“Remarketing Services Agreements” means, collectively, the Irish Remarketing Services Agreement and the Bermudian Remarketing Services Agreement.

“Renewal Lease” has the meaning given to such term in Section 5.03(e) hereof.

“Rental Account” has the meaning given to such term in Section 3.01(a) hereof.

“Rental Payments” means all rental payments and other amounts equivalent to a rental payment payable by or on behalf of a Lessee under an ACS Group Lease, including payments under any Purchase Option.

“Repayment” has the meaning given to such term in Section 3.09(a) hereof.

“Repayment Account” has the meaning given to such term in Section 3.01(a) hereof.

“Repayment Date” means the date, which shall in each case be a Payment Date, on which the Loans are repaid in whole or in part pursuant to Section 3.09(a) hereof.

“Repayment Price” means an amount (determined as of the Calculation Date for the Repayment Date for any Repayment pursuant to Section 3.09(a) hereof) equal to:

(a)  with respect to any Loans being repaid in part the Outstanding Principal Balance being repaid plus an amount equal to, the product of the applicable Premium and the portion of the Outstanding Principal Balance being repaid

(b)  with respect to any Loans being repaid in whole the Outstanding Principal Balance being repaid plus an amount equal to, the product of the applicable Premium and the portion of the Outstanding Principal Balance;

(c)  with respect to any Loans being repaid under Section 3.09(a) hereof after the giving of a Default Notice or the Acceleration of any of the Loans, the then Outstanding Principal Balance thereof together with all other amounts then due and payable.

“Replacement Liquidity Facility” means, for the Liquidity Facility, an irrevocable revolving credit agreement (or agreements) in substantially the form of the Liquidity Facility, including reinstatement provisions, or in such other form or forms acceptable to the Facility Agent in a face amount equal to the then Maximum Commitment for the replaced Liquidity Facility and issued by an Eligible Provider.  Without limitation of the form that a Replacement Liquidity Facility otherwise may have pursuant to the preceding sentence, a Replacement Liquidity Facility may have a stated expiration date earlier than 15 days after the Final Maturity Date of the ACS Group Loans so long as such Replacement Liquidity Facility provides for a Non-Extension Drawing as contemplated by Section 3.10(c).

“Replacement Liquidity Facility Provider” means a Liquidity Facility Provider who issues a Replacement Liquidity Facility.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder with respect to a Single Employer Plan, other than those events as to which the thirty day notice period has been waived.

“Repossession Insurance” has the meaning given to such term in Section 5.03(g) hereof and Section 5.03(g) of the Guarantor Intercreditor Agreement.

“Required Amount” means, (a) initially with respect to the Liquidity Facility, zero; provided that, if a Non-Extension Drawing or (for the purposes of Section 3.10(e)(ii) hereof and Article II of the Liquidity Facility only) a Final Drawing shall have occurred, the “Required Amount” shall be the Maximum Commitment, and (b) thereafter, on any Payment Date, with respect to any other Eligible Liquidity Facility, such amounts as designated in a Board Resolution and Guarantor Board Resolution (and for which the prior written consent of the Facility Agent and Liquidity Facility Agent has been obtained).

“Required Conditions Precedent” means in respect of the relevant ACS Group Aircraft (or related Aircraft Interest) receipt (in form and substance reasonably acceptable) by the Facility Agent of (a) an insurance certificate,  (b) a lessee notice and acknowledgment, and (c) an opinion from counsel in the jurisdiction in which the lessee is domiciled or the State of Registration, whichever is applicable.

“Required Expense Amount” means, with respect to each Payment Date, and the Initial Closing Date, the amount of Expenses of the ACS Group due and payable on the Calculation Date relating to such Payment Date or reasonably anticipated to become due and payable before the next succeeding Payment Date, the accrual of which would be prudent in light of the size and timing of such Expenses to the extent such Expenses consist of (a) Primary Expenses, and (b) any ACS Group Modification Payments in respect of which a Permitted Accrual was previously effected by a deposit in the Expense Account (whether or not any such deposit has been previously used to pay any other Primary Expense but excluding any portion of such deposit previously used to pay any ACS Group Modification Payments) in each case after giving effect to any withdrawal from any Lessee Funded Account or any drawing upon a Related Collateral Document that is then available for the payment of any such Expense; provided, however, that the Required Expense Amount shall not include any Initial Expenses or any amounts required to pay Maintenance Reimbursement Expenditures.

“Required Expenses Shortfall” has the meaning given to such term in Section 3.06(f) hereof.

“Required Lenders” has the meaning given to such term in the Credit Agreement.

“Required LTV” means the product of (a) 75% and (b) the Actual Initial LTV divided by 65.2%.

“Requisition Compensation” means all monies or other compensation receivable by any ACS Group Member from any government, whether civil, military or de facto, or public or local authority in relation to an ACS Group Aircraft in the event of its requisition for title, confiscation, restraint, detention, forfeiture or compulsory acquisition or seizure or requisition for hire by or under the order of any government or public or local authority.

“Responsible Officer” means (a) with respect to the Facility Agent, any officer within the Corporate Office, including any Vice President, Managing Director, Assistant Vice President, Director or any other officer of the Facility Agent customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject, (b) with respect to the Borrower, any Director and (c) with respect to any Person providing an Eligible Liquidity Facility, the Facility Agent, the Administrative Agent or any other Service Provider, any authorized officer of such Person.

“Scheduled Principal Payment Amount”  means, with respect to the ACS Group Loans, as of any Payment Date the sum of (a) an amount equal to the sum of the Monthly Principal Payment Amounts, for each ACS Group Aircraft, (b) an amount equal to 110% the Allocable Debt Amount for any ACS Group Aircraft subject to an Aircraft Sale since the Calculation Date with respect to the Payment Date immediately preceding such Payment  Date and (c) in the case of the Payment Date immediately following the occurrence of a Non-Delivery Event in respect of any ACS Group Aircraft, an amount equal to 110% of the Allocable Debt Amount for such Aircraft.

“Secured Obligations” has the meaning given to such term in the Security Agreement.

“Secured Parties” has the meaning given to such term in the Security Agreement.

“Securities Account” has the meaning given to such term in Section 3.01(a) hereof.

“Securities Act” means the Securities Act of 1933.

“Security Agreement” means the Security Agreement dated as of the Initial Closing Date, among the Borrowers, the Collateral Agent, the Administrative Agent, the Operating Bank and each other party thereto.

“Security Deposit Account” has the meaning given to such term in Section 3.01(a) hereof.

“Security Documents” means the Security Agreement and any document executed pursuant thereto, or otherwise, for the purpose of granting a security interest in any Collateral to the Collateral Agent for the benefit of the Secured Parties or for the purpose of perfecting such security interest.

“Security Interests” means the security interests granted or expressed to be granted in the Collateral pursuant to the Security Agreement.

“Segregated Funds” means, with respect to each ACS Group Lease, (a) all security deposits provided for under such ACS Group Lease that have been received from the relevant Lessee or pursuant to the relevant ACS Group Purchase Agreement with respect to such ACS Group Lease, (b) any security deposit pledged to the relevant Lessee by an ACS Group Member and (c) all other funds, including any Maintenance Reserves, received from the relevant Lessee or pursuant to the relevant ACS Group Purchase Agreement with respect to such ACS Group Lease and in each case of clause (a), (b) and (c) not permitted, pursuant to the terms of such ACS Group Lease, to be commingled with the funds of the ACS Group.

“Sellers” means the Irish Seller and the Bermudian Sellers and any Affiliates thereof that are sellers of a Company or U.S. Trust to an ACS Group Member.

“Senior Claim” means, with respect to any Obligations (other than Expenses), all other Obligations the payment of which constitutes a Prior Ranking Amount with respect thereto.

“Senior Claimant” means the holder of a Senior Claim.

“Senior Class” means (a) with respect to the Obligations of the Borrower, (i) so long as any Loans are Outstanding, the Loans and (b) with respect to the Obligations of the Guarantor, so long as any Guarantor Loans are Outstanding, the Guarantor Loans and (ii) after the Guarantor Loans have been paid in full, the Class E Securities.

“Senior Hedge Payment” means, on any Payment Date, a net payment to a Hedge Provider by any ACS Group Member, other than any Hedge Termination Payment.

“Senior Hedge Payments Shortfall” has the meaning given to such term in Section 3.06(f) hereof.

“Service Provider” means each of the Operating Bank, the Remarketing Servicers, the Facility Agent, the Collateral Agent, the Administrative Agent, the Bermudian Secretarial Services Provider and the Irish Secretarial Services Provider.

“Servicer Termination Event” means a “Servicer Termination Event” under either the Remarketing Services Agreement, Guarantor Remarketing Servicer Agreement or the Administrative Agency Agreement.

“Shareholders” means the holder(s) of the shares of the Borrower as shall be notified from time to time by the Borrower to the Facility Agent.

“Shareholders Account” has the meaning given to such term in Section 3.01(a) hereof.

“Single Employer Plan” means any Employee Benefit Plan covered by Title IV of ERISA that is maintained by any Credit Party (as defined in the Credit Agreement) or any ERISA Affiliate, other than a Multiemployer Plan.

“Special Indemnity Payments” means (a) any increased cost, indemnity or other amounts owing at any time and from time to time by the Borrower or Guarantor to the Holders pursuant to Sections 4.1, 4.4, 4.5 and 4.6 of the Credit Agreement, to the Remarketing Servicer under Section 12.01 of the applicable Remarketing Services Agreement or to the Liquidity Facility Provider under Sections 3.01 and 3.09 of the Liquidity Facility Agreement, (b) any other indemnity amounts owing at any time and from time to time to any other Person party to a Related Document which arise from violations of the Securities Act, the U.S. Securities Exchange Act of 1934, as amended or any other securities law and (c) any indemnification payment owed to any Seller under the ACS Group Purchase Agreements.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“State of Registration” means, in relation to an Aircraft at any time, the country or state on whose national register such Aircraft is registered at that time under the laws of such country or state in accordance with the applicable provisions of any Lease relating to such Aircraft or, in the absence of any such provisions, Applicable Law.

“Stated Expiration Date” has the meaning given to such term in Section 3.10(c) hereof.

“Stated Rate of Interest” means, with respect to any Interest Period, (a) with respect to any Loan accruing interest at the Base Rate, the Base Rate and (b) with respect to any Loan accruing interest at the Eurodollar Rate, the Eurodollar Rate.

“Subordinated Claim” means a claim that is subordinate in right of payment to each Senior Claim as provided in Section 3.08 hereof.

“Subordinated Claimant” means the holder of a Subordinated Claim.

“Subordinated Representative” means the Facility Agent with respect to any Subordinated Claim consisting of any Loans.

“Substitute Aircraft” has the meaning given to such term in the Purchase Agreement or the Guarantor Purchase Agreement, as applicable, and that has been approved by the Facility Agent.

“Supplemental Principal Payment Amount” means, with respect to any Payment Date occurring after the twelfth Payment Date following the Initial Closing Date, an amount equal to the excess of (a) the sum of the Outstanding Principal Balance of the ACS Group Loans (assuming that the Aggregate Scheduled Principal Payment Amount for such Payment Date has been paid) plus the aggregate outstanding principal amount under any Eligible Liquidity Facility over (b) the Required LTV of the sum of the Adjusted Appraised Values of all ACS Group Aircraft as of such Payment Date minus any amounts transferred to the Securities Account or the Shareholders Account pursuant to Section 3.06(h) to reimburse the Holders of the Class E Securities, the Shareholders and the Borrowers for ACS Group Conversion Payments made by the Borrowers in connection with one or more Conversion Elections.

“Swaption” means any option agreement with respect to a Hedge Agreement.

“Taxes” mean any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, loss, damage, liability, expense, additions to tax and additional amounts or costs Incurred or imposed with respect thereto) imposed or otherwise assessed by any Governmental Authority, including, without limitation:  taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, or net worth and similar charges; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, taxes on goods and services, gains taxes, license, registration and documentation fees, customs duties, tariffs, and similar charges.

“Taxes Act” means the Taxes Consolidation Act 1997.

“Termination Event” means:  (i) a “Reportable Event”; (ii) the filing, pursuant to Section 412 of the Code or Section 302 of ERISA of an application for a waiver of the minimum funding standard with respect to any Single Employer Plan, the failure to make by its due date a required installment with respect to any Single Employer Plan, or the failure by any ACS Group Member or any of its ERISA Affiliates to make any required contribution to a Multiemployer Plan; (iii) the incurrence by any ACS Group Member or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Single Employer Plan; (iv) the receipt by any ACS Group Member or any of its ERISA Affiliates from the PBGC of any notice relating to an intention to terminate any Single Employer Plan or to appoint a trustee to administer any Single Employer Plan under Section 4042 of ERISA or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a Trustee to administer, such Single Employer Plan; (v) the provision by the plan administrator of any Single Employer Plan of a notice of intent to terminate such Single Employer Plan, pursuant to Section 4041(a)(2) of ERISA; (vi) the conditions for imposition of a Encumbrance under Section 303(k) of ERISA shall have been met with respect to any Single Employer Plan; (vii) a determination that any Single Employer Plan is, or is expected to be, in “at risk” status (within the meaning of Title IV of ERISA); (viii) the incurrence by any ACS Group Member or any of its ERISA Affiliates of any liability with respect to the partial or complete withdrawal from any Single Employer Plan or Multiemployer

Plan; or (ix) the receipt by any ACS Group Member or any of its ERISA Affiliates of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, in Reorganization or in endangered or critical status, within the meaning of Section 432 of the Code or Section 305 or Title IV of ERISA.

“Termination Notice” has the meaning given to such term in the Liquidity Facility.

“Third Party Event” has the meaning given to such term in Section 5.03(b) hereof.

“Threshold Rating” means the short-term issuer credit rating of A-1 by Standard & Poor's (or, in the absence of a short-term issuer credit rating by Standard & Poor's, a long-term issuer credit rating of A+ by Standard & Poor's) and a short-term unsecured debt rating of P-1 by Moody's (or, in the absence of a short-term unsecured debt rating by Moody's, a long-term unsecured debt rating of A1 by Moody's).

“Total Credit Commitment” has the meaning given to such term in the Credit Agreement.

“Total Loss” means, with respect to any ACS Group Aircraft (a) if the same is subject to an ACS Group Lease, a Casualty Occurrence, Total Loss or Event of Loss (each as defined in such ACS Group Lease) or the like (however so defined); or (b) if the same is not subject to an ACS Group Lease, (i) its actual, constructive, compromised, arranged or agreed total loss, (ii) its destruction, damage beyond repair or being rendered permanently unfit for normal use for any reason whatsoever, (iii) its requisition for title, confiscation, restraint, detention, forfeiture or any compulsory acquisition or seizure or requisition for hire (other than a requisition for hire for a temporary period not exceeding 180 days) by or under the order of any government (whether civil, military or de facto) or public or local authority or (iv) its hijacking, theft or disappearance, resulting in loss of possession by the owner or operator thereof for a period of 30 consecutive days or longer.  A Total Loss with respect to any ACS Group Aircraft shall be deemed to occur on the date on which such Total Loss is deemed pursuant to the relevant ACS Group Lease to have occurred or, if such Lease does not so deem or the relevant ACS Group Aircraft is not subject to an ACS Group Lease, (A) in the case of an actual total loss or destruction, damage beyond repair or being rendered permanently unfit, the date on which such loss, destruction, damage or rendering occurs (or, if the date of loss or destruction is not known, the date on which the relevant ACS Group Aircraft was last heard of); (B) in the case of a constructive, compromised, arranged or agreed total loss, the earlier of (1) the date 30 days after the date on which notice claiming such total loss is issued to the insurers or brokers and (2) the date on which such loss is agreed or compromised by the insurers; (C) in the case of requisition for title, confiscation, restraint, detention, forfeiture, compulsory acquisition or seizure, the date on which the same takes effect; (D) in the case of a requisition for hire, the expiration of a period of 180 days from the date on which such requisition commenced (or, if earlier, the date upon which insurers make payment on the basis of a Total Loss); or (E) in the case of clause (iv) above, the final day of the period of 30 consecutive days referred to therein.

“Total Loss Proceeds” means, in relation to an ACS Group Aircraft, the total net proceeds of the insurance and reinsurance paid in respect of a Total Loss thereof and includes, in the case of a Total Loss of an airframe which does not involve the Total Loss of all Engines or Parts installed thereon at the time when such Total Loss occurred, the net sale proceeds of any such surviving Engines or Parts.

“Undelivered Aircraft” means, with respect to any Payment Date occurring on or prior to the Delivery Expiry Date, any Aircraft that has yet to be acquired by an ACS Group Member as of such Payment Date.

“U.S.” means the United States of America.

“U.S. GAAP” means generally accepted accounting principles in the United States.

“U.S. Trust” has the meaning given to such term in the Purchase Agreement.

“Warehouse Intercreditor Agreement” shall have the meaning given to such term in the Credit Agreement.

“War Risk Coverage” has the meaning given to such term in Exhibit D hereto.

“Written Notice” means, with reference to the Borrower, the Facility Agent, the Administrative Agent, the Operating Bank or the provider of any Eligible Liquidity Facility, a written instrument executed by a Responsible Officer of such Person.

Section 1.02         Rules of Construction.  Unless the context otherwise requires:

(a)              A term has the meaning assigned to it and an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. GAAP.

(b)              The terms “herein”, “hereof” and other words of similar import refer to this Intercreditor Agreement as a whole and not to any particular Article, Section or other subdivision.

(c)              Unless otherwise indicated in context, all references to Articles, Sections, Schedules or Exhibits refer to an Article or Section of, or a Schedule or Exhibit to, this Intercreditor Agreement.

(d)              Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders, and words in the singular shall include the plural, and vice versa.

(e)              The terms “include”, “including” and similar terms shall be construed as if followed by the phrase “without limitation”.

(f)              References in this Intercreditor Agreement to any Note includes the Loans made by the applicable Holder pursuant to the Credit Agreement evidenced by such Note.

(g)              References in this Intercreditor Agreement to an agreement or other document (including this Intercreditor Agreement) include references to such agreement or document as amended, replaced or otherwise modified (without, however, limiting the effect of the provisions of this Intercreditor Agreement with regard to any such amendment, replacement or modification), and the provisions of this Intercreditor Agreement apply to successive events and transactions.  References to any Person shall include such Person’s successors in interest and permitted assigns.

(h)              References in this Intercreditor Agreement to Section 3.01 through Section 3.08 and Section 3.10 through Section 3.13 shall include reference to the equivalent Section 3.01 through Section 3.08 and Section 3.10 through Section 3.13 of the Guarantor Intercreditor Agreement.

(i)              References in this Intercreditor Agreement to any statute or other legislative provision shall include any statutory or legislative modification or re-enactment thereof, or any substitution therefor, and references to any governmental Person shall include reference to any governmental Person succeeding to the relevant functions of such Person.

(j)              References in this Intercreditor Agreement to the Loans or Class E Securities include the conditions applicable to such Loans or Class E Securities; and any reference to any amount of money due or payable by reference to the Loans or Class E Securities shall include any sum covenanted to be paid by the Borrower under this Intercreditor Agreement.

(k)              References in this Intercreditor Agreement to any action, remedy or method of judicial proceeding for the enforcement of the rights of creditors or of security shall be deemed to include, in respect of any jurisdiction other than the State of New York, references to such action, remedy or method of judicial proceeding for the enforcement of the rights of creditors or of security available or appropriate in such jurisdiction as shall most nearly approximate such action, remedy or method of judicial proceeding described or referred to in this Intercreditor Agreement.

(l)              Where any payment is to be made, funds applied or any calculation is to be made hereunder on a day which is not a Business Day, unless any Related Document otherwise provides, such payment shall be made, funds applied and calculation made on the next succeeding Business Day, and payments shall be adjusted accordingly.

(m)              Where the Bermudian Remarketing Servicer or any replacement remarketing servicer or the Administrative Agent or any replacement administrative agent are performing or may perform lease management and/or remarketing services pursuant to a Related Document in relation to one or more different Aircraft at the same time, a reference in this Intercreditor Agreement to the “Remarketing Servicer” or the “Administrative Agent”, as applicable, shall be construed as a reference to each of the Bermudian Remarketing Servicer or replacement remarketing servicer, as the case may be, or Administrative Agent or replacement administrative agent, as applicable, and the rights and obligations of the parties hereto shall be construed accordingly.

ARTICLE II
THE SECURITIES

Section 2.01         Interest Rate; Securities; Terms; Form; Execution and Delivery.

(a)              The Borrower shall pay interest on the unpaid principal amount of the Loan owing to each Holder from the date of such Loan until such principal amount shall be repaid in full, at a rate per annum equal at all times during each Interest Period to the Stated Rate of Interest for such Loan then in effect, payable in arrears on the last day of such Interest Period and on the date such Loan shall be paid in full.

(b)              The Borrower shall pay Scheduled Principal Payment Amount and Supplemental Principal Payment Amount on each Payment Date to the extent that there are, on such Payment Date, amounts available to pay such amounts (and all Prior Ranking Amounts) in the Collections Account.  Any unpaid principal of the Loans on the Final Maturity Date shall become due and payable on the Final Maturity Date.  The Borrower shall pay interest on the interest that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, at a rate per annum equal at all times to 2% per annum above the Stated Rate of Interest (the “Default Rate”).

(c)              Upon the occurrence and during the continuance of a Default under Section 4.01(b), the Borrower shall pay interest on the Aggregate Scheduled Principal Payment Amount and Supplemental Principal Payment Amount not paid when due, from the date of such Default until such amount shall be paid in full, at a rate per annum equal at all times to the Default Rate.

(d)              Upon the occurrence and during the continuance of an Event of Default under Section 4.01(c) or the issuance of a Default Notice, the Borrower shall pay interest on all amounts not paid as of the Final Maturity Date, from the Final Maturity Date until such amount shall be paid in full, at a rate per annum equal at all times to the Default Rate.

Section 2.02         Evidence of Debt.  Each Holder of a Loan shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Holder resulting from the Loan owing to such Holder, including the amounts of principal and interest payable and paid to such Holder from time to time hereunder.  The Borrower agrees that upon notice by any Holder to the Borrower (with a copy of such notice to the Facility Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Holder to evidence (whether for purposes of pledge, enforcement or otherwise) the Loan owing to, or to be made by, such Holder, the Borrower shall promptly execute and deliver to such Holder, with a copy to the Facility Agent, a Note in substantially the form of Exhibit A hereto, respectively, payable to the order of such Holder in a principal amount equal to the Commitment of such Holder.

Section 2.03         [intentionally omitted]

Section 2.04         Method of Payment
.  i)On each Payment Date the Borrower shall make each payment hereunder and under the other Relevant Documents to the extent of the Available Collections therefor, irrespective of any right of counterclaim or set-off, in U.S. dollars to the Facility Agent for the account of the Holders of each ACS Group Loan, by credit to the Loans Account in same day funds.  The Facility Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the other Relevant Documents to more than one such Holder, to such Holders for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Holders and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one such Holder, to such Holder for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Intercreditor Agreement and the other Related Documents.  Upon its acceptance of an Assignment and Assumption and recording of the information contained therein in the Register pursuant to Section 8.1 of the Credit Agreement, from and after the effective date of such Assignment and Assumption, the Facility Agent shall make all payments hereunder and under the other Relevant Documents in respect of the interest assigned thereby to the assignee thereunder, and the parties to such Assignment and Assumption shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

(b)              All computations of interest based on the Eurodollar Rate and of fees shall be made by the Facility Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable.

(c)              All computations of interest based on the Base Rate and of fees shall be made by the Facility Agent on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day).  Each determination by the Facility Agent of an interest rate or fee hereunder and under clause (b above shall be conclusive and binding for all purposes, absent manifest error.

(d)              Whenever any payment hereunder or under the other Related Documents shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment or letter of credit fee or commission, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Loans bearing interest at the Eurodollar Rate to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

(e)              Unless the Facility Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Holder hereunder that the Borrower will not make such payment in full, the Facility Agent may assume that the Borrower has made such payment in full to the Facility Agent on such date and the Facility Agent may, in reliance upon such assumption, cause to be distributed to each such Holder on such due date an amount equal to the amount then due to such Holder.  If and to the extent the Borrower shall not have so made such payment in full to the Facility Agent, each such Holder shall repay to the Facility Agent forthwith on demand such amount distributed to such Holder together with interest thereon, for each day from the date such amount is distributed to such Holder until the date such Holder repays such amount to the Facility Agent, at the greater of the Federal Funds Rate and a rate determined by the Facility Agent in accordance with banking industry practices on interbank compensation.

(f)              If the Facility Agent receives funds for application to the ACS Group Loans of the Borrower and the Guarantor under or in respect of the Related Documents under circumstances for which the Related Documents do not specify the Loans to which, or the manner in which, such funds are to be applied, the Facility Agent may, but shall not be obligated to, elect to distribute such funds to each of the Holders in accordance with such Holder’s pro rata share of the sum of the aggregate principal amount of all Loans outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Holder for application to such principal repayment installments thereof, as the Facility Agent shall direct.

Section 2.05         [intentionally omitted]

Section 2.06         Transfer of Loans.  Any assignment or participation of a Loan shall be made only to a Qualifying Lender and otherwise in accordance with Section 8.1 of the Credit Agreement.

Section 2.07         [intentionally omitted]

Section 2.08         [intentionally omitted]

Section 2.09         Delivery of Remaining Aircraft.  Upon receipt by the Facility Agent of a certificate executed by a Director stating (i) that a Remaining Aircraft has been delivered under and in accordance with the Purchase Agreement, (ii) that no waiver of the conditions specified in Clauses 3.1.1, 3.1.2, 3.1.3, 3.2, 13.2 and 13.3 of the Purchase Agreement has occurred with respect to such Remaining Aircraft (or the relevant Company) without the receipt of the prior written consent of the Facility Agent and the Liquidity Facility Provider and (iii) the amount of cash payable from the Aircraft Purchase Account allocable to such Remaining Aircraft, equal to the Net Allocation Amount for such Remaining Aircraft, net of the amounts provided for in the Purchase Agreement (any such amount, a “Remaining Aircraft Allocation Amount”), and wire instructions for the payment of such funds, the Facility Agent shall transfer funds in the amount of the Remaining Aircraft Allocation Amount for such Remaining Aircraft from the relevant Aircraft Purchase Account in the amount so certified and in accordance with the written instructions provided by the Administrative Agent in accordance with Section 3.05(a).

Section 2.10         [intentionally omitted]

Section 2.11         Statements to Holders.  (a)  On the second Business Day before each Payment Date, the Borrowers shall distribute or make available to the Facility Agent, the Directors, the Liquidity Facility Provider and each Holder of record with respect to such Payment Date which may be delivered by posting such report on an agreed website, a report substantially in the form attached as Exhibit E hereto prepared by the Administrative Agent and setting forth the information described therein after giving effect to such payment (each, a “Monthly Report”) in respect of the Calculation Date immediately preceding such Payment Date and the month then ended.

(b)              No later than 30 days after the Calculation Date occurring in March, June, September and December the Borrowers shall deliver to the Facility Agent, the Liquidity Facility Provider, the Directors and each Holder of record of any Obligations as of such date (which delivery may occur by posting such report on an agreed website) a report substantially in the form attached as Exhibit H hereto prepared by the Administrative Agent and setting forth the information described therein (each, a “Quarterly Report”).  Commencing with the first full fiscal Quarter after the Initial Closing Date, no later than 75 days after the end of each of the first three fiscal Quarters in any year, the Borrower shall cause the Administrative Agent to deliver (which delivery may occur by posting such statement on an agreed website) to the Facility Agent, the Liquidity Facility Provider, the Directors and each Holder of record of any Obligations as of such date consolidated unaudited financial statements of the Borrower and Guarantor for such Quarter.

(c)              No later than 150 days after the end of each calendar year, the Borrower shall cause the Administrative Agent to deliver (which delivery may occur by posting such statement or report on an agreed website) to the Facility Agent, the Liquidity Facility Provider, the Directors and each Holder of record of any Obligations as of such date: (A) consolidated audited financial statements and reports of each of the Borrower and the Guarantor for such year together with (B) a report containing the following: (x) a statement setting forth an analysis of the Collections Account activity for the year ended on the Calculation Date occurring in the immediately preceding January, (y) a discussion and analysis of such activity and of any significant developments affecting the ACS Group in such year and (z) updated information with respect to the ACS Group Aircraft in the ACS Group Portfolio as of the end of such year (each, an “Annual Report”).  Each Annual Report shall contain a listing of the ACS Group Aircraft that are not subject to any ACS Group Lease.

(d)              After the end of each calendar year but not later than the latest date permitted by law, the Borrower shall cause the Administrative Agent to deliver (which delivery may occur by posting such statement on an agreed website) to the Facility Agent, the Liquidity Facility Provider, the Directors and each Person who at any time during such calendar year was a Holder of record of any Obligations a statement prepared by the Administrative Agent containing the sum of the amounts determined pursuant to Exhibit E hereto with respect to the type of Obligations for such calendar year or, in the event such Person was a Holder of record of any class during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the Administrative Agent and which a Holder shall reasonably request as necessary for the purpose of such Holder’s preparation of its U.S. federal income or other tax returns.

(e)              Ten Business Days after each Calculation Date the Borrowers shall distribute or make available to the Facility Agent, the Directors, the Liquidity Facility Provider and each Holder of record with respect to such Payment Date (which delivery may occur by posting such report on an agreed website) a copy of the monthly report provided to the Borrower pursuant to Section 6.01 of Schedule 3.01(a) to the Remarketing Services Agreement.

Section 2.12         Holder Representations and Covenants.  (a)  Each Holder and beneficial owner of a Loan, by the making or holder of such Loan or beneficial interest therein, covenants and agrees that it will treat such Loan as indebtedness for all purposes and will not take any action contrary to such characterization, including, without limitation, filing any tax returns or financial statements inconsistent therewith.

(b)              On the Initial Closing Date (or, in respect of any Holder other than an Initial Holder, on the date such Holder acquires a Loan) each such Holder represents and warrants that it is (a) a Qualifying Lender and (b) not a Competitor (nor does it have any direct or indirect subsidiaries who are a Competitor) of Aircastle Limited.

ARTICLE III
ACCOUNTS; PRIORITY OF PAYMENTS

Section 3.01         Accounts.

(a)              Establishment of Accounts.  The Collateral Agent shall direct the Operating Bank in writing to establish and maintain on its books and records in the name of the Collateral Agent the following non-interest bearing accounts: (i) a collections account (the “Collections Account”), a rental account for the Borrower (the “Bermudian Rental Account”), an aircraft purchase account (each, an “Aircraft Purchase Account”) with respect to each ACS Group Aircraft not acquired on the Initial Closing Date, a maintenance reserve account (the “Maintenance Reserve Account”), an aircraft conversion account (the “Aircraft Conversion Account”), a security deposit account (the “Security Deposit Account”), an expense account (the “Expense Account”), one loan account for the ACS Group Loans (a “Loans Account”), an account for the Shareholders (the “Shareholders Account”), an account for the Class E Securities (the “Securities Account”) a liquidity reserve account (the “Liquidity Facility Reserve Account”) and a payment account for the Liquidity Facility (the “Liquidity Payment Account”) in each case on or before the Initial Closing Date and (ii) one or more rental accounts (each (including the Bermudian Rental Account and the Irish Rental Account (defined below)), a “Rental Account” and collectively, the “Rental Accounts”), one or more lessee funded accounts (each, a “Lessee Funded Account”), a Repayment Account (the “Repayment Account”), and any other Account the establishment of which is set forth in a Board Resolution or Guarantor Board Resolution, as applicable, delivered to the Facility Agent, the Collateral Agent and the Administrative Agent, in each case at such time as is set forth in this Section 3.01 or in such Board Resolution or such Guarantor Board Resolution.  The Guarantor shall establish a rental account (the “Irish Rental Account”) and an Irish collections account (the “Irish VAT Refund Account”) in its name at an Eligible Institution.  Each Account shall be established and maintained as an Eligible Account in accordance with the terms of the Security Agreement (or, in the case of the Irish VAT Refund Account and the Irish Rental Account, a charge over bank account  governed by Irish law with respect thereto (the “Irish Account Charge”)) so as to create, perfect and establish the priority of the security interest of the Collateral Agent in such Account and all cash, Investments and other property therein under the Security Agreement (or, in the case of the Irish Rental Account and the Irish VAT Refund Account, the Irish Account Charge) and otherwise to effectuate the

Security Agreement (or, in the case of the Irish Rental Account and Irish VAT Refund Account, the Irish Account Charge).  Each new Account established pursuant to Section 2.03(c) of the Administrative Agency Agreement shall, when so established, be the Account of such name and purposes for all purposes of this Intercreditor Agreement.

(b)              Withdrawals and Transfers Generally.  Any provision of this Intercreditor Agreement relating to any deposit to, withdrawal from, or any transfer to or from, any Account by the Administrative Agent shall mean any such deposit, withdrawal or transfer effected by the Operating Bank at the Written Notice of the Administrative Agent (such direction to be provided to the Operating Bank by 1:00 p.m. (New York City time) on the date of such deposit, transfer or withdrawal) given in accordance with the terms of this Intercreditor Agreement, the Administrative Agency Agreement and, where applicable, the Security Agreement.  Each such Written Notice to the Operating Bank shall be also communicated in computer file format or in such other form as the Administrative Agent, the Operating Bank, the Facility Agent and the Collateral Agent agree, provided that, in the case of communication in computer file format or any other form other than a written tangible form, a written tangible form thereof shall promptly thereafter be sent to the Operating Bank.  No deposit to, withdrawal from or transfer from or to any Account shall be made except in accordance with the terms of this Intercreditor Agreement, the Security Agreement and the Administrative Agency Agreement or by any Person other than the Administrative Agent (or, upon the written direction of the Administrative Agent, the Operating Bank) or, in the case of the Loans Accounts, the Facility Agent  (or, upon the written direction of the Facility Agent, the Operating Bank, in which respect the Facility Agent or the Operating Bank, as applicable, agrees it is acting as the agent of the Collateral Agent).  Each of the parties to this Intercreditor Agreement acknowledges that the terms of this Intercreditor Agreement contemplate that the Administrative Agent will receive certain information from other parties to this Intercreditor Agreement and the Related Documents in order for the Administrative Agent to be able to perform all or any part of its obligations hereunder, that the Administrative Agent will be able to perform its obligations hereunder only to the extent such information is provided to the Administrative Agent by the relevant parties and that the Administrative Agent may conclusively rely, absent manifest error, on such information as it receives without undertaking any independent verification of that information.  The Administrative Agent agrees that if it does not receive any such information expected to be received by it, it will promptly notify the Facility Agent that it has not received such information and which party who was to provide such information of such failure.

(c)              Collections Account.  All Collections (including amounts transferred from the Rental Accounts) shall be, when received, deposited in the Collections Account, and all cash, Investments and other property in the Collections Account shall be transferred from the Collections Account in accordance with the terms of this Intercreditor Agreement.

(d)              Lessee Funded Account.  Any Segregated Funds received from time to time from any Lessee or pursuant to any Purchase Agreement shall be transferred by the Operating Bank at the written direction of the Administrative Agent from the Collections Account into the related Lessee Funded Account.  The Administrative Agent shall not make any withdrawal from, or transfer from or to, any Lessee Funded Account in respect of (i) any portion of the Segregated Funds therein consisting of a security deposit except, upon the termination of the related ACS Group Lease, as provided in such ACS Group Lease or (ii) any Segregated

Funds that is contrary to the requirements of the respective ACS Group Leases as to Segregated Funds and the requirements of the Security Agreement (including the agreement of the Collateral Agent that it designate on its account records that it holds its interest in each Lessee Funded Account for the benefit of the respective Lessee in respect of whom such Segregated Funds are held).  Without limiting the foregoing, no cash, Investment and other property in a Lessee Funded Account may be used to make payments, other than as permitted under Section 3.07 hereof, in respect of the ACS Group Loans or the Class E Securities at any time, including after the delivery of a Default Notice.  Any Segregated Funds relating to an expired ACS Group Lease that remain in a Lessee Funded Account after expiration or termination of such ACS Group Lease and that are not due and owing to the relevant Lessee under such expired or terminated ACS Group Lease shall, if so required under the terms of a subsequent ACS Group Lease, if any, relating to such ACS Group Aircraft, be credited in a Lessee Funded Account or the Security Deposit Account for the benefit of the next Lessee of the relevant ACS Group Aircraft to the extent required under the terms of such subsequent ACS Group Lease and, to the extent not so required, transferred to the Collections Account.  When and as provided in the Administrative Agency Agreement the Administrative Agent shall cause to be established such additional Lessee Funded Accounts as requested by the Administrative Agent and as are provided for in accordance with Section 3.01(a) hereof.

(e)              Security Deposit Account.  Any cash security deposits received from time to time from any Lessee or pursuant to any Purchase Agreement (other than any cash security deposit required to be Segregated Funds, which shall be deposited in the related Lessee Funded Account) shall be transferred by the Operating Bank at the written direction of the Administrative Agent from the Collections Account into the Security Deposit Account.  No cash, Investment and other property in the Security Deposit Account may be used to make payments, other than as permitted under Section 3.07 hereof, in respect of the ACS Group Loans or the Class E Securities at any time.  Any security deposits relating to an expired ACS Group Lease that remain in the Security Deposit Account after expiration or termination of such ACS Group Lease and that are not due and owing to the relevant Lessee under such expired or terminated ACS Group Lease shall, if so required under the terms of a subsequent ACS Group Lease, if any, relating to such ACS Group Aircraft, be credited in the Security Deposit Account or a Lessee Funded Account for the benefit of the next Lessee of the relevant ACS Group Aircraft and, to the extent not so required, transferred to the Collections Account.

(f)              Expense Account.  On each Payment Date, such amounts as are provided in Section 3.08 hereof in respect of the Required Expense Amount and Permitted Accruals shall be deposited into the Expense Account from the Collections Account.  Expenses shall be paid from the Expense Account as provided in Section 3.04 hereof.

(g)              Rental Accounts.  Unless the Administrative Agent reasonably determines that for tax, regulatory or legal reasons or if a Lessee has requested that such amounts shall be deposited into another Rental Account (including any Non-Agent Account), with respect to any ACS Group Aircraft held by the ACS Bermuda Group, all Rental Payments, Maintenance Reserves that are not Segregated Funds and other amounts received pursuant to any Related Collateral Document related to such ACS Group Aircraft shall be deposited into the Bermuda Rental Account and, with respect to any ACS Group Aircraft held by the ACS Ireland Group, all Rental Payments, Maintenance Reserves that are net Segregated Funds and other amounts received pursuant to any Related Collateral Document related to such ACS Group Aircraft shall be deposited into the Irish Rental Account.  Except with respect to amounts, if any, that for local tax or other regulatory or legal reasons must be retained on deposit or as to the transfer of which the Administrative Agent determines there is any substantial uncertainty all amounts shall be transferred to the Collections Account within three Business Days of their receipt (or, with respect to any Non-Agent Account or the Irish Rental Account, within three Business Days of their receipt).  If the Administrative Agent determines that, for any tax or other regulatory or legal reason, any such Collections may not be deposited into an account in the name of the Collateral Agent, or if a Lessee has requested that all Payments be made to an account in the name of the applicable ACS Group Member, then, notwithstanding the requirements of Section 3.01(a) hereof, the relevant ACS Group Member may establish one or more Rental Accounts (each, a “Non-Agent Account”), for such Collections in its own name or in the name of a nominee or Facility Agent acting on its behalf (but subject to the direction and control of the Administrative Agent on behalf of the Collateral Agent) at any Eligible Institution provided that the ACS Group Member that is the lessor under the relevant Lease is or becomes a party to a Security Document with respect to such Account.  Notwithstanding anything to the contrary set forth in this Section 3.01(g), if any ACS Group Member receives any “Rent Payment” or “Maintenance Payment” (as defined in the Purchase Agreement) attributable to the period prior to the Initial Closing Date, the Administrative Agent shall take appropriate actions so that the amount so attributable is paid to the applicable Seller.

(h)              Repayment Account.  Upon notice to it that any ACS Group Loans or any Class E Securities are to be wholly or partially repaid pursuant to Section 3.09 hereof or of the Guarantor Intercreditor Agreement, the Administrative Agent shall cause the Operating Bank to establish and maintain a Repayment Account pursuant to Section 3.01(a) hereof or of the Guarantor Intercreditor Agreement in the name of the Collateral Agent for the benefit of the Holders.  All amounts received for the purpose of any such repayment shall be deposited in the Repayment Account.

(i)              Aircraft Purchase Accounts.  As and to the extent provided in Section 3.04 hereof, an amount equal to the Aircraft Allocation Amount for each Remaining Aircraft acquired on the relevant Acquisition Date will be transferred from the Collections Account out of the proceeds of the ACS Group Loans and the Class E Securities to the Aircraft Purchase Account for such ACS Group Aircraft.  The amount so deposited will be invested in Permitted Account Investments until applied as provided in Section 3.04 or 3.05 hereof.  On each Payment Date an amount equal to the Monthly Principal Payment Amount and Investment Earnings for each Remaining Aircraft that is not part of the ACS Group Portfolio as of such Payment Date will be transferred to the Collections Account by the Operating Bank at the written direction of the Administrative Agent. The Borrower or the Guarantor, as applicable, shall notify the Collateral Agent and the Administrative Agent of the satisfaction or waiver (specifying which) of all conditions for the payment of the Aircraft Purchase Price of any ACS Group Aircraft not acquired on a Closing Date.

(j)              Aircraft Conversion Account.  As and to the extent provided in Section 3.04(h), Section 3.06(g) and Section 5.02(i) hereof, an amount equal to any expected ACS Group Conversion Payment (or in the case of a Conversion Election, a portion thereof) will be transferred from the Collections Account (i) from the Available Holder Amount (or a portion thereof), or (ii) out of contributions by the Holders of the Class E Securities or Shareholders pursuant to Section 3.12 or the proceeds of additional Class E Securities, in each case to the Aircraft Conversion Account.  The amount so deposited will be held in the Aircraft Conversion Account and invested in Permitted Account Investments until applied as provided in Section 3.04 or 3.08 hereof and upon payment of all ACS Group Conversion Payments required for such Aircraft Conversion or upon a determination by the Borrowers that it no longer intends to proceed with the contemplated Aircraft Conversion, any remaining amounts in the Aircraft Conversion Account relating to the Aircraft that shall have undergone such Aircraft Conversion or contemplated Aircraft Conversion shall be promptly transferred (A) in the case of an Aircraft Conversion, to the Securities Account for the Holders of the Class E Securities, and (B) in the case of an Guarantor Aircraft Conversion, to the Shareholders Account to be available, subject to corporate formalities, to fund a dividend or distribution to the Shareholders.

(k)              Maintenance Reserve Account.  Pursuant to Section 3.01(g), all amounts consisting of Maintenance Reserves on deposit in any Rental Account shall be transferred to the Maintenance Reserves Account in the manner set forth in such section by the Operating Bank at the written direction of the Administrative Agent.  In addition, amounts shall be transferred from the Collections Account to the Maintenance Reserve Account as provided in Section 3.07(k).  In addition, if the Administrative Agent (after consultation with the Remarketing Servicer) reasonably determines as of any Business Day that a Maintenance Reimbursement Expenditure is due and payable, the Administrative Agent shall direct the Operating Bank in writing on such Business Day to withdraw from the Maintenance Reserve Account the lesser of (A) an amount equal to such Maintenance Reimbursement Expenditure and (B) the collected credit balance of such Account, and distribute to the applicable Person the amount so withdrawn in payment of such Maintenance Reimbursement Expenditure.

(l)              Shareholders Account.  Upon the transfer of any amounts to the Shareholders Account for the Shareholders in accordance with Section 3.08 hereof, the Facility Agent on the same day shall pay all such amounts to the Shareholders.

(m)              Irish VAT Refund Account.  All payments of refunds with respect to Irish value-added Tax and any similar amounts related to Irish Tax payments payable to the Borrowers or any ACS Group Subsidiary shall be, when received, deposited in the Irish VAT Refund Account.  Funds held in the Irish VAT Refund Account shall be converted into U.S. dollars with a recognized foreign exchange dealer or foreign commercial bank (which may be the bank where the Irish VAT Refund Account is located or the Facility Agent or an affiliate).  The conversion of currency into U.S. dollars shall be pursuant to the conversion procedures set forth in Section 8.07.  Upon conversion and receipt of U.S. dollars, the Administrative Agent shall cause such amounts to be deposited from the Irish VAT Refund Account to the Collections Account as soon as administratively practicable.  The cost and expense of any such conversion shall be added to and reflected in the rate obtained for conversion and in no event shall the Administrative Agent or any of its affiliates be liable in respect of the exchange rate obtained for any such conversion or any related cost or expense.

All amounts held in the Irish VAT Refund Account from time to time shall remain uninvested pending conversion to U.S. dollars and transfer to the Collections Account.

(n)              Liquidity Facility Reserve Account.  Following the funding of the Liquidity Facility Reserve Account with a Final Drawing or a Non-Extension Drawing, if the Administrative Agent reasonably determines on any Calculation Date, after all withdrawals and transfers are made with respect to the Payment Date related to such Calculation Date, there will be insufficient funds in the Collections Account (w) to transfer to the Maintenance Reserve Account an amount equal to the Permitted Maintenance Reimbursement Expenditure Accrual for such Payment Date, (x) to transfer to the Expense Account an amount such that the amount on deposit therein is equal to the Required Expense Amount for such Payment Date, (y) to pay Senior Hedge Payments to each applicable Hedge Provider and (z) to pay the Interest Amount for the ACS Group Loans, in each case as provided in Section 3.08 hereof, the Operating Bank shall withdraw from the Liquidity Facility Reserve Account on such Payment Date the lesser of the amount equal to the shortfall in making the payments set forth in clauses (w), (x), (y) and (z) above and the amount on deposit therein in accordance with the written direction of the Administrative Agent.  The amount so withdrawn shall be applied in the following manner: first, in no order of priority inter se, but pro rata, (A) to the Expense Account an amount such that the amount on deposit therein is at least equal to the Required Expense Amount for such Payment Date and (B) to the Maintenance Reserve Account, an amount equal to the Permitted Maintenance Reimbursement Expenditure Accrual for such Payment Date, and second, in no order of priority inter se, but pro rata, (A) to the Loans Accounts for the ACS Group Loans, the Interest Amount on each such class of ACS Group Loans in no order of priority inter se, but pro rata according to the amount of accrued and unpaid interest on the ACS Group Loans and (B) pro rata, to any Hedge Provider, an amount equal to any Senior Hedge Payment due from any ACS Group Member pursuant to any Hedge Agreement.

(o)              Guarantor Intercreditor Agreement.  For the avoidance of doubt, (a) references to this Section 3.01 shall include reference to the equivalent Section 3.01 in the Guarantor Intercreditor Agreement and (b) the Accounts under this Intercreditor Agreement shall be the same accounts, with such names and for such purposes, as the “Accounts” under the Guarantor Intercreditor Agreement.

(p)              Loans Account.  Upon the transfer of amounts to the Loans Account for the Lenders, the Facility Agent on the same day shall pay all such amounts to the Lenders.

Section 3.02         Investments of Cash.

(a)              For so long as any ACS Group Loans remain Outstanding, the Administrative Agent, on behalf of the Collateral Agent, shall, or shall direct the Operating Bank in writing to, invest and reinvest, at the written direction of the Borrowers, the funds on deposit in the Accounts in Permitted Account Investments; provided, however, that the Liquidity Facility Provider shall be entitled to direct the Administrative Agent to invest the amounts standing (if any) in the Liquidity Facility Reserve Account in Permitted Account Investments; provided further that following the giving of a Default Notice or during the continuance of an Acceleration Default, the Administrative Agent shall invest such amount at the written direction of the Collateral Agent in Permitted Account Investments described in clause (d) of the definition thereof (but in the case of a Lessee Funded Account only to the extent any such investment credited to such Lessee Funded Account is permitted by the ACS Group Lease pursuant to which such funds were received) from the time of receipt thereof until such time as such amounts are required to be distributed pursuant to the terms of this Intercreditor Agreement and the Guarantor Intercreditor Agreement.  The Administrative Agent shall make such investments and reinvestments, and the Borrower, the Liquidity Facility Provider and/or the Collateral Agent as specified in the immediately preceding sentence shall provide such direction, in accordance with the terms of the following provisions:

(i)              the Permitted Account Investments shall have maturities and other terms such that sufficient funds shall be available to make required payments pursuant to this Intercreditor Agreement and the Guarantor Intercreditor Agreement (A) before the next Payment Date after which such investment is made, in the case of investments of funds on deposit in the Collections Account, the Maintenance Reserve Account and the Expense Account, or (B) in accordance with a Written Notice provided by the Administrative Agent, the requirements of the relevant ACS Group Lease or ACS Group Aircraft Agreement, in the case of investments of funds on deposit in the Lessee Funded Accounts or the Security Deposit Account; provided that an investment maturing within one year of the date of investment shall nevertheless be a Permitted Account Investment if it has been acquired with funds which are not reasonably anticipated, at the discretion of the Administrative Agent  to be required to be paid to any other Person or otherwise transferred from the applicable Account prior to such maturity;

(ii)              if any funds to be invested are not received in the Accounts by 1:00 p.m. (New York City time) on any Business Day, such funds shall, if possible, be invested in overnight Permitted Account Investments described in clause (d) of the definition thereof; provided that none of the Facility Agent or the Collateral Agent shall be liable for any losses Incurred in respect of the failure to invest funds not thereby received; and

(iii)              if required by the terms of an ACS Group Lease as set forth in a Written Notice from the Administrative Agent to the Administrative Agent, any investments of funds on deposit in a Lessee Funded Account or the Security Deposit Account shall be made on behalf of the relevant Lessee in such investments as may be required thereunder.

(b)              In no event shall the Administrative Agent be liable for the selection of investments or for investment losses incurred thereon.  The Administrative Agent shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of Borrowers to provide timely written investment direction.

Section 3.03         Closing Date Deposits, Withdrawals and Transfers.  The Administrative Agent shall, on the Initial Closing Date, at the written direction of the Borrower, upon the Operating Bank’s receipt thereof, make, or direct the Operating Bank in writing to make, the following deposits and transfers to the Accounts:

(a)              (i) deposit in the Collections Account the proceeds of the ACS Group Loans and Class E Securities issued on the Initial Closing Date and the Net Maintenance Reserve Amount received pursuant to the terms of the relevant ACS Group Purchase Agreement, (ii)

deposit in the relevant Lessee Funded Accounts the amount of the initial Segregated Funds, if any, received or deemed to have been received pursuant to the terms of the relevant ACS Group Purchase Agreements and (iii) deposit in the Security Deposit Account the amount of the initial security deposits that are not Segregated Funds received or deemed to have been received pursuant to the terms of the relevant ACS Group Purchase Agreements,

(b)              after making the deposits required by clause (a) above and in the following order (i) transfer from the Collections Account to the Expense Account, an amount equal to the Required Expense Amount for the initial Interest Period, (ii) pay from the Collections Account to each relevant Seller an amount equal to the respective Aircraft Allocation Amount for each ACS Group Aircraft, if any, being acquired from such Seller on the Initial Closing Date pursuant to the Purchase Agreement or the Guarantor Purchase Agreement, as applicable, minus the amount of any security deposits that are not Segregated Funds held by an ACS Group Member, minus the amount equal to any basic rent received by an ACS Group Member attributable to the period after the Initial Closing Date minus the Net Maintenance Reserve Amount (if any) required to be paid by each relevant Seller to the Borrower, (iii) transfer from the Collections Account to the Maintenance Reserve Account an amount equal to the Net Maintenance Reserve Amount paid by each relevant Seller, and (iv) retain in the Collections Account the balance, if any, remaining after making the foregoing transfers,

(c)              transfer to each applicable Aircraft Purchase Account from the Collections Account any Aircraft Allocation Amount as to each ACS Group Aircraft not acquired on the Initial Closing Date, and

(d)              withdraw from the Expense Account such amount as is needed to discharge any Expenses due and payable on the Initial Closing Date and pay such amount to the appropriate payees thereof as specified in a Written Notice of the Administrative Agent.

Section 3.04         Interim Deposits, Transfers and Withdrawals.  On any Business Day the Administrative Agent, upon the Operating Bank’s receipt thereof, may make, or direct the Operating Bank in writing to make, without duplication, the following deposits, transfers and withdrawals for the following purposes, in each case after Written Notice from the Administrative Agent to the Facility Agent (which Written Notice shall set forth the amounts of such deposits, withdrawals and transfers), identifying the basis for such deposit, transfer or withdrawal in reasonable detail:

(a)              withdraw from a Lessee Funded Account or the Security Deposit Account to the extent that funds on deposit therein or available thereunder may be withdrawn or drawn pursuant to the terms of the related ACS Group Lease for payment thereof, to discharge any Expense then due and payable pursuant to such ACS Group Lease and pay such amount to the appropriate payees thereof;

(b)              withdraw from the Expense Account (to the extent of funds on deposit therein) such amount as is needed to discharge (i) any Primary Expenses and (ii) any ACS Group Modification Payments in respect of which a Permitted Accrual was previously effected by a deposit in the Expense Account (whether or not any such deposit has been previously used to pay any other Primary Expense but excluding any portion of such deposit previously used to pay any ACS Group Modification Payments) then due and payable and pay such amount to the appropriate payees thereof;

(c)              transfer from the Collections Account from time to time (but in no event upon less than one Business Day’s prior Written Notice to the Facility Agent (unless such one Business Day’s notice requirement is waived by the Facility Agent)), other amounts from the Collections Account to the Expense Account, in each case only to the extent that such funds are to be applied to Primary Expenses that become due and payable during such Interest Period and for the payment of which there are insufficient funds in the Expense Account; provided that no such transfer from the Collections Account in respect of Primary Expenses shall be made prior to the next succeeding Payment Date if, in the reasonable judgment of the Administrative Agent, such transfer would have a material adverse effect on the ability of the Borrowers to make payments of accrued and unpaid interest on the ACS Group Loans on the next Payment Date therefor in accordance with Section 3.08 hereof;

(d)              transfer from the Collections Account from time to time (but in no event upon less than one Business Day’s prior Written Notice to the Facility Agent (unless such one Business Day’s notice requirement is waived by the Facility Agent)), other amounts from the Collections Account to the Maintenance Reserve Account, only to the extent that such funds are to be applied to Maintenance Reimbursement Expenditures that are projected to become due and payable during such Interest Period and for the payment of which there are insufficient funds in the Maintenance Reserve Account; provided that no such transfer from the Collections Account in respect of Maintenance Reserves shall be made prior to the next succeeding Payment Date if, in the reasonable judgment of the Administrative Agent, such transfer would have a material adverse effect on the ability of the Borrowers to make payments of accrued and unpaid interest on the ACS Group Loans on the next Payment Date therefor in accordance with Section 3.08 hereof;

(e)              withdraw Segregated Funds from a Lessee Funded Account or security deposits from the Security Deposit Account or draw under or cause to be drawn under any applicable Related Collateral Document, in any case to the extent required by or necessary in connection with an ACS Group Lease or any documents related thereto and the Related Collateral Documents, for deposit in the Collections Account to satisfy any default in Rental Payments under any related ACS Group Lease;

(f)              transfer any Segregated Funds from the Collections Account to a Lessee Funded Account in accordance with the terms of the relevant ACS Group Lease;

(g)              transfer any security deposits that are not Segregated Funds from the Collections Account to the Security Deposit Account;

(h)              subject to Section 5.02(i) hereof, withdraw from the Aircraft Conversion Account an amount equal to all or a portion of the ACS Group Conversion Payment for any ACS Group Aircraft Conversion, to the extent the relevant ACS Group Conversion Agreement requires payment on that or the next Business Day;

(i)              transfer to the Collections Account, or any other applicable Account, any Contribution Amounts;

(j)              withdraw from the Maintenance Reserve Account to the extent that funds on deposit therein or available thereunder such amount as is needed to discharge any Maintenance Reimbursement Expenditures then due and payable and pay such amount to the appropriate payees thereof;

(k)             withdraw from the Conversion Account to the extent that funds on deposit therein or available thereunder such amount as is needed to discharge any ACS Group Conversion Payments then due and payable and pay such amount to the appropriate payees thereof; and

(l)              transfer from the Conversion Account to the Securities Account and Shareholders Account such amounts as provided for in Section 3.01(j).

Section 3.05         Withdrawals and Transfers Relating to the  Acquisition of Aircraft and Interim Deposits and Withdrawals for Aircraft Sales.

(a)              Acquisition.  On the Acquisition Date (other than the Initial Closing Date) with respect to an ACS Group Aircraft, the Administrative Agent may, following confirmation from the Facility Agent of its satisfaction that the Required Conditions Precedent for such ACS Group Aircraft (or related Aircraft Interest) have been satisfied, make, or direct the Operating Bank in writing to make, the following deposits, withdrawals and transfers to the Accounts, in each case as specified in a Written Notice of the Administrative Agent to the Facility Agent, the Collateral Agent and the Operating Bank stating that (i) the conditions to payment for an ACS Group Aircraft (or related Aircraft Interest) specified in the applicable ACS Group Purchase Agreement have been fulfilled and (ii) setting forth the amounts of such deposits, withdrawals and transfers:

(i)              deposit into the relevant Lessee Funded Account, the amount of any Segregated Funds received in respect of such ACS Group Aircraft under the applicable ACS Group Purchase Agreement;

(ii)              pay out of the Aircraft Purchase Account for such ACS Group Aircraft to the applicable Seller the Net Allocation Amount for such ACS Group Aircraft plus Investment Earnings, if any, remaining in such Aircraft Purchase Account, minus the amount of any security deposits that are not Segregated Funds held by an ACS Group Subsidiary as lessor under the Lease with respect to such ACS Group Aircraft minus the Net Maintenance Reserve Amount with respect to the Lease associated with such ACS Group Aircraft;

(iii)             transfer from the Aircraft Purchase Account for such ACS Group Aircraft to the Security Deposit Account the amount of any security deposits that are not Segregated Funds held by an ACS Group Subsidiary as lessor under the ACS Group Lease with respect to such ACS Group Aircraft; and

(iv)              transfer from the Aircraft Purchase Account for such ACS Group Aircraft to the Maintenance Reserves Account an amount equal to the Net Maintenance Reserves Amount with respect to the Lease associated with such ACS Group Aircraft.

(b)              Delivery Expiry Date.  Upon Written Notice of the Administrative Agent to the Facility Agent, the Collateral Agent and the Operating Bank that the Borrower or Guarantor, as applicable, is no longer required, pursuant to the terms of the applicable ACS Group Purchase Agreement, to purchase any ACS Group Aircraft (whether by reason of the passing of the Delivery Expiry Date, the exercise by the Borrower of any termination right under that ACS Group Purchase Agreement or otherwise (any such event, a “Non-Delivery Event”)), the Administrative Agent shall direct the Operating Bank in writing to (i) transfer from the Aircraft Purchase Account for each ACS Group Aircraft so affected to the Collections Account (for application in accordance with Section 3.08 hereof) the Net Allocation Amount for such ACS Group Aircraft, (ii) transfer to the Collections Account, an amount equal to the Investment Earnings remaining (if any) in the Aircraft Purchase Account for such ACS Group Aircraft.

(c)              Aircraft Sales. The Administrative Agent shall cause the Operating Bank to deposit any and all proceeds received in respect of any Aircraft Sale by any ACS Group Member (including any loss proceeds and any other amounts under the relevant ACS Group Purchase Agreement), in each case in the Collections Account (other than in connection with any sale of all or substantially all of the assets of the ACS Bermuda Group or ACS Ireland Group, as applicable, in which case the Administrative Agent shall deposit any and all proceeds of any thereof (together with any Premium into the Repayment Account in connection with the repayment of the Loans or Guarantor Loans, as applicable), in each case as specified in a Written Notice of the Administrative Agent to the Facility Agent, the Collateral Agent and the Operating Bank.  Any funds then on deposit in a Lessee Funded Account, the Security Deposit Account or the Maintenance Reserve Account related to the ACS Group Aircraft subject to such sale or other disposition shall be applied on a basis consistent with the terms of the Lease related to such ACS Group Aircraft, if any, or as otherwise provided by the relevant agreements related to such sale or other disposition.  To the extent that any amount on deposit in a Lessee Funded Account, the Security Deposit Account or the Maintenance Reserve Account is retained by the ACS Group following such sale and application as provided in the preceding sentence, such amounts shall be deposited into the Collections Account.

(d)              Aircraft Conversions.  In the case of (x) a Closing Date for any Class E Securities issued to finance any ACS Group Aircraft Conversion or (y) any contribution made by the Holder of a Class E Security or any Shareholder pursuant to Section 3.12, the Administrative Agent shall cause the Operating Bank to transfer from the Collections Account to the Aircraft Conversion Account such amounts so received in connection with such issuance or contribution.

Section 3.06         Calculation Date Calculations.

(a)              Calculation of Required Amounts.  The Administrative Agent shall determine, as soon as practicable after each Calculation Date, but in no event later than two Business Days preceding the immediately succeeding Payment Date, based on information known to the Administrative Agent or Relevant Information received by the Administrative Agent no later than 10:00 a.m. (New York City time) on the day after such Calculation Date setting forth the amounts required for the calculations in such clauses provided to the Administrative Agent, the Collections received during the period commencing on the close of business on the preceding Calculation Date and ending on the close of business on such Calculation Date and calculate the following amounts:

(i)              the balance of funds on deposit in the Accounts on the Calculation Date and the amount available under all Eligible Liquidity Facilities on such Calculation Date;

(ii)              the amount of Maintenance Reserves received from Lessees since the next preceding Calculation Date (less amounts transferred during such period pursuant to Section 3.04(d)) to be transferred from the Collections Account to the Maintenance Reserve Account;

(iii)             after giving effect to the amount calculated pursuant to Section 3.06(a)(ii) which are to be transferred pursuant to Section 3.07(k)(i) the balance of funds on deposit in the Maintenance Reserve Account and any amounts on deposit in the Maintenance Reserve Account available to be transferred to the Collections Account on such Calculation Date;

(iv)             the Required Expense Amount and any amount to be deposited in respect of Permitted Accruals as of such Calculation Date as set forth in the Monthly Report prepared by the Administrative Agent and provided to the Operating Bank;

(v)             the Available Collections on such Calculation Date (separately listing any amounts scheduled to be received from a Hedge Provider on such Payment Date) (provided that, in making such determination, the Administrative Agent may assume that any amount from a Hedge Provider to be paid on such Payment Date pursuant to any Hedge Agreement will be paid on such Payment Date);

(vi)            the net Segregated Funds on deposit in any Lessee Funded Account and any amounts on deposit in the Security Deposit Account available to be transferred into the Collections Account on such Calculation Date;

(vii)            any amounts to be transferred in respect of Eligible Liquidity Facilities under clause (iii) of Section 3.08(a) hereof, clause (iii) of Section 3.08(b) hereof or clause (iii) of Section 3.08(c) hereof;

(viii)           any amount to be transferred from any Aircraft Purchase Account to the Collections Account as provided in Section 3.05(b) hereof; and

(ix)            the Contribution Amounts, if any, made prior to such Calculation Date.

(b)              Calculation of Interest Amounts and fees of Liquidity Facility Provider.  The Administrative Agent shall, not later than four Business Days prior to each Payment Date, make the following calculations or determinations with respect to Interest Amounts and fees of the Liquidity Facility Provider due on such Payment Date:

(i)              based on Relevant Information provided to it by the Facility Agent, the applicable interest rate on the ACS Group Loans;

(ii)             the Interest Amount in respect of ACS Group Loans on such Payment Date;

(iii)             the DSCR Aggregate Interest Amount for such Payment Date; and

(iv)            any fees and Investment Earnings due and owing to the Liquidity Facility Provider on such Payment Date.

(c)              Calculation of Principal Payment and Other Amounts.  The Administrative Agent shall, not later than five Business Days prior to each Payment Date, calculate or determine the following with respect to principal payments due on such Payment Date and certain other amounts in respect of such Payment Date:

(i)              the Outstanding Principal Balance of the ACS Group Loans and Class E Securities on such Payment Date immediately prior to any principal payment on such date;

(ii)              the DSCR Available Cash on such Payment Date;

(iii)             the Scheduled Principal Payment Amount and Aggregate Scheduled Principal Payment Amount on such Payment Date with respect to the ACS Group Loans;

(iv)            the Supplemental Principal Payment Amount on such Payment Date with respect to the ACS Group Loans;

(v)             the Monthly Principal Payment Amount for each Undelivered Aircraft for such Payment Date;

(vi)            the DSCR Aggregate Scheduled Principal Amount with respect to such Payment Date;

(vii)            the DSCR on such Payment Date;

(viii)           the Applicable Allocation Percentage; and

(ix)            the Available Scheduled Principal Amount and the Available Refinancing Amount.

(d)              Calculation of Repayment Amounts.  The Administrative Agent shall, not later than five Business Days prior to each Payment Date on which a Repayment or Guarantor Repayment of the ACS Group Loans or Class E Securities is scheduled to occur, perform the calculations necessary to determine the Repayment Price and Guarantor Repayment Price of and the accrued and unpaid interest on such Obligations together with all other amounts then due.

(e)              Application of the Available Collections.  The Administrative Agent shall, not later than 1:00 p.m. (New York City time) on the Business Day prior to each Payment Date, determine the amounts to be applied on such Payment Date to make each of the payments contemplated by Section 3.08(a), 3.08(b) or 3.08(c) (as applicable) hereof setting forth separately, the amount to be applied on such Payment Date pursuant to each clause of Section 3.08(a), 3.08(b) or 3.08(c) (as applicable) hereof.

(f)              Calculations in respect of Liquidity Facility Drawings.  As soon as practicable after each Calculation Date, but in no event later than 12:00 p.m. (New York City time) on the date which is the fourth Business Day prior to the related Payment Date, the Administrative Agent shall determine (after giving effect to the application of Available Collections in accordance with the applicable payment priorities set forth in Section 3.08 hereof), whether a shortfall exists as of such Calculation Date in Available Collections (w) to pay on the next succeeding Payment Date the Required Expense Amount due on such Payment Date (any such shortfall in respect of the Required Expense Amount, a “Required Expenses Shortfall”), (x) to transfer to the Maintenance Reserve Account on such Payment Date an amount equal to the Permitted Maintenance Reimbursement Expenditure Accrual for such Payment Date (any such shortfall in respect of the Permitted Maintenance Reimbursement Expenditure Accruals, a “PMREA Shortfall” therefor), (y) to pay in full the Senior Hedge Payments to each applicable Hedge Provider due on such Payment Date (any such shortfall of Senior Hedge Payments, the “Senior Hedge Payments Shortfall”), and (z) to pay the Interest Amount due on the ACS Group Loans on such Payment Date (any such shortfall in respect of the Interest Amount due with respect to the ACS Group Loans, a “Liquidity Facility Interest Shortfall”).

(g)              Notification of Conversion Election; Calculations in respect of Available Holder Amounts. If on or prior to the third Business Day prior to the related Payment Date and so long as a Default Notice has not been issued, an Acceleration Default has not occurred and a DSCR Failure has not occurred and will not occur on the next succeeding Payment Date, each of the Borrower and Guarantor have advised the Administrative Agent that an ACS Group Aircraft will undergo an ACS Group Aircraft Conversion and the conditions set forth in Section 5.02(i) have been satisfied (such event, a “Conversion Election”), the Administrative Agent shall provide notice to the Borrower and the Guarantor of its calculations of the amount (the “Available Holder Amount”) available (after giving effect to all Prior Ranking Amounts) to pay the Holder of the Class E Securities and the Shareholders in accordance with Section 3.08(a) for such Payment Date and whether such Available Holder Amount (after giving effect to any prior transfers to the Aircraft Conversion Account of Available Holder Amounts or contributions from the Holders of the Class E Securities or the Shareholders in respect of such ACS Group Aircraft Conversion and amounts in the Maintenance Reserve Account attributable to such ACS Group Aircraft) is sufficient to fund the obligations in respect of such ACS Group Aircraft Conversion in full.  As soon as practicable after receipt of such calculations, but in no event later than 12:00 p.m. (New York City time) on the date which is the second Business Day prior to the related Payment Date, each of the Borrower and the Guarantor shall advise the Administrative Agent as to whether the Available Holder Amount should be paid to the Holders of the Class E Securities and the Shareholders pro rata according to the Applicable Allocation Percentage for such Payment Date or should, in lieu of such payment, be transferred in whole or in part to the Aircraft Conversion Account to discharge any obligations in respect of such ACS Group Aircraft Conversion. In the absence of a Conversion Election, the Available Holder Amount shall not be transferred to the Aircraft Conversion Account and shall be applied in accordance with the payment priorities set forth in Section 3.08(a) hereof.

(h)              Notification of Calculations in respect of Available Scheduled Principal Amounts.  Subject to the consent of the Required Lenders to the applicable ACS Group Aircraft Conversion, (x) following the delivery to the Facility Agent of a Conversion Completion Certificate and (y) so long as a Default Notice has not been issued, an Acceleration Default has not occurred and a DSCR Failure has not occurred and will not occur on the next succeeding Payment Date, as soon as practicable after the applicable Calculation Date, but in no event later than 12:00 p.m. (New York City time) on the date which is the third Business Day prior to the related Payment Date, the Administrative Agent shall provide notice to the Borrower, the Guarantor and the Facility Agent of its calculations of (i) the amount (the “Available Scheduled Principal Amount”) available (after giving effect to all Prior Ranking Amounts) to pay the Scheduled Principal Payment Amount and the Supplemental Principal Payment Amount for the ACS Group Loans (for application in accordance with Section 3.08(a)) for such Payment Date, and (ii) an amount (the “Available Refinancing Amount”) equal to the Allocable Principal Conversion Amount with respect to the costs of such ACS Group Aircraft Conversion.  On such Payment Date, the Available Scheduled Principal Amount should be paid first, (A) in the case of an Guarantor Aircraft Conversion, to the Securities Account for the Holders of the Class E Securities, an amount equal to such Available Refinancing Amount, and (B) in the case of an Aircraft Conversion, to the Shareholders Account to be available, subject to corporate formalities, to fund a dividend or distribution to the Shareholders an amount equal to such Available Refinancing Amount, and second, as set forth in Section 3.08(a) towards the Scheduled Principal Payment Amount and Supplemental Principal Payment Amount payable for such Payment Date.  In the absence of the satisfaction of the conditions set forth in clause (x) and (y) above, the Available Scheduled Principal Amount shall not be transferred to the Securities Account or the Shareholders Account, as applicable, and shall be applied in accordance with the payment priorities set forth in Section 3.08(a) hereof.  To the extent that the Available Scheduled Principal Amount is less than the Available Refinancing Amount on any Payment Date, such deficiency shall be paid to the Holders of the Class E Securities or the Shareholders (as applicable) on subsequent Payment Dates pursuant to this Section 3.06(h).

(i)              Calculation of Permitted Maintenance Reimbursement Expenditure Accrual.  As soon as practicable after each Calculation Date, but in no event later than the close of business on the date which is the fourth Business Day prior to the immediately following Payment Date, the Administrative Agent shall, after consultation with the Servicer, determine the Permitted Maintenance Reimbursement Expenditure Accrual in respect of the Payment Date immediately following such Calculation Date.

Section 3.07         Payment Date First Step Withdrawals and Transfers.  Two Business Days prior to each Payment Date, the Administrative Agent shall make or direct the Operating Bank in writing to make (such direction to be communicated in computer file format or in such other form as the Administrative Agent, the Operating Bank, the Facility Agent and the Collateral Agent agree, provided that, in the case of communication in computer file format or any other form other than a written tangible form, a written tangible form thereof shall promptly thereafter be sent to the Operating Bank), on such

Payment Date, the following withdrawals from and transfers to the Accounts in each case as specified in a Written Notice of the Administrative Agent to the Facility Agent, the Collateral Agent and the Operating Bank:

(a)              transfer any amounts on deposit in the Repayment Account in respect of any Repayment or Guarantor Repayment to the Loans Account or Securities Account, as applicable;

(b)              transfer from each Lessee Funded Account to the Security Deposit Account or the Collections Account, as applicable, any available Segregated Funds that are no longer required to be maintained in a segregated account under the applicable ACS Group Leases;

(c)              transfer from the Security Deposit Account to the Collections Account any security deposits relating to an expired or terminated ACS Group Lease that are not required under the terms of a subsequent ACS Group Lease to be retained in the Security Deposit Account;

(d)              transfer from the Collections Account to the relevant Lessee Funded Accounts the amount of any Segregated Funds then on deposit in the Collections Account;

(e)              transfer from the Collections Account to the Security Deposit Account the amount of any security deposits that are not Segregated Funds then on deposit in the Collections Accounts;

(f)               transfer from any Account (other than the Collections Account, the Liquidity Facility Reserve Account, the Liquidity Payment Account, and the Aircraft Conversion Account) to the Collections Account the amount of Investment Earnings, if any, on investments of funds on deposit therein during the preceding Interest Period, except that earnings on any portion of the funds on deposit in any Account required under the terms of the related Lease to be repaid to the related Lessee shall be retained therein;

(g)              after the giving of a Default Notice, during the continuation of an Acceleration Default or following the Interest Period in which an Aircraft Sale occurs with respect to the last remaining ACS Group Aircraft, transfer any amounts remaining in the relevant Lessee Funded Account (other than amounts required to be maintained in such account pursuant to the terms of the related ACS Group Lease or ACS Group Aircraft Agreement) and the Security Deposit Account into the Collections Account;

(h)              transfer from the Collections Account to the Aircraft Conversion Account any amounts required to be transferred pursuant to Section 3.06(g) on such date in connection with a Conversion Election;

(i)               after payment in full of all ACS Group Conversion Payments to be made for any ACS Group Aircraft Conversion or upon notice from the Borrower to the Administrative Agent and the Facility Agent that it no longer intends to proceed with the contemplated ACS Group Aircraft Conversion, transfer any balance of the amount originally deposited in the Aircraft Conversion Account in respect of such ACS Group Aircraft Conversion or contemplated

ACS Group Aircraft Conversion from the Aircraft Conversion Account (A) in the case of an Guarantor Aircraft Conversion, to the Securities Account for the Holders of the Class E Securities, and (B) in the case of an Aircraft Conversion, to the Shareholders Account to be available, subject to corporate formalities, to fund a dividend or distribution to the Shareholders;

(j)                transfer from the Aircraft Purchase Account to the Collections Account an amount equal to the sum of the Monthly Principal Payment Amounts for all Undelivered Aircraft as of such Payment Date;

(k)               (i) transfer from the Collections Account to the Maintenance Reserve Account the aggregate amount of Maintenance Reserves received from Lessees since the previous Calculation Date (less amounts previously transferred during such period pursuant to Section 3.04(d)) and (ii) after taking into account the amounts transferred pursuant to clause (i), transfer from the Collections Account to the Maintenance Reserve Account such additional amount equal to the Permitted Maintenance Reimbursement Expenditure;

(l)                make transfers from the Maintenance Reserve Account in accordance with Sections 3.01(k) and 3.05(c); and

(m)              withdraw and transfer, as necessary, any funds deposited in error by any Lessee or Service Provider.

Section 3.08         Payment Date Second Step Withdrawals.

(a)               On each Payment Date, after the withdrawals and transfers provided for in Section 3.07 hereof have been made, the Administrative Agent shall distribute from the Collections Account (or retain in the Collections Account, if so indicated in the relevant clause below), or direct the Operating Bank in writing to do the same (such direction to be communicated in computer file format or in such other form as the Administrative Agent, the Operating Bank, the Facility Agent and the Collateral Agent agree; provided that, in the case of communication in computer file format or any other form other than a written tangible form, a written tangible form thereof shall promptly thereafter be sent to the Operating Bank), at least two Business Days prior to such Payment Date the amounts set forth below in the order of priority set forth below but, in each case, only to the extent that all amounts then required to be paid (or retained in the Collections Account, as applicable) ranking prior thereto (“Prior Ranking Amounts”) have been paid in full (provided that the amount to be paid shall be reduced in inverse order of priority by the amount of any payment by a Hedge Provider under a Hedge Agreement that was assumed pursuant to Section 3.06(a)(v) to be, but has not in fact been, paid on such Payment Date).  All payments of Available Collections to be made to or for the account of Holders of any ACS Group Loans, pursuant to this Section 3.08 shall be made through a direct transfer of funds to the Loans Account.  All payments of Available Collections to be made to or for the account of Holders of any Class E Securities, pursuant to this Section 3.08 shall be made through a direct transfer of funds to the Securities Account.  Payments shall be made in the following order of priority:

(i)              to the Expense Account, an amount such that the amount on deposit therein is at least equal to the Required Expense Amount;

(ii)              in no order of priority inter se, but pro rata as to the amounts described in clauses (A) and (B) as follows: (A) to the Loans Accounts for the ACS Group Loans, the Interest Amount on the ACS Group Loans less the amount of any Liquidity Facility Drawing in respect of the Interest Amount due on the ACS Group Loans paid on or before such Payment Date to the extent not theretofore reimbursed to the Liquidity Facility Provider as of such Payment Date; and (B)  to any Hedge Provider, an amount equal to any Senior Hedge Payment due from any ACS Group Member pursuant to any Hedge Agreement;

(iii)             (A) first, to the Liquidity Facility Reserve Account (if applicable), such amount so that the amount on deposit in such Account is equal to the Required Amount therefor and (B) second, to any Persons providing any Eligible Liquidity Facilities, any Liquidity Facility Advance Obligations payable to such Persons under the terms of their respective Eligible Liquidity Facilities;

(iv)            except as otherwise set forth in Section 3.06(h), to the Loans Accounts for the ACS Group Loans, an amount equal to the Aggregate Scheduled Principal Payment Amount of the ACS Group Loans for such Payment Date and;

(v)             except as otherwise set forth in Section 3.06(h), to the Loans Accounts for the ACS Group Loans, an amount equal to the Supplemental Principal Payment Amount of the ACS Group Loans for such Payment Date;

(vi)             payments to Hedge Providers, pro rata inter se, that are Hedge Termination Payments;

(vii)            payments to the applicable party, pro rata inter se, of Special Indemnity Payments;

(viii)           to the Expense Account, such amount as an accrual (the “Permitted Accruals”) in respect of any ACS Group Modification Payments as the Administrative Agent shall determine;

(ix)            to the Irish Parent, the Charitable Trust Dividend, if any;

(x)             in no order of priority inter se but pro rata, not on account of any obligation or debt (A) to the Securities Account for the Holders of the Class E Securities, an amount equal to the reimbursement to the Holders of the Class E Securities of the Contribution Amounts (if any) made by such Holders, and (B) to the Shareholders Account to be available, subject to corporate formalities, to fund a dividend or distribution, an amount equal to the reimbursement to the Shareholders of the Contribution Amounts (if any) made by the Shareholders with respect to the Shares; and

(xi)            the balance, in no order of priority inter se but pro rata in accordance with the Applicable Allocation Percentages, to the Securities Account for the Holders of the Class E Securities and to the Shareholders Account for the Shareholders.

(b)              Anything to the contrary contained in Section 3.08(a) hereof notwithstanding, (A) for any Payment Date following the fifth anniversary of the Initial Closing Date or (B) during the occurrence and continuance of either a DSCR Failure or a Servicer Termination Event, the allocation of payments described in Section 3.08(a) hereof shall not apply and the Administrative Agent shall direct the Operating Bank in writing (such direction to be communicated in computer file format or in such other form as the Administrative Agent, the Operating Bank, the Facility Agent, and the Collateral Agent agree, provided that, in the case of communication in computer file format or any other form other than a written tangible form, a written tangible form thereof shall promptly thereafter be sent to the Operating Bank) to cause all amounts on deposit in the Collections Account and the Expense Account to be applied on each Payment Date in the following order of priority:

(i)              to the Expense Account, an amount such that the amount on deposit therein is at least equal to the Required Expense Amount;

(ii)             in no order of priority inter se, but pro rata as to the amounts described in clauses (A) and (B) as follows, (A) to the Loans Accounts for the ACS Group Loans, the Interest Amount on the ACS Group Loans less the amount of any Liquidity Facility Drawing in respect of the Interest Amount due on the ACS Group Loans paid on or before such Payment Date to the extent not theretofore reimbursed to the Eligible Liquidity Facility Provider as of such Payment Date; and (B) to any Hedge Provider, an amount equal to any Senior Hedge Payment due from any ACS Group Member pursuant to any Hedge Agreement;

(iii)            (A) first, to the Liquidity Facility Reserve Account (if applicable), such amount so that the amount on deposit in such Account is equal to the Required Amount therefor and (B) second, to any Persons providing any Eligible Liquidity Facilities, any Liquidity Facility Advance Obligations payable to such Persons under the terms of their respective Eligible Liquidity Facilities;

(iv)            to the Loans Account, an amount equal to the Aggregate Scheduled Principal Payment Amount of the ACS Group Loans for such Payment Date;

(v)             to the Loans Account, an amount equal to the Supplemental Principal Payment Amount of the ACS Group Loans for such Payment Date;

(vi)            payments to Hedge Providers, pro rata inter se, that are Hedge Termination Payments;

(vii)            to the Loans Accounts for the ACS Group Loans, the Outstanding Principal Balance of the ACS Group Loans together with all other amounts then due and payable in connecting with such ACS Group Loans;

(viii)           payments to the applicable party, pro rata inter se, of Special Indemnity Payments;

(ix)            to the Irish Parent, the Charitable Trust Dividend, if any;

(x)             in no order of priority inter se but pro rata, not on account of any obligation or debt (A) to the Securities Account for the Holders of the Class E Securities, an amount equal to the reimbursement to the Holders of the Class E Securities of the Contribution Amounts (if any) made by such Holders, and (B) to the Shareholders Account as a dividend or distribution, an amount equal to the reimbursement to the Shareholders of the Contribution Amounts (if any) made by the Shareholders with respect to the Shares; and

(xi)            the balance, in no order of priority inter se but pro rata in accordance with the Applicable Allocation Percentages, to the Securities Account for the Holders of the Class E Securities and to the Shareholders Account for the Shareholders.

(c)              Anything to the contrary contained in Section 3.08(a) or 3.08(b) hereof notwithstanding during the occurrence and continuance of an Event of Default the allocation of payments described in Section 3.08(a) or 3.08(b) hereof shall not apply and the Administrative Agent shall direct the Operating Bank in writing (such direction to be communicated in computer file format or in such other form as the Administrative Agent, the Operating Bank, the Facility Agent, and the Collateral Agent agree, provided that, in the case of communication in computer file format or any other form other than a written tangible form, a written tangible form thereof shall promptly thereafter be sent to the Operating Bank) to cause all amounts on deposit in the Collections Account and the Expense Account to be applied on each Payment Date or any other date specified by the Facility Agent in the following order of priority:

(i)              to the Expense Account, an amount such that the amount on deposit therein is at least equal to the Required Expense Amount;

(ii)             payments to the applicable party, pro rata inter se, of Special Indemnity Payments (other than Special Indemnity Payments of the type specified in clause (c) of the definition thereof);

(iii)            to any Persons providing any Eligible Liquidity Facilities, any Liquidity Facility Advance Obligations payable to such Persons under the terms of their respective Eligible Liquidity Facilities;

(iv)            in no order of priority inter se, but pro rata as to the amounts described in clauses (A) and (B) as follows, (A) to the Loans Accounts for the ACS Group Loans, the Interest Amount on the ACS Group Loans less the amount of any Liquidity Facility Drawing in respect of the Interest Amount due on the ACS Group Loans paid on or before such Payment Date to the extent not theretofore reimbursed to the Eligible Liquidity Facility Provider as of such Payment Date; and (B)  to any Hedge Provider, an amount equal to any Senior Hedge Payment due from any ACS Group Member pursuant to any Hedge Agreement;

(v)             to the Loans Account, an amount equal to the Aggregate Scheduled Principal Payment Amount of the ACS Group Loans for such Payment Date;

(vi)            to the Loans Account, an amount equal to the Supplemental Principal Payment Amount of the ACS Group Loans for such Payment Date;

(vii)            payments to Hedge Providers, pro rata inter se, that are Hedge Termination Payments;

(viii)           to the Loans Accounts for the ACS Group Loans, the Outstanding Principal Balance of the ACS Group Loans together with all other amounts then due and payable in connection with such ACS Group Loan;

(ix)            to the Irish Parent, the Charitable Trust Dividend, if any;

(x)             in no order of priority inter se, but pro rata as to the amounts described in clauses (A), (B) and (C) as follows (A) to the applicable party, pro rata inter se, of Special Indemnity Payments of the type specified in clause (c) of the definition thereof, (B) to the Securities Account for the Holders of the Class E Securities, an amount equal to the reimbursement to the Holders of the Class E Securities of the Contribution Amounts (if any) made by such Holders, and (C) to the Shareholders Account as a dividend or distribution, an amount equal to the reimbursement to the Shareholders of the Contribution Amounts (if any) made by the Shareholders with respect to the Shares; and

(xi)            the balance, in no order of priority inter se but pro rata in accordance with the Applicable Allocation Percentages, to the Securities Account for the Holders of the Class E Securities and to the Shareholders Account for the Shareholders.

Section 3.09         Certain Repayments; Certain Premiums.

(a)              Optional Repayment.  On any Payment Date the Borrower may elect to repay (such event, a “Repayment”) the ACS Group Loans (subject to the last sentence of this Section 3.09(a)) in whole or in part (but in no event less than an amount equal to $5,000,000 for any individual Repayment), out of amounts available in the Repayment Account for such purpose, if any, other than, in either such case, any funds constituting part of the Available Collections, at the Repayment Price plus any accrued and unpaid interest (after giving effect to any payment thereof on such Repayment Date under Section 3.08 hereof) together with any LIBOR Break Costs on the Loans to be repaid to the Repayment Date and after the giving of a Default Notice or the Acceleration of any Loans, the Loans may be repaid only in whole but not in part pursuant to this Section 3.09(a); provided further that Written Notice of any such Repayment shall be given by the Borrower (or the Administrative Agent on its behalf) to the Facility Agent not less than 5 Business Days prior to such Repayment.

(b)              Method of Repayment.  Upon receipt of notice from the Borrower or the Administrative Agent under Section 3.09(a) hereof, the Facility Agent shall give Written Notice in respect of any such Repayment to each Holder of Loans affected, at least 5 Business Days before the Repayment Date for such Repayment.  The Facility Agent shall not deliver any notice under this Section 3.09(b) unless and until the Facility Agent shall have received certification that all conditions precedent to such Repayment have been satisfied and evidence satisfactory to it that the amounts required to be deposited pursuant to this Section 3.09(b) hereof are, or will on or before the Repayment Date be, deposited in the Repayment Account.  Each notice in respect of a Repayment given pursuant to this Section 3.09(b) shall state (i) the applicable Repayment Date, (ii) the Repayment Price or the Outstanding Principal Balance of the Loans to be repaid, and all accrued and unpaid interest, and (iii) in the case of a Repayment of the Loans in whole, that, unless the Borrower defaults in the payment of the Repayment Price and any accrued and unpaid interest on the Loans to be repaid, interest on the Loans shall cease to accrue on and after the Repayment Date.

(c)              Loans Payable on Repayment Date.  After notice has been given under Section 3.09(a) hereof, the Outstanding Principal Balance of the Loans to be repaid on such Repayment Date shall become due and payable; provided that the Borrower may rescind any such notice at any time prior to 2:00 p.m. (New York City time) on such Repayment Date subject to the obligations of the Borrower to pay any LIBOR Break Costs.  The Repayment Price or the Outstanding Principal Balance (as applicable) of such Loan, together with accrued and unpaid interest as well as all other amounts then due and payable thereof on such Loan shall be paid as provided for in this Section 3.09.  If any Loan to be repaid shall not be so paid upon, the amount in respect thereof shall continue to bear interest until paid from the Repayment Date at the Stated Rate of Interest.

Section 3.10         Liquidity Facility.

(a)              Liquidity Facility Drawings.  If the Administrative Agent determines in accordance with Section 3.06(f) hereof that after making all withdrawals (after any withdrawals from the Liquidity Facility Reserve Account) and transfers to be made with respect to the applicable Payment Date, there is (w) a PMREA Shortfall, (x) a Required Expenses Shortfall, (y) a Senior Hedge Payments Shortfall and/or (z) a Liquidity Facility Interest Shortfall, in each case as calculated in Section 3.06(f) hereof, the Administrative Agent shall so notify the Facility Agent in writing and shall, no later than 1:00 p.m. (New York City time) three Business Days prior to such Payment Date, request a drawing (each such drawing, a “Liquidity Facility Drawing”) under the Liquidity Facility, to be paid on or prior to such Payment Date, in an amount equal to the lesser of (a) the aggregate amount of the shortfall from clauses (w), (x), (y) and (z) above and (b) the Available Amount under the Liquidity Facility.

(b)              Application of Liquidity Facility Drawings. The proceeds of any Liquidity Facility Drawing shall be deposited into the Liquidity Payment Account and withdrawn by the Operating Bank, upon receipt of Written Notice from the Administrative Agent, for application on the applicable Payment Date in the following manner: first, in no order of priority inter se, but pro rata, (1) to the Expense Account, an amount such that the amount on deposit therein is at least equal to the Required Expense Amount for such Payment Date and (2) to the Maintenance Reserve Account, an amount equal to the Permitted Maintenance Reimbursement Expenditure Accrual for such Payment Date and  second, in no order of priority inter se, but pro rata, (1) to the Loans Accounts for the ACS Group Loans, the amount of accrued and unpaid interest on the ACS Group Loans with respect to the applicable Payment Date in no order of priority inter se, but pro rata; and (2) pro rata, to any Hedge Provider, an amount equal to any Senior Hedge Payment due from any ACS Group Member pursuant to any Hedge Agreement.

(c)              Non-Extension Drawings.  If the Liquidity Facility is scheduled to expire on a date (the “Stated Expiration Date”) prior to the date that is 15 days after the Final Maturity Date with respect to the ACS Group Loans, then, no earlier than the 60th day and no later than the 30th day prior to the applicable Stated Expiration Date then in effect, the Administrative

Agent shall request that the Liquidity Facility Provider extend the Stated Expiration Date until the earlier of (i) the date which is 15 days after the Final Maturity Date with respect to the ACS Group Loans and (ii) the date that is immediately preceding the 364th day occurring after the Stated Expiration Date then in effect (unless the obligations of the Liquidity Facility Provider under the Liquidity Facility are earlier terminated in accordance with the Liquidity Facility).  If on or before the date which is 10 days prior to the Stated Expiration Date, (A) the Liquidity Facility shall not have been replaced in accordance with Section 3.10(d) hereof or (B) the Liquidity Facility Provider fails irrevocably and unconditionally to advise the Administrative Agent that such Stated Expiration Date then in effect shall be so extended (whether or not the Administrative Agent has in fact requested an extension), the Administrative Agent shall immediately, in accordance with the terms of the Liquidity Facility (a “Non-Extended Facility”), request a drawing under such Liquidity Facility (such drawing, a “Non-Extension Drawing”) for the Available Amount thereunder.  Amounts drawn pursuant to a Non-Extension Drawing shall be deposited into the Liquidity Facility Reserve Account.

(d)              Issuance of Replacement Liquidity Facility.

(i)              If the Liquidity Facility Provider shall determine not to extend the Liquidity Facility in accordance with Section 3.10(c) hereof, then either the Liquidity Facility Provider, the Borrower or the Guarantor may, at their respective options, arrange for a Replacement Liquidity Facility to replace the Liquidity Facility during the period no earlier than 35 days and no later than 10 days prior to the then effective Stated Expiration Date.

(ii)              (A)  At any time after the then Stated Expiration Date of the Liquidity Facility which has been extended for a period in excess of a 364-day period, the Liquidity Facility Provider may, at its option, arrange for a Replacement Liquidity Facility to replace the Liquidity Facility.

(B)           No Replacement Liquidity Facility arranged by the Liquidity Facility Provider or the Borrower or the Guarantor in accordance with clauses (d)(i) and (d)(ii)(A) above shall become effective and no such Replacement Liquidity Facility shall be deemed an Eligible Liquidity Facility under this Intercreditor Agreement, unless and until (y) each of the conditions referred to in subclause (C) below shall have been satisfied, and (z) in the case of a Replacement Liquidity Facility arranged by the Liquidity Facility Provider, such Replacement Liquidity Facility is acceptable to the Borrower and the Guarantor.

(C)           In connection with the issuance of each Replacement Liquidity Facility, (x) the Administrative Agent shall, prior to the issuance of such Replacement Liquidity Facility, direct the Operating Bank pursuant to a Written Notice of the Administrative Agent setting forth the amount of Liquidity Facility Obligations then owing to the replaced Liquidity Facility Provider to pay to the replaced Liquidity Facility Provider all Liquidity Facility Obligations then owing to the replaced Liquidity Facility Provider and upon receipt of such Written Notice, the Operating Bank shall pay such amount to the Liquidity Facility Provider (which payment shall be made first from available funds in the Liquidity Facility Reserve Account, and thereafter from any other available source, including, without limitation, a drawing under the Replacement Liquidity Facility) and (z) the issuer of the Replacement Liquidity Facility shall deliver the Replacement Liquidity Facility to the Administrative Agent, together with a legal opinion opining that such Replacement Liquidity Facility has been duly authorized, executed and delivered by, and is an enforceable obligation of, such Replacement Liquidity Facility Provider, such legal opinion to be reasonably satisfactory to the Facility Agent unless the legal opinion of counsel to the Replacement Liquidity Facility Provider is in form and substance substantially the same as the legal opinion of counsel to the Liquidity Facility Provider delivered on the Initial Closing Date.

(D)           Upon satisfaction of the conditions set forth in clauses (B) and (C) of this Section 3.10(d)(ii) with respect to a Replacement Liquidity Facility, (w) the replaced Liquidity Facility shall terminate, (x) the Administrative Agent shall, if and to the extent so requested by the Borrower or the Guarantor or the Liquidity Facility Provider being replaced, execute and deliver any certificate or other instrument furnished to it required in order to terminate the replaced Liquidity Facility, shall surrender the replaced Liquidity Facility to the Liquidity Facility Provider being replaced and shall execute and deliver the Replacement Liquidity Facility, (y) each of the parties hereto shall enter into any amendments to this Intercreditor Agreement, the Guarantor Intercreditor Agreement and any other Related Documents necessary to give effect to (1) the replacement of the applicable Liquidity Facility Provider with the applicable Replacement Liquidity Facility Provider and (2) the replacement of the applicable Liquidity Facility with the applicable Replacement Liquidity Facility and (z) such Replacement Liquidity Facility Provider shall be deemed to be an Eligible Provider with the rights and obligations of the Liquidity Facility Provider hereunder and under the other Related Documents and such Replacement Liquidity Facility shall be deemed to be an Eligible Liquidity Facility (and, if so designated by a Board Resolution and Guarantor Board Resolution, deemed to be the Liquidity Facility) hereunder and under the other Related Documents.

(e)              Liquidity Facility Reserve Account; Withdrawals; Investments.  All amounts drawn under the Liquidity Facility by the Administrative Agent pursuant to Section 3.10(c) or 3.10(h) hereof shall be deposited by the Administrative Agent into the Liquidity Facility Reserve Account.  All amounts on deposit in the Liquidity Facility Reserve Account, including any amount deposited in accordance with clause (iii) of Section 3.08(a) hereof, shall be invested and reinvested in accordance with Section 3.02 hereof.  Upon a request by the Liquidity Facility Provider, the Administrative Agent shall provide the Liquidity Facility Provider with the amount of Investment Earnings held in the Liquidity Facility Reserve Account as of the applicable date of determination.  On each Payment Date, the Administrative Agent shall direct the Operating Bank in writing to pay to the Liquidity Facility Provider all Investment Earnings on amounts on deposit in the Liquidity Facility Reserve Account.  Amounts on deposit in the Liquidity Facility Reserve Account shall be withdrawn by or at the direction of the Administrative Agent under the following circumstances:

(i)              in accordance with Section 3.01(n) hereof;

(ii)             on any Payment Date, if the amount in the Liquidity Facility Reserve Account exceeds the Required Amount therefor, then the Administrative Agent shall direct the Operating Bank to withdraw, upon Written Notice from the Administrative Agent, from the Liquidity Facility Reserve Account such excess and pay such amount to the Liquidity Facility Provider;

(iii)             if a Replacement Liquidity Facility is established following the date on which funds have been deposited into the Liquidity Facility Reserve Account, the Administrative Agent shall direct the Operating Bank to withdraw, upon Written Notice from the Administrative Agent, all amounts on deposit in the Liquidity Facility Reserve Account and shall pay such amounts to the replaced Liquidity Facility Provider in an amount not exceeding that of all Liquidity Facility Obligations owed to such Person, and shall deposit any remaining amount in the Collections Account;

(iv)             upon the payment in full of the Outstanding Principal Balance of, and accrued and unpaid interest on, the ACS Group Loans, the Administrative Agent shall direct the Operating Bank to withdraw, upon Written Notice from the Administrative Agent, all amounts from the Liquidity Facility Reserve Account and pay such amounts to the Liquidity Facility Provider in an amount not exceeding that of all Liquidity Facility Obligations owed to such Liquidity Facility Provider, and shall deposit any remaining amount in the Collections Account; and

(v)             15 days after the Final Maturity Date with respect to the ACS Group Loans, the Operating Bank shall withdraw, upon receipt of Written Notice from the Administrative Agent, all amounts on deposit in the Liquidity Facility Reserve Account and pay such amounts to the Liquidity Facility Provider in an amount not exceeding that of all Liquidity Facility Obligations owed to such Person, and shall deposit any remaining amount in the Collections Account.

(f)              Reinstatement.  With respect to any Liquidity Facility Drawing under the Liquidity Facility, upon the repayment to the Liquidity Facility Provider in full or in part of the amount of such Liquidity Facility Drawing, together with any accrued interest thereon, the Available Amount of the Liquidity Facility shall be reinstated by an amount equal to the amount of such Liquidity Facility Drawing so repaid to the Liquidity Facility Provider but not to exceed the Maximum Commitment; provided, however, that the Liquidity Facility shall not be so reinstated in part or in full at any time if (x) a Liquidity Facility Event of Default shall have occurred and be continuing or (y) a Non-Extension Drawing or Final Drawing shall have occurred.

(g)              Reimbursement.  The amount of each Liquidity Facility Drawing under the Liquidity Facility and any amounts withdrawn from the Liquidity Facility Reserve Account following a Non-Extension Drawing or a Final Drawing shall be due and payable, together with interest thereon, on the dates and at the rates, respectively, provided in the Liquidity Facility but only to the extent that Available Collections are sufficient to pay such amounts in the order of priority set forth in Section 3.08 hereof.

(h)              Final Drawing.  Upon receipt from the Liquidity Facility Provider of a Termination Notice with respect to the Liquidity Facility, the Administrative Agent shall, not later than the date specified in such Termination Notice, in accordance with the terms of the

Liquidity Facility, request a drawing under the Liquidity Facility of the Available Amount thereunder (a “Final Drawing”).  Proceeds of a Final Drawing shall be deposited into the Liquidity Facility Reserve Account for application in accordance with Section 3.10(e) hereof.

(i)              Liquidity Facility Provider Consent.  To the extent that the Liquidity Facility Provider’s consent or approval (including with respect to any amendment) is required under this Intercreditor Agreement, the Guarantor Intercreditor Agreement or any other Related Document, such consent is not required in the event that (x) no ACS Group Loans are Outstanding and (y) no Liquidity Facility Advance Obligations are due and owing to the Liquidity Facility Provider.

Section 3.11         Contributions.  In the event that the amounts available for distribution under Section 3.08 hereof and from any Eligible Liquidity Facility are insufficient to pay in full any of the Secured Obligations or any other Obligations, the Borrower or Guarantor may, out of funds provided to it by a Holder of a Class E Security or a Shareholder (and not out of any amounts in the Collections Account or any other Account or any other Collateral), pay such shortfall with respect to such Obligations on the applicable Payment Date by giving Written Notice of its intention to do so (specifying the amount thereof) to the Administrative Agent and the Facility Agent at least two Business Days prior to such Payment Date by transferring funds in such amount (the “Contribution Amounts”) to the Facility Agent one Business Day prior to such Payment Date for deposit into the applicable Account; provided that the Shareholders or Holders of Class E Securities may exercise its right under this Section 3.11 and Section 3.11 of the Guarantor Intercreditor Agreement to discharge the Borrower or Guarantor’s obligations in respect of the Aggregate Scheduled Principal Payment Amount or the Supplemental Principal Amount only once.  All Contribution Amounts so deposited shall (a) be paid out of such Account to the applicable Person or transferred to the applicable Account notwithstanding Section 3.08 hereof, Article VI hereof or anything else to the contrary contained in this Intercreditor Agreement or the Security Agreement and (b) not constitute an obligation or debt of the Borrower.

Section 3.12         Conversion Contributions.  In the event that a Conversion Election is in effect and there are insufficient amounts in the Aircraft Conversion Account to discharge all obligations then due and payable in respect of such ACS Group Aircraft Conversion, then the Borrower or Guarantor may, out of funds provided to it by a Holder of a Class E Security or a Shareholder, deposit in the Aircraft Conversion Account up to an amount that would enable the Borrower or Guarantor, as applicable, to discharge such obligations.  Any such amounts should not constitute an obligation or debt of the Borrower.

Section 3.13         DSCR Failure.  In the event that the Administrative Agent determines, in accordance with Section 3.06(c) hereof, that a DSCR Failure for the related Payment Date will occur, it shall provide Written Notice thereof (not later than two Business Days prior to such Payment Date) to the Borrower, the Guarantor, and the Facility Agent.  During the occurrence and continuance of a DSCR Failure, all proceeds on deposit in the Collections Account shall be applied in accordance with Section 3.08(b) hereof.

ARTICLE IV
DEFAULT AND REMEDIES

Section 4.01         Events of Default.  Each of the following events shall constitute an “Event of Default” hereunder with respect to the Loans or Class E Securities, and each such Event of Default shall be deemed to exist and continue so long as, but only so long as, it shall not have been remedied:

(a)              failure by the Borrower or Guarantor to pay when due interest on the Loans (without regard to whether funds shall be available in the Collections Account in amounts sufficient for such payment), and the continuance of such default unremedied for a period of three Business Days after the same shall have become due and payable;

(b)              failure by the Borrower or Guarantor to pay when due in full the Aggregate Scheduled Principal Payment Amount or the Supplemental Principal Payment Amount for twelve consecutive Payment Dates (without regard to whether funds shall be available in the Collections Account in amounts sufficient for such payment); provided that, for the purpose of this clause (b), the Aggregate Scheduled Principal Payment Amount and the Supplemental Principal Amount shall be deemed paid on any Payment Date to the extent that amounts that would have otherwise been applied to pay such amounts are instead used to reimburse the Borrower for Conversion Payments pursuant to Section 3.06(h);

(c)              failure by the Borrower or Guarantor to pay when due principal of any Loans or Class E Securities on or before the Final Maturity Date;

(d)              failure by the Borrower or Guarantor to pay any amount (other than amounts referred to in clauses (a), (b) and (c) above) when due and payable in connection with the Loans to the extent that there are, on any Payment Date, amounts available for such payment (and all Prior Ranking Amounts) in the Collections Account and the continuance of such default for a period of five or more Business Days after such Payment Date;

(e)              failure of any of the representations or warranties of the Borrower under this Intercreditor Agreement to be true and correct or failure by the Borrower to comply with any of the covenants, obligations, conditions or provisions binding on it under this Intercreditor Agreement, the Warehouse Intercreditor Agreement or the Credit Agreement (other than a payment default for which provision is made in Section 4.01(a), (b), (c) or (d) above), if such failure or such breach materially adversely affects the Holders of such Loans and continues for a period of 30 days or more after written notice thereof has been given to the Borrower by the Controlling Party or by the Required Lenders;

(f)              a court having jurisdiction in the premises enters a decree or order for (i) relief in respect of the Borrower or the Guarantor or any direct or indirect subsidiary thereof (other than a Non-Significant Subsidiary) under any Applicable Law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examinership, relief of debtors or other similar law now or hereafter in effect; (ii) appointment of a receiver, liquidator, Irish law examiner, assignee, custodian, trustee, sequestrator or similar official of the Borrower or the Guarantor or any direct or indirect subsidiary thereof (other than a Non-Significant Subsidiary);

or (iii) the winding up or liquidation of the affairs of the Borrower or the Guarantor or any direct or indirect subsidiary thereof (other than a Non-Significant Subsidiary) and, in each case, such decree or order shall not be contested by appropriate proceedings or remain unstayed or such writ or other process shall not have been stayed or dismissed within 60 days from entry thereof;

(g)              the Borrower or the Guarantor or any direct or indirect subsidiary thereof (other than a Non-Significant Subsidiary) (i) commences a voluntary case under any Applicable Law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examinership, relief of debtors or other similar law now or hereafter in effect, or consents to the entry of an order for relief in any involuntary case under any such law; (ii) consents to the appointment of or taking possession by a receiver, liquidator, Irish law examiner, assignee, custodian, trustee, sequestrator or similar official of the Borrower or the Guarantor or any direct or indirect subsidiary thereof (other than a Non-Significant Subsidiary) or for all or substantially all of the property and assets of the Borrower or the Guarantor or any direct or indirect subsidiary thereof (other than a Non-Significant Subsidiary); or (iii) effects any general assignment for the benefit of creditors;

(h)              an encumbrancer takes possession of all or substantially all of the property and assets of the Borrower or the Guarantor or any direct or indirect subsidiary thereof (other than a Non-Significant Subsidiary) and, if such action is only in respect of one ACS Group Member (other than the Borrower or the Guarantor), such action shall not have been stayed or dismissed within 60 days of the commencement of such action;

(i)              one or more judgments or orders for the payment of money that are in the aggregate in excess of 1% of the Outstanding Principal Amount of the ACS Group Loans shall be rendered against any ACS Group Member and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not be an Event of Default under this Section 4.01(i) if and for so long as (x) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (y) such insurer, which shall be rated at least “A” by A.M. Best Company or any similar successor entity, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order;

(j)              the constitutional documents creating the Borrower or the Guarantor cease to be in full force and effect without replacement documents having the same terms being in full force and effect;

(k)             all or a material part of the Related Documents becomes void, illegal or unenforceable or are alleged to be so by the Borrower or Guarantor;

(l)              an Event of Default (as defined in the Guarantor Intercreditor Agreement) has occurred and is continuing under the Guarantor Intercreditor Agreement; or

(m)            if any security interest over a material portion of the Collateral shall for any reason not to be a valid security interest (of the type and priority, and securing the specified obligations, represented in Section 2.03 of the Security Agreement) on the Collateral identified therein, subject to no other security interests except those permitted pursuant to the terms of the Related Documents.

For the avoidance of doubt, any payment under an Eligible Liquidity Facility shall be deemed to be a payment by the Borrower for purposes of clauses (a), (b), (c) and (d) above.

Section 4.02         Acceleration, Rescission and Annulment.  (a)  If an Event of Default (other than an Event of Default under Section 4.01(f) or (g) hereof) occurs and is continuing, the Controlling Party may, and (if the Controlling Party is the Facility Agent, upon the written direction of  the Required Lenders, shall) give a Default Notice to the Borrower, the Administrative Agent, the Collateral Agent, the Guarantor, the Facility Agent and the Operating Bank, declaring the Outstanding Principal Balance of the Loans and all accrued and unpaid interest thereon to be due and payable.  If the Controlling Party is the Liquidity Facility Provider, only it may give a Default Notice.  Upon delivery of a Default Notice, such Outstanding Principal Balance and all accrued and unpaid interest thereon shall be due and payable.  At any time after the Controlling Party has declared the Outstanding Principal Balance of the Loans to be due and payable and prior to the exercise of any other remedies pursuant to this Article IV, the Controlling Party may (and if the Controlling Party is the Facility Agent, upon the written direction of the Required Lenders, shall) by Written Notice to the Borrower, the Facility Agent (if not the Controlling Party), the provider of any Eligible Liquidity Facility (if not the Controlling Party), the Administrative Agent, the Collateral Agent and the Facility Agent, subject to Section 4.04(a) hereof, rescind and annul such declaration and thereby annul its consequences if: (i) there has been paid to or deposited with the Facility Agent an amount sufficient to pay all overdue installments of interest on the Loans, and the principal or Repayment Price of the Loans, together with all other amounts that would have become due otherwise than by such declaration of acceleration, (ii) the rescission or annulment would not conflict with any judgment or decree and (iii) all other Defaults and Events of Default, other than nonpayment of interest and principal on the Loans that have become due solely because of such acceleration, have been cured or waived.  If the Controlling Party is the Liquidity Facility Provider, only it may give a notice of annulment.  If an Event of Default under Section 4.01(f) or (g) hereof occurs, the Outstanding Principal Balance of the Loans and the Class E Securities and all accrued and unpaid interest thereon shall automatically become due and payable without any further action by any party.

(b)              Notwithstanding this Section 4.02 and Section 4.03 hereof, after the occurrence and during the continuation of an Event of Default, no Holders of any Loans other than the Senior Class may give or direct the giving of a Default Notice or exercise or direct the exercise of any remedy in respect of such Event of Default, and no Person other than the Controlling Party may give a Default Notice or exercise any such remedy.

Section 4.03         Other Remedies.  If an Event of Default occurs and is continuing, the Facility Agent (at the direction of the Controlling Party if the Facility Agent is not the Controlling Party) may pursue any available remedy by proceeding at law or in equity to collect the payment of principal or Repayment Price of, or interest on, the Loans or to enforce the performance of any provision of the Loans or this Intercreditor Agreement.

The Facility Agent may maintain a proceeding even if it does not possess any of the Loans or does not produce any of them in the proceeding.

Section 4.04         Waiver; Cure of Existing Defaults.  v)The Controlling Party or (if the Controlling Party is the Facility Agent as representative of the Holders of the Loans) the Required Lenders by notice to the Facility Agent and the Borrower may waive any existing Default hereunder and its consequences, except a Default:  (i) in the deposit or distribution of any payment required to be made on any Loans, (ii) in the payment of the interest on, principal of or premium, if any, with respect to any Loans or (iii) in respect of a covenant or provision hereof which under Section 8.6 of the Credit Agreement cannot be modified or amended without the consent of the Holders of all the Loans, which (in the case of such Defaults described in clauses (i), (ii) and (iii)) may not be waived. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Intercreditor Agreement, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

(b)              Any written waiver of a Default or an Event of Default given by the Controlling Party or the Holders to the Facility Agent and the Borrower in accordance with the terms of this Intercreditor Agreement shall be binding upon the Facility Agent and the other parties hereto.  Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the Default or Event of Default so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

(c)              If an Event of Default arises under Section 4.01 due to the action of a single ACS Group Member then, if no other Event of Default has occurred and is continuing or would arise from such transfer, the Borrower may cure such Event of Default by transferring such ACS Group Member to a Person who is not an ACS Group Member.

Section 4.05         Restoration of Rights and Remedies.  If the Controlling Party has instituted any proceeding to enforce any right or remedy under this Intercreditor Agreement, and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Facility Agent or such Holder, then in every such case the Borrower, the Facility Agent and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Facility Agent and the Holders shall continue as though no such proceeding has been instituted.

Section 4.06         Remedies Cumulative.  Each and every right, power and remedy herein given to the Facility Agent (or the Controlling Party) specifically or otherwise in this Intercreditor Agreement shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Facility Agent (or the Controlling Party), and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy.  No delay or omission by the Facility Agent (or the Controlling Party) in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any Default on the part of the Borrower or to be an acquiescence therein.

Section 4.07         Authority of Courts Not Required.  The parties hereto agree that, to the greatest extent permitted by law, the Facility Agent shall not be obliged or required to seek or obtain the authority of, or any judgment or order of, the courts of any jurisdiction in order to exercise any of its rights, powers and remedies under this Intercreditor Agreement, and the parties hereby waive any such requirement to the greatest extent permitted by law.

Section 4.08         Rights of Holders to Receive Payment.  Notwithstanding any other provision of this Intercreditor Agreement, the right of any Holder to receive payment of principal or Repayment Price of, or interest or any other amounts then due on its Loans on or after the respective due dates therefor expressed in such Loans, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 4.09         Facility Agent May File Proofs of Claim.  The Facility Agent may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Facility Agent and of any Holder allowed in any judicial proceedings relating to any Borrower on the Loans its creditors or its property.

Section 4.10         Undertaking for Costs.  All parties to this Intercreditor Agreement agree, and each Holder by its acceptance thereof shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Intercreditor Agreement or in any suit against the Facility Agent for any action taken or omitted by it as Facility Agent, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defense made by the party litigant.  This Section 4.10 does not apply to a suit instituted by the Facility Agent, a suit instituted by any Holder of any Loan for the enforcement of the payment of principal or Repayment Price of, or interest on its Loan on or after the respective due dates expressed in such Loan, or a suit by the Required Lenders.

Section 4.11         Control by Holders.  Subject always to the provisions of this Article IV, the Controlling Party shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Facility Agent, or exercising any trust or power conferred on the Facility Agent for such class under this Intercreditor Agreement and other Related Documents; provided that, for such class (a) such direction shall not be in conflict with any rule of law or with this Intercreditor Agreement and would not involve the Facility Agent in personal liability or expense; and (b) the Facility Agent may take any other action deemed proper by the Facility Agent which is not inconsistent with such direction.

ARTICLE V
REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 5.01         Representations and Warranties.  The Borrower represents and warrants to the Facility Agent as follows:

(a)              Due Organization.  The Borrower is a Bermuda exempted company, and each ACS Bermuda Subsidiary is a special purpose entity duly formed in its respective jurisdiction of formation, in each case with full power and authority to conduct its business; and none of the Borrower or any ACS Bermuda Subsidiary is in liquidation, examinership, bankruptcy or suspension of payments.

(b)              Special Purpose Status.  The Borrower has not engaged in any activities since its organization (other than those incidental to its incorporation and other appropriate steps and arrangements for the payment of fees to, and director’s and officer’s insurance for, the Directors, the authorization and issuance of the Loans, the execution of the Related Documents to which it is a party and the activities referred to in or contemplated by such agreements), and the Borrower has not paid any dividends or other distributions since its organization.

(c)              Non-Contravention.  The purchase of the Aircraft and interests in the Initial Leases either directly or through the purchase of Aircraft Interests pursuant to the Purchase Agreement, the borrowing of the Loans and the execution and delivery by each ACS Bermuda Group Member of, and compliance by it with the terms of each of the Related Documents to which it is a party;

(i)              do not and will not at the Initial Closing Date or any Payment Date conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, the constitutional documents of the Borrower or the constituent documents of any ACS Bermuda Subsidiary or with any existing law, rule or regulation applying to or affecting the Borrower or any ACS Bermuda Subsidiary or any judgment, order or decree of any government, governmental body or court having jurisdiction over the Borrower or any ACS Bermuda Subsidiary; and

(ii)             do not and will not at the Initial Closing Date or any Payment Date constitute a default under, any deed, indenture, agreement or other instrument or obligation to which the Borrower or any ACS Bermuda Subsidiary is a party or by which any of them or any part of their undertaking, assets, property or revenues are bound.

(d)              Due Authorization.  The purchase of the Aircraft and interests in the Initial Leases, the borrowing of the Loans, the execution and issue or delivery by the Borrower and each ACS Bermuda Subsidiary of the Related Documents executed by it and the performance by each of them of their obligations hereunder and thereunder and the arrangements contemplated hereby and thereby to be performed by each of them have been duly authorized by each of them.

(e)              Validity and Enforceability.  This Intercreditor Agreement constitutes, and the Related Documents to which it is a party, when executed and delivered will constitute valid, legally binding and (subject to general equitable principles, insolvency, liquidation, examination, reorganization and other laws of general application relating to creditors’ rights or claims or the concepts of materiality, reasonableness, good faith and fair dealing) enforceable obligations of the Borrower and each ACS Bermuda Subsidiary executing the same.

(f)               No Defaults.  There exists no Default, Event of Default or event which, had the Loans already been made or issued, would constitute a Default or an Event of Default.

(g)              No Encumbrances.  Subject to the Security Interests created in favor of the Collateral Agent and except for Permitted Encumbrances, there exists no Encumbrance over the assets or undertaking of (i) the Borrower which ranks prior to or pari passu with the obligation to make payments on the Loans or (ii) any ACS Bermuda Subsidiary.

(h)              No Consents.  All consents, approvals, authorizations or other orders of all regulatory authorities required (excluding any required by the other parties to the Related Documents) for or in connection with the execution and performance of the Related Documents by the Borrower and each ACS Bermuda Subsidiary and the borrowing, the issue and performance of the Loans by the Borrower has been obtained and are in full force and effect and not contingent upon fulfillment of any condition.

(i)               No Litigation.  There is no action, suit, investigation or proceeding pending against, or to the knowledge of the Borrower, threatened against or affecting, the Borrower or any ACS Bermuda Subsidiary before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Intercreditor Agreement (including the Exhibits and Schedules attached hereto) and the Related Documents or which could reasonably be expected to have a material adverse effect on the ability of the Borrower or any other ACS Bermuda Group Member to perform its obligations under the Related Documents.

(j)               Employees, Subsidiaries.  The Borrower and each ACS Bermuda Subsidiary have no employees.  Set forth in Schedule 2 hereto is a true and complete list, as of the date hereof, of all ACS Bermuda Subsidiaries, together with their jurisdictions of organization.

(k)              Ownership.  The Borrower or an ACS Bermuda Subsidiary is the legal and beneficial owner of the Pledged Shares, the Pledged Debt, the Pledged Beneficial Interest and the Non-Agent Accounts pledged by the Borrower or any such ACS Bermuda Subsidiary pursuant to the Security Documents, free from all Encumbrances and claims whatsoever other than Permitted Encumbrances.

(l)               No Filings.  Under the laws of Bermuda, the State of New York and the Federal laws of the United States of America in force at the date hereof, it is not necessary or desirable that this Intercreditor Agreement or any Related Document to which an ACS Bermuda Subsidiary is a party (other than any filings with respect to the Security Interests) be filed, recorded or enrolled with any court or other authority in any such jurisdictions or that any stamp, registration or similar tax be paid on or in relation to this Intercreditor Agreement or any of the other Related Documents.

(m)             Aircraft Assets.  Schedule 1 contains a true and complete list of all Aircraft as of the Initial Closing Date and each Person within the ACS Group that will own such

Aircraft as of the applicable Delivery Date.  Except as otherwise set forth therein, once each Aircraft listed in Schedule 1 has been delivered under the ACS Group Purchase Agreement, each Person within the ACS Group listed as an owner of an Aircraft on such Schedule will have such title to such Aircraft as was conveyed to such Person, free and clear of all liens created by or through such Person other than the lien arising out of the entering into of the Initial Lease in respect of such Aircraft.  Each ACS Group Member that directly owns an ACS Group Aircraft is organized in a jurisdiction that is a Contracting State.

(n)              Aircraft Assets Related Documents.  Each Aircraft Assets Related Document is a legal, valid and binding agreement of the Person within the ACS Group that is a party thereto (including by way of assignment or novation) and is enforceable against such Person within the ACS Group that is a party thereto in accordance with its terms except where enforceability may be limited by general equitable principles, insolvency, liquidation, reorganization and other laws of general application relating to creditors’ rights or claims or the concepts of materiality, reasonableness, good faith and fair dealing.  No Person within the ACS Group has modified, amended or waived any provision of or terminated any Aircraft Assets Related Documents referred to in Schedule 5.01(b) of the Remarketing Services Agreements except as disclosed therein.

(o)              Other Representations.  The representations and warranties made by the Borrower, the Guarantor, and each ACS Bermuda Subsidiary in each of the other Related Documents are true and accurate.

(p)              Insurance.  Each Lessee under an Initial Lease carries War Risk Coverage in an amount at least equal to the Current War Risk Coverage Amount set forth in Schedule 4 hereto with respect to such Lessee.

(q)              Federal Regulations.  No part of the proceeds of any Loan, and no other extensions of credit hereunder, will be used (i) for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect for any purpose that violates the provisions of the Regulations of the Board or (ii) for any purpose that violates the provisions of the Regulations of the Board.  If requested by any Holder of any Loan or the Facility Agent, the Borrowers will furnish to the Facility Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

(r)              Investment Company.  No Borrower or other ACS Group Member is an “investment company,” or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. § 80a-1, et seq.).  The application of the proceeds of the Loans and repayment thereof by each Borrower and the performance by each Borrower and the other ACS Group Members’ of the transactions contemplated by the Related Documents will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder, in each case as in effect on the date hereof.

(s)              Patents, Etc.  Each Borrower and each other ACS Group Member owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses,

franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights necessary to or used in the conduct of its businesses as now conducted and as contemplated by the Related Documents, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, other proprietary right of any other Person.

(t)              No Untrue Statement.  Neither (i) this Intercreditor Agreement nor any other Related Document or certificate or document executed and delivered by or on behalf of any Borrower or any other ACS Group Member in accordance with or pursuant to any Related Document nor (ii) any written statement, representation, or warranty provided to the Facility Agent in connection with the negotiation or preparation of the Related Documents contains any misrepresentation or untrue statement of material fact.

(u)              Employee Benefit Plans.

(i)              Neither any Borrower nor any of their respective ERISA Affiliates has or has ever sponsored any Single Employer Plan, been a participating employer in any Multiemployer Plan, or had any obligation to fund any such plan;

(ii)             Neither any ACS Group Member nor any ERISA Affiliate thereof has incurred any “accumulated funding deficiency” with respect to any Single Employer Plan or failure to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Single Employer Plan, whether or not waived; during the six-year period prior to the date on which this representation is made or deemed made or any other liability to the PBGC which remains outstanding, in each case, in an amount that would be reasonably likely to have a Material Adverse Effect;

(iii)            No Termination Event has occurred during the six-year period prior to the date on which this representation is made or deemed made or is reasonably expected to occur with respect to any Single Employer Plan or Multiemployer Plan, neither any ACS Group Member nor any ERISA Affiliate has incurred any unpaid withdrawal liability with respect to any Multiemployer Plan that, in each case, could be reasonably expected to have a Material Adverse Effect; and

(iv)            The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Single Employer Plan) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made for each such plan, exceed the then current value of the assets of such Single Employer Plan allocable to such benefits by a material amount.

(v)              Environmental Laws.  Except as listed on Schedule 6, each Borrower and each other ACS Group Member is in compliance with all applicable Environmental Laws and has been issued and currently maintains all required federal, state and local permits, licenses, certificates and approvals.  Except as listed on Schedule 6, neither any Borrower nor any other ACS Group Member has been notified of any pending or threatened action, suit, proceeding or investigation, and neither any Borrower, any Guarantor nor any other ACS Group Member is aware of any facts, which (a) calls into question, or could reasonably be expected to call into question, compliance by any Borrower or any other ACS Group Member with any Environmental Laws, (b) seeks, or could reasonably be expected to form the basis of a meritorious proceeding, to suspend, revoke or terminate any license, permit or approval necessary for the operation of any Borrower’s, or any other ACS Group Member’s business or facilities or for the generation, handling, storage, treatment or disposal of any Hazardous Materials, or (c) seeks to cause, or could reasonably be expected to form the basis of a meritorious proceeding to cause, any property of any Borrower or any other ACS Group Member to be subject to any restrictions on ownership, use, occupancy or transferability under any Environmental Law.

(w)              Taxes.  Except as set forth in Schedule 6 hereof, each Borrower and each other ACS Group Member has filed or caused to be filed all federal, state, local and foreign Tax returns that are required to be filed by it, and has paid or caused to be paid all Taxes required to be paid, except to the extent that a failure to file or pay would not have a Material Adverse Effect (individually or in the aggregate), and except for the payment of Taxes being contested in good faith by appropriate proceedings diligently conducted and against which reserves in accordance with GAAP have been established.  The Borrower hereby represents that, as of the date hereof and to its knowledge, assuming each Lender is a Qualifying Lender, it is not required to withhold or deduct any Taxes from any payments made by the Borrower to each Lender in respect of principal of, and interest on, the Loans.

(x)              OFAC Restrictions.  Neither the Borrower, nor, to the Borrower’s knowledge, any persons or entities holding any legal or beneficial interest whatsoever in Borrower (whether directly or indirectly) (a) appear on the OFAC SDN List; (b) are included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons or entities referred to or described in the OFAC SDN List; or (c) have conducted business with or engaged in any transaction with any person or entity named on any of the OFAC SDN List or any person or entity included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons or entities referred to or described in the OFAC SDN List.

(y)              Use of Proceeds.  The Borrower represents that it is the ultimate beneficiary of the Loan contemplated hereunder and covenants that it will promptly notify the Lenders (by written notice to the Facility Agent) if it ceases to be the ultimate beneficiary.  Such written notice shall disclose the name and the address of the new ultimate beneficiary.

Section 5.02          General Covenants.  The Borrower covenants with the Facility Agent as follows:

(a)              No Release of Obligations.  The Borrower shall not take, or knowingly permit any ACS Bermuda Subsidiary to take, any action which would amend, terminate (other than any termination in connection with the replacement of such agreement with an agreement on terms substantially no less favorable to the ACS Bermuda Group than the agreement being terminated) or discharge or prejudice the validity or effectiveness of this Intercreditor Agreement (other than as permitted herein), the Security Agreement, the Purchase Agreement, the

Administrative Agency Agreement, any organizational document of the Borrower or any ACS Bermuda Subsidiary (unless such ACS Bermuda Subsidiary no longer holds any direct or indirect interest in an Aircraft or a Lease), the Liquidity Facility (other than as expressly permitted hereunder), the Bermudian Remarketing Services Agreement, or any other Related Document to which the Borrower or any ACS Bermuda Subsidiary (unless such ACS Bermuda Subsidiary no longer holds any interest in an Aircraft or a Lease) is a party or permit any other party (other than an ACS Group Member) to any such document to be released from such obligations, except, in each case, as permitted or contemplated by the terms of such document, and provided that such actions may be taken or permitted and such releases may be permitted if the prior written consent of the Facility Agent and the Liquidity Facility Provider has been obtained; and provided further that, in any case (i) the Borrower shall not take any action which would result in any amendment or modification to the conflicts standard or duty of care in such agreements and (ii) there must be at all times an administrative agent with respect to the ACS Group Services (as defined in the Administrative Agency Agreement) and a remarketing servicer with respect to all ACS Group Aircraft.

(b)              Limitation on Encumbrances.  The Borrower shall not, and shall not permit any ACS Bermuda Subsidiary to, create, Incur, assume or suffer to exist any mortgage, pledge, lien, encumbrance, charge or security interest (in each case, an “Encumbrance”), including, without limitation, any conditional sale, any sale with recourse against any ACS Bermuda Subsidiary or any Affiliate of any ACS Bermuda Subsidiary, or any agreement to give any security interest over or with respect to any of the Borrower’s or any ACS Bermuda Subsidiary’s assets (other than the segregation of the Segregated Funds) including, without limitation, all shares of capital stock, all beneficial interests in trusts, all ordinary shares and preferred shares and any options, warrants and other rights to acquire such shares or beneficial interests (“Ownership Interest”) and any Indebtedness of any ACS Bermuda Subsidiary held by the Borrower or any ACS Bermuda Subsidiary.

Notwithstanding the foregoing, the Borrower may create, Incur, assume or suffer to exist (i) any Permitted Encumbrance, (ii) any security interest created or required to be created under the Security Documents, (iii) Encumbrances over rights in or derived from Leases upon the prior written consent of the Facility Agent, (provided that any transaction or series of transactions resulting in such Encumbrance, taken as a whole, does not materially adversely affect the amount of Collections that would have been received by the Borrower and any other ACS Bermuda Group Member from such Lease had such Encumbrance not been created), (iv) any other Encumbrance the validity or applicability of which is being contested in good faith in appropriate proceedings by the Borrower or any ACS Bermuda Subsidiary and enforcement of which is stayed or effectively bonded, (v) any Encumbrance in connection with any transfer of title to or Lease of Aircraft (A) to or in favor of a trust or an entity (which, in either case, is not an ACS Group Member) for the purpose of registering the Aircraft under the laws of an applicable jurisdiction so long as, however, the Borrower or any ACS Bermuda Subsidiary retains the beneficial or economic ownership of the Aircraft or (B) from such trust or entity to the Borrower or an ACS Bermuda Subsidiary (subject in the case of this subclause (v) to the limitations set forth in subclause (vi) of Section 5.02(g) below), and (vi) any lien created in favor of the issuer of a surety bond, letter of credit or similar instrument to be obtained by the Borrower or any ACS Bermuda Subsidiary in connection with the repossession of an Aircraft or other enforcement action under a Lease.

For purposes of this Intercreditor Agreement, “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common control with, such Person or is a director or officer of such Person; “Control” of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting Ownership Interest, by contract or otherwise.  For the avoidance of doubt, each ACS Group Member shall be an “Affiliate” of each other ACS Group Member.  For the purposes of this Intercreditor Agreement, “Permitted Encumbrance” means (i) any lien for Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings; (ii) in respect of any Aircraft, any lien of a repairer, carrier or hangar keeper arising in the ordinary course of business by operation of law or any engine or parts-pooling arrangements or other similar lien; (iii) any permitted lien or encumbrances on any Aircraft, Engines or Parts as defined under any Lease thereof (other than liens or encumbrances for which the Lessor thereunder is responsible to the Lessee thereunder); (iv) any lien created by or through or arising from debt or liabilities or any act or omission of any Lessee in each case either in contravention of the relevant Lease (whether or not such Lease has been terminated) or without the consent of the relevant lessor (provided that if such lessor becomes aware of any such lien, it shall use commercially reasonable efforts to have any such lien lifted); (v) any head lease, lease, conditional sale agreement, or Purchase Option under the Initial Lease of any Aircraft existing on the date of acquisition of such Aircraft or otherwise existing on the relevant Closing Date or Aircraft Agreement meeting the requirements of clause (iii) of the second paragraph of Section 5.02(g) hereof and disclosed on Schedule 7 to the Purchase Agreement; (vi) any lien for air navigation authority, airport tending, gate or handling (or similar) charges or levies; (vii) any lien created in favor of the Borrower, any ACS Bermuda Subsidiary or the Collateral Agent; (viii) any Encumbrance arising under an Eligible Liquidity Facility or a Conversion Agreement; (ix) any lien created by Constitution Aircraft Leasing (Ireland) 4 Limited in favor of JPMorgan Chase Bank, N.A. over the Excluded Leases or the Excluded Accounts or any proceeds thereof; and (x) any other lien not referred to in clauses (i) through (ix) of this paragraph which would not adversely affect the owner’s rights provided that the amount secured by liens under this clause (x) does not exceed, individually, $250,000 per Aircraft or, in the aggregate, 0.25% of the Initial Appraised Value of the ACS Group Portfolio.

(c)              Limitation on Restricted Payments.  The Borrower shall not, and shall not permit any ACS Bermuda Subsidiary to (i) purchase, redeem, retire or otherwise acquire for value any shares of Ownership Interest in the Borrower, the Guarantor, any ACS Bermuda Subsidiary or ACS Ireland Subsidiary held by or on behalf of Persons other than the Borrower or any ACS Bermuda Subsidiary or other ACS Group Member other than as provided in Section 5.02(l)(ii)(B) hereof; (ii) make any payment of principal, interest or premium, if any, on the Loans or the Class E Securities or make any voluntary or optional repayment or other acquisition or retirement for value of Indebtedness of the Borrower or such ACS Bermuda Subsidiary that is not owed to the Borrower, the Guarantor, such ACS Bermuda Subsidiary or such ACS Ireland Subsidiary or other ACS Group Member other than in accordance with Articles II and III hereof, and otherwise provided for in the Related Documents; or (iii) make any Investments (other than Permitted Account Investments, Allowed Restructurings, Investments permitted under Section 5.02(e) hereof and Investments in any ACS Bermuda Group Member and any other ACS Group Member pursuant to the Purchase Agreement; provided that written notification of the organization or acquisition of each such ACS Bermuda Group Member shall have been given to the Facility Agent and the Liquidity Facility Provider).

The term “Investment” for purposes of the above restriction means any loan or advance to a Person, any purchase or other acquisition of any beneficial interest, capital stock, warrants, rights, options, obligations or other securities of such Person, any contribution to such Person or any other Investment in such Person.  For the avoidance of doubt, “Investment” shall not include any obligation of a purchaser of an Aircraft to make deferred or installment payments pursuant to any Aircraft Agreement specified in clause (iii) or (v) of the second paragraph of Section 5.02(g) hereof so long as the ACS Bermuda Group retains a security interest in the relevant Aircraft until all such obligations are discharged and shall not include any payment owing to a Lessee.

(d)              Limitation on Restrictions on Dividends and Other Payments.  The Borrower shall not, and shall not permit any ACS Bermuda Subsidiary to, create or otherwise suffer to exist any consensual encumbrance or restriction of any kind on the ability of any ACS Bermuda Subsidiary to (i) declare or pay dividends or make any other distributions permitted by Applicable Law, or purchase, redeem or otherwise acquire for value, the Ownership Interest of the Borrower or such ACS Bermuda Subsidiary, as the case may be; (ii) pay any Indebtedness owed to the Borrower or such ACS Bermuda Subsidiary; (iii) make loans or advances to the Borrower or such ACS Bermuda Subsidiary; or (iv) transfer any of its property or assets to the Borrower or any other ACS Bermuda Subsidiary.

The foregoing provisions shall not restrict any consensual encumbrances or other restrictions:  (i) existing on the Initial Closing Date or, in the case of any Aircraft, the Acquisition Date of such Aircraft, under any Related Document and, in each case, disclosed to the Facility Agent on Schedule 6 hereto, and any amendments, extensions, refinancings, renewals or replacements of such documents; provided that such consensual encumbrances and restrictions in any such amendments, extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those previously in effect and being amended, extended, refinanced, renewed or replaced; or (ii) in the case of clause (iv) of the preceding paragraph, that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset.

(e)              Limitation on Engaging in Business Activities.  The Borrower shall not, and shall not permit any ACS Bermuda Subsidiary to, engage in any business or activity other than:

(i)              purchasing or otherwise acquiring (subject to Section 5.02(h) hereof), owning, holding, converting, maintaining, modifying (subject to Section 5.02(i) hereof), managing, operating, leasing, re-leasing and, subject to the limitations set forth in Section 5.02(g) hereof, selling or otherwise disposing of the Aircraft and the Excluded Aircraft and entering into all contracts and engaging in all related activities incidental thereto, including from time to time accepting, exchanging, holding or permitting any ACS Bermuda Subsidiary to accept, exchange, sell or hold promissory notes, contingent payment obligations or equity interests, of Lessees or their Affiliates issued in connection with the bankruptcy, reorganization or other similar process, or in settlement of delinquent obligations or obligations anticipated to be delinquent, of such Lessees or their respective Affiliates in the ordinary course of business (an “Allowed Restructuring”);

(ii)             providing loans to, guaranteeing or otherwise supporting the obligations and liabilities of any ACS Bermuda Group Member or any ACS Ireland Group Member, in each case whether or not the Borrower or any ACS Bermuda Subsidiary derives a benefit therefrom so long as such loans, guarantees or other supports are provided in connection with the purposes set forth in clause (i) of this Section 5.02(e); provided further that written notification shall have been given to the Facility Agent and the Liquidity Facility Provider of such loan, guarantee or other support; provided that, no such notice shall be required for any guarantee provided by an ACS Bermuda Group Member with respect to any obligations of another ACS Bermuda Group Member or an ACS Ireland Group Member;

(iii)             financing or refinancing the business activities described in clause (i) of this Section 5.02(e) through the offer, sale and issuance of any securities of the Borrower upon such terms and conditions as the Board sees fit, for cash or in payment or in partial payment for any property purchased or otherwise acquired by any ACS Bermuda Group Member;

(iv)            engaging in currency and interest rate exchange transactions for the purposes of avoiding, reducing, minimizing, hedging against or otherwise managing the risk of any loss, cost, expense or liability arising, or which may arise, directly or indirectly, from any change or changes in any interest rate or currency exchange rate or in the price or value of any of the Borrower’s or any ACS Bermuda Subsidiary’s property or assets, within limits and with providers specified by the Board Resolution providing therefor from time to time and submitted to the Facility Agent and the Liquidity Facility Provider, including dealings, whether involving purchases, sales or otherwise, in foreign currency, spot and forward interest rate exchange contracts, forward interest rate agreements, caps, floors and collars, futures, options, hedges and any other currency, interest rate and other similar hedging arrangements and such other instruments as are similar to, or derivatives of, any of the foregoing; provided, that, at all times after 10 days after each Delivery Date, the Borrower and the Guarantor, collectively, shall enter into such hedging arrangements so as to result in at least 80% of their liabilities being hedged for a period corresponding to the average life of the fixed rate leases; provided, that, no hedging arrangement shall be required to extend beyond the Final Maturity Date; provided, however, that the Borrower shall not, and will not permit any ACS Bermuda Subsidiary to, enter into any such hedging arrangements or other instruments that (x) are not entered into solely for hedging interest rate or currency risks associated with the Loans and/or the Leases or (y) are not U.S. dollar-denominated interest rate hedges, hedges, currency hedges, Swaptions, caps or floors (except in instances where the hedging instrument is entered into substantially to hedge risks associated with a non-U.S. dollar-denominated Lease) without the prior written consent of the Facility Agent; provided further that the Borrower shall not, and shall not permit any ACS Bermuda Subsidiary to (unless with respect to any action permitted under Section 5.02(g) and Section 5.02(j)), (A) terminate or transfer such hedging arrangements without the prior written consent of the Facility Agent and (B) enter into any Hedge Agreement after the

Initial Closing Date without the prior written consent of the Facility Agent unless such Hedge Agreement contains the Material Hedge Agreement Terms that are no less favorable to the Borrower, any applicable ACS Bermuda Subsidiary and the Facility Agent than those contained in the Initial Hedge Agreements;

(v)             (A) establishing, promoting and aiding in promoting, constituting, forming or organizing companies, trusts, syndicates, partnerships or other entities of all kinds in any part of the world for the purposes set forth in clause (i) above; provided that written notification shall have been given to the Facility Agent and the Liquidity Facility Provider that such company, trust, syndicate, partnership or other entity is set up in compliance with this Intercreditor Agreement; (B) acquiring, holding and disposing of shares, securities and other interests in any such trust, company, syndicate, partnership or other entity and (C) disposing of shares, securities and other interests in, or causing the dissolution of, any existing subsidiary; provided that any such disposition which results in the disposition of an Aircraft meets the requirements set forth in Section 5.02(g) hereof;

(vi)            taking out, acquiring, surrendering and assigning policies of insurance and assurances with any insurance company or companies which the Borrower or any ACS Bermuda Subsidiary may think fit and to pay the premiums thereon; and

(vii)           engaging in the transactions contemplated by the Liquidity Facility.

(f)              Limitation on Indebtedness.   The Borrower shall not, and shall not permit any ACS Bermuda Subsidiary to, incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, whether present or future (in any such case, to “Incur”), Indebtedness.

Notwithstanding the foregoing, the Borrower and any ACS Bermuda Subsidiary may Incur each and all of the following:

(i)              Indebtedness in respect of the Loans or the guarantee of the Borrower in respect of the Guarantor Loans and the Class E Securities;

(ii)             Indebtedness in respect of guarantees by any ACS Bermuda Group Member that are in the ordinary course of the aircraft operating leasing business and related to the Aircraft and within the reasonable commercial practice of a leading aircraft operating lessor;

(iii)            obligations to each Seller under each Purchase Agreement and any related lease assignment and assumption agreements and obligations to Lessees and others under the documents related thereto, including any Indebtedness owed to any Lessee (or lessee under an Excluded Lease) and pertaining to the Aircraft or the Excluded Aircraft under any such agreement or the Lease or Excluded Lease with respect to maintenance contributions, redelivery condition adjustment payments or any other obligation to a Lessee (or lessee under an Excluded Lease) incurred in the ordinary course of the aircraft operating leasing business and within the reasonable commercial practice of a leading aircraft operating lessor of the Borrower or any ACS Bermuda Subsidiary;

(iv)            obligations under any Conversion Agreement and any other documents related thereto entered into to consummate an Aircraft Conversion in accordance with Section 5.02(i) hereof;

(v)             contributions permitted under Sections 3.11 and 3.12 of the Intercreditor Agreement or the Guarantor Intercreditor Agreement.

(vi)             Indebtedness under any agreements between the Borrower or any ACS Bermuda Subsidiary and any other ACS Bermuda Group Member or other ACS Group Member (each, an “Intercompany Loan”); provided that such Indebtedness shall be evidenced in writing, which may be in electronic form, and, written notification shall have been given to the Facility Agent and the Liquidity Facility Provider of the Incurrence of such Indebtedness on behalf of the Borrower;

(vii)            Indebtedness of the issuer under any Eligible Liquidity Facility, provided that the prior written consent of the Facility Agent is obtained prior to entering into an Eligible Liquidity Facility not in existence on the Initial Closing Date;

(viii)           Indebtedness required in connection with repossession of an Aircraft or any Engine; and

(ix)            Indebtedness in favor of the issuer of a surety, letter of credit or similar instrument to be obtained by Borrower or any ACS Bermuda Subsidiary in connection with the repossession or detention of an Aircraft or other enforcement action under a Lease.

For the purposes of this Intercreditor Agreement, “guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The term “guarantee” when used as a verb has a corresponding meaning.

(g)              Limitation on Aircraft Dispositions.  The Borrower shall not, and shall not permit any ACS Bermuda Subsidiary to, sell, transfer or otherwise dispose of any Aircraft or any interest therein, directly or indirectly, other than as provided in the Bermudian Remarketing Services Agreement.

In addition, and notwithstanding any provision of the Bermudian Remarketing Services Agreement, the Borrower and any ACS Bermuda Subsidiary shall only be permitted to sell, transfer or otherwise dispose of, directly or indirectly, (a) any Engine or Part purchased on the date such Aircraft is acquired, (b) any Engine or Part in connection with the replacement of such Engine or Part in accordance with the applicable Lease or otherwise in the ordinary course of business, (c) one or more Aircraft or an interest therein (i) pursuant to a Purchase Option or other agreements of a similar character existing with respect to the Aircraft on the Initial Closing Date and disclosed on Schedule 6 hereto or, with respect to any Substitute Aircraft ten Business Days prior to the Closing Date therefor, (ii) within or among the Borrower and the ACS Bermuda Subsidiaries and other ACS Group Members without limitation, and among the Borrower and/or any other ACS Bermuda Group Member and any other ACS Group Member provided that no such sale, transferor or other disposition shall be made if such sale, transfer or disposition would materially adversely affect the Holders as confirmed by a certification of the Borrower; provided further that written notification shall have been given to the Facility Agent of such sale, transfer or disposition, (iii) pursuant to any Aircraft Agreement (including a Purchase Option); provided that such sale does not result in a Concentration Default and the net present value of the cash Net Sale Proceeds is not less than 110% of the Allocable Debt Amount for such Aircraft; provided further that the aggregate Initial Appraised Value of Aircraft sold pursuant to this clause (iii) and under the corresponding clause (iii) of the Guarantor Intercreditor Agreement shall not exceed 15% of the Initial Appraised Value of the ACS Group Portfolio without the prior written consent of the Facility Agent, (iv) pursuant to receipt of insurance proceeds in connection with an event of loss, or (v) in connection with a transfer of title or another interest in an Aircraft (A) to or in favor of a trust or another entity which, in either case, is not an ACS Group Member for the purposes of registering the Aircraft under the laws of an applicable jurisdiction where the Borrower or an ACS Bermuda Subsidiary retains the beneficial or economic ownership of the Aircraft or (B) from such trust or entity to the Borrower or an ACS Bermuda Subsidiary, except that without the consent of the Facility Agent at any time not more than an aggregate total of two Aircraft may be subject to the arrangements described in this subclause (v) and subclause (v) of the second paragraph of Section 5.02(b) hereof and the corresponding clause of the Guarantor Intercreditor Agreement.

For the purpose of this Section 5.02(g), the net present value of the cash Net Sale Proceeds of any sale, transfer or other disposition of any Aircraft means the present value of all payments received or to be received by the Borrower or any ACS Bermuda Subsidiary from the date of execution or option granting date, as the case may be, of the relevant Aircraft Agreement through and including the date of transfer of title to such Aircraft, discounted back to the date of execution or option granting date, as the case may be, of such Aircraft Agreement at the weighted average cost of funds of the Borrower (based on the cost of funds represented by the Loans and taking into account any Hedge Agreements).

(h)              Limitation on Aircraft Acquisitions.  The Borrower shall not, and shall not permit any ACS Bermuda Subsidiary to, purchase or otherwise acquire any aircraft other than the Aircraft or any interest therein.

Notwithstanding the foregoing, the Borrower may, and may permit any ACS Bermuda Subsidiary to, so long as such acquisition does not result in a Default or a Concentration Default, acquire, as a contribution from a Shareholder an additional aircraft, provided that, the representations and warranties with respect to Aircraft set forth in Section 5.01 hereof shall be made on the date of such acquisition; and provided further that (i) the ACS Group may only acquire aircraft pursuant to this paragraph one time (although more than one aircraft may be acquired at such time), (ii) each such aircraft shall be not more than 15 years old (from the date of manufacture thereof), (iii) the model and variant of each such aircraft is in production as of the date of this Intercreditor Agreement, (iv) each such aircraft shall be subject to a lease with not less than 24 months remaining on the lease terms (which lease term is not subject to cancellation by the lessee) and (v) any lease to which such additional aircraft is subject contains the Core Lease Provisions.

(i)              Limitation on Modification Payments and Capital Expenditures.  Except for provisions for capital expenditures existing in Initial Leases on the related Closing Date under the terms hereof disclosed on Schedule 6 hereto, the Borrower shall not, and shall not permit any ACS Bermuda Subsidiary to, make any capital expenditures for the purpose of effecting any optional improvement or modification of any Aircraft, including without limitation the optional conversion (an “Aircraft Conversion”) of any Aircraft from a passenger aircraft to a freighter or mixed-use aircraft, or for the purpose of purchasing or otherwise acquiring any Engines or Parts outside of the ordinary course of business, excluding any capital expenditure made in the ordinary course of business in connection with a new lease of such Aircraft (each such non-excluded expenditure, a “Modification Payment”, and each Modification Payment in respect of an Aircraft Conversion, a “Conversion Payment”).

Notwithstanding the foregoing, the Borrower may, and may permit any ACS Bermuda Subsidiary to: (y) make Conversion Payments from any amounts on deposit in the Aircraft Conversion Account as a result of one or more Conversion Elections; provided that; (i) the full amount of the cost of such Aircraft Conversion is on deposit in the Aircraft Conversion Account prior to any Conversion Payments for such Aircraft Conversion being made (other than any deposit or similar amount) (ii)(a) the Borrower has provided an information memorandum containing information and analysis with respect to the related Aircraft Conversion to the Facility Agent and (b) the Borrower has provided written notification to the Facility Agent and Liquidity Facility Provider at least five Business Days prior to making a Conversion Election; (iii) the Aircraft Conversion will not result in a Concentration Default; (iv) not more than three Aircraft Conversions with respect to any narrowbody aircraft for all ACS Group Members may be made without the prior written consent of the Facility Agent and no Aircraft Conversions with respect to any widebody aircraft for all of the ACS Group Members may be made without obtaining the prior written consent of the Lenders having 100% of all Credit Exposures; (v) after the fifth anniversary of the Initial Closing Date, or in the event a DSCR Failure has occurred, no Aircraft Conversions may be made (which begin after the fifth anniversary of the Initial Closing Date or the occurrence of a DSCR Failure) without obtaining the prior written consent of the Lenders having 100% of all Credit Exposures; (vi) a scheduled conversion slot has been obtained by the relevant ACS Bermuda Group Member and (vii) an executed letter of intent has been entered into with a lessee with respect to such Aircraft; and (z) make Modification Payments if the prior written consent of the Facility Agent has been obtained (other than with respect to any Conversion Payments); provided that (i) each Modification Payment (other than Conversion Payments), together with all other Modification Payments (other than Conversion Payments) made after the Initial Closing Date pursuant to this Section 5.02(i) with respect to any single Aircraft, do not exceed the aggregate amount of funds that would be necessary to perform one incidence of heavy maintenance (as described in the Bermudian Remarketing Services Agreement) on such Aircraft, including the airframe and the related Engines thereof; and (ii) (A) such Modification Payment is included in the annual operating budget of the ACS Bermuda Group, (B) the amount of funds necessary to make such Modification Payment shall have been accrued in advance as a Permitted Accrual in the Expense Account through transfers into the Expense Account pursuant to Section 3.08(a) hereof or otherwise allowed to be paid under Section 5.02(f) hereof or (C) the amount of funds to make such Modification Payment is in the Aircraft Conversion Account.

(j)              Limitation on Amalgamation, Consolidation, Merger and Transfer of Assets.  The Borrower shall not, and shall not permit any ACS Bermuda Subsidiary to, amalgamate, consolidate or merge with or into, or sell, convey, transfer, lease or otherwise dispose of its property and assets (as an entirety or substantially an entirety in one transaction or in a series of related transactions) to, any other Person, or permit any other Person to amalgamate, consolidate or merge with or into the Borrower or any ACS Bermuda Subsidiary, unless (i) the resulting entity is a special purpose entity, the constitutional documents of which is substantially similar to those of the Borrower or the equivalent constitutional documents of such ACS Bermuda Subsidiary, as the case may be, and, after such amalgamation, consolidation, merger, sale, conveyance, transfer, lease or other disposition, payments from such resulting entity to the Holders do not give rise to any withholding tax payments less favorable to the Holders than the amount of any withholding tax payments which would have been required had such event not occurred, (ii) in the case of any amalgamation, consolidation, merger or transfer by the Borrower, the shares of the Borrower shall remain outstanding or new Ownership Interests shall be issued in exchange therefor having substantially the same terms and conditions as the exchanged shares of the Borrower and the surviving successor or transferee entity shall expressly assume all of the obligations of the Borrower under this Intercreditor Agreement and each other Related Document to which the Borrower is then a party, and in the case of any amalgamation, consolidation, merger or transfer by any ACS Bermuda Subsidiary, the surviving successor or transferee entity shall expressly assume all of the obligations of such ACS Bermuda Subsidiary under each Related Document to which it is then a party, (iii) the Borrower receives the prior written consent of the Liquidity Facility Provider (unless a Liquidity Facility Non-Consent Event has occurred) (such consent not to be unreasonably withheld), (iv) the Borrower receives the prior written consent of the Facility Agent (such consent not to be unreasonably withheld), (v) such transaction does not result in a recognition of gain or loss by the Holders for U.S. federal income tax purposes, (vi) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing, and (vii) the Borrower delivers to the Facility Agent an Officer’s Certificate and an opinion of counsel, in each case stating that such amalgamation, consolidation, merger or transfer and such supplement to this Intercreditor Agreement shall comply with the above criteria and, if applicable, Section 5.02(g) hereof and that all conditions precedent provided for herein relating to such transaction have been complied with; provided that this covenant shall not apply to any such amalgamation, consolidation, merger, sale, conveyance, transfer, lease or disposition (a) within and among the ACS Bermuda Group or ACS Group if such amalgamation, consolidation, merger, sale, conveyance, transfer, lease or disposition, as the case may be, would not materially adversely affect the Holders and written notification is given to the Facility Agent and to the Liquidity Facility Provider by the Borrower or its agent and is otherwise consistent with Sections 5.02(p) and (q) hereof, (b) complying with the terms of Section 5.02(g) hereof or (c) effected as part of a single transaction providing for the repayment or defeasance of Securities in accordance with Section 3.09 hereof.

(k)              Limitation on Transactions with Affiliates.  The Borrower shall not, and shall not permit any ACS Bermuda Subsidiary, directly or indirectly, to enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Affiliate of the Borrower or any

ACS Bermuda Subsidiary, except upon fair and reasonable terms no less favorable to the Borrower or such ACS Bermuda Subsidiary than could be obtained, at the time of such transaction or at the time of the execution of the agreement providing therefor, in a comparable arm’s-length transaction with a Person that is not such an Affiliate and pursuant to enforceable agreements.

The foregoing limitation does not limit, and shall not apply to: (i) any transaction in connection with the establishment of the ACS Ireland Group or ACS Bermuda Group pursuant to the Related Documents and the borrowing or issuance of the Loans and the Class E Securities by the Borrower and the guarantee by the Borrower of the Guarantor Loans; (ii) any Contribution Amount or any contribution in the form of any additional aircraft pursuant to the terms of this Intercreditor Agreement made by any Holder of a Class E Security or any Shareholder, (iii) the payment by the Borrower of reasonable and customary fees to, and the provision of reasonable and customary liability insurance in respect of, the Directors; or (iii) sale of the Borrower or any ACS Bermuda Subsidiaries as part of a single transaction providing for the repayment of all of the Obligations in accordance with Section 3.09 hereof.

(l)              Limitation on the Issuance, Delivery and Sale of Equity Interests. The Borrower shall not (i) issue, deliver or sell any shares, interests, participations or other equivalents (however designated, whether voting or non-voting, other than beneficial interests, shares, participations or other equivalents existing on the Initial Closing Date) in equity of the Borrower, or (ii) sell, or permit any ACS Bermuda Subsidiary, directly or indirectly, to issue, deliver or sell, any shares, interests, participations or other equivalents in equity (however designated, whether voting or non-voting, other than beneficial interests, shares, participations or other equivalents existing on the Initial Closing Date and disclosed on Schedule 6 hereto), except (A) the issuance, sale, delivery, transfer or pledge of Ownership Interest in any ACS Bermuda Group Member to or for the benefit of any other ACS Bermuda Group Member or other ACS Group Member, (B) issuances or sales of shares of Ownership Interest of foreign ACS Bermuda Subsidiaries to nationals in the jurisdiction of incorporation or organization of such ACS Bermuda Subsidiary, as the case may be, to the extent required by applicable law or necessary in the determination of the Board to avoid adverse tax consequences or to facilitate the registration or leasing of Aircraft; provided that the prior written consent of the Facility Agent has been obtained in connection therewith, (C) the pledge of the Pledged Shares and Pledged Beneficial Interests pursuant to the Security Documents, and (D) the sale of any Ownership Interest in an ACS Group Subsidiary in order to effect the sale of all Aircraft owned by such ACS Group Subsidiary in compliance with Section 5.02(g) hereof.

(m)              Bankruptcy and Insolvency; Corporate Governance.  The Borrower (i) shall promptly provide the Facility Agent and the Liquidity Facility Provider with written notice of the institution of any proceeding by or against the Borrower or any ACS Bermuda Subsidiary, as the case may be, seeking to adjudicate any of them bankrupt or insolvent, or seeking liquidation, examinership, winding up, reorganization, arrangement, adjustment, protection, relief or composition of their debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, Irish law examiner, trustee or other similar official for it or for any substantial part of its property; (ii) shall not take any action to waive, repeal, amend, vary, supplement or otherwise modify its constitutional documents that would adversely affect the rights, privileges or preferences of any Holder of the Loans or the Liquidity Facility Provider, as determined by the Board; and (iii) shall not, without an affirmative unanimous Board Resolution, take any action to waive, repeal, amend, vary, supplement or otherwise modify (A) the provisions of its constitutional documents which require a unanimous resolution of the shareholders of the Borrower, or limits the actions of beneficial interest holders, with respect to voluntary insolvency proceedings or consents to involuntary insolvency proceedings or (B) any similar provisions of the constitutional documents of the ACS Bermuda Subsidiaries. The Borrower shall have at least two Independent Directors and any Independent Director appointed to replace an Independent Director with respect to the Borrower shall be subject to the prior written consent of the Facility Agent (except that if such consent is not provided or expressly denied by the Facility Agent within 15 days after request therefor, then such consent shall be deemed to have been given).

(n)              Payment of Principal, Premium, if any, and Interest.  The Borrower shall duly and punctually pay the principal, premium, if any, and interest on the Loans in accordance with the terms of this Intercreditor Agreement and the Credit Agreement.

(o)              Limitation on Employees.  The Borrower shall not, and shall not permit any ACS Bermuda Subsidiary to, employ or maintain any employees other than as required by any provisions of local law; provided that directors shall not be deemed to be employees for purposes of this Section 5.02(o).

(p)              Compliance and Agreement.  The Borrower shall comply, and shall cause each ACS Bermuda Subsidiary to comply, with the provisions of the Related Documents.  The Borrower shall ensure that title to each Aircraft shall be held in a special purpose bankruptcy remote entity whose constitutional documents contain restrictions similar to the restrictions (including, but not limited to, the provisions regarding limited purpose, maintaining separateness from other entities and bankruptcy remoteness) contained in the constitutional documents of the ACS Group Subsidiaries existing on the Initial Closing Date. The constitutional documents of the ACS Group Subsidiaries shall contain provisions requiring the ACS Group Subsidiaries to comply with the provisions of the Related Documents and any amendment to such provision shall be subject to the prior written consent of the Facility Agent.

(q)              Maintenance of Separate Existence.  Except to the extent provided in this Intercreditor Agreement or the other Related Documents or as otherwise contemplated by the Related Documents, the Borrower shall, and shall cause each ACS Bermuda Subsidiary to, maintain certain policies and procedures relating to its existence as a separate corporation, company or other legal entity as follows:

(i)              The Borrower acknowledges its receipt of a copy of that certain opinion letter issued by Conyers Dill & Pearman, dated as of the Initial Closing Date addressed to, among others, the Facility Agent and the Liquidity Facility Provider and addressing the issue of substantive consolidation as it may relate to the Borrower and each ACS Bermuda Subsidiary (which is incorporated under the laws of Bermuda), on the one hand, and Aircastle Limited and each of its subsidiaries (other than any ACS Group Member), on the other.  The Borrower hereby agrees to maintain, and to cause each ACS Bermuda Subsidiary to maintain, in place all policies and procedures, and take and continue to take all actions, described in the factual assumptions set forth in such opinion letter and relating to the Borrower or such ACS Bermuda Subsidiaries, as applicable; provided, however, that the Borrower or any such ACS Bermuda Subsidiary may cease to maintain any policy or procedure if and to the extent that the Borrower or such ACS Bermuda Subsidiary delivers to the Facility Agent and the Liquidity Facility Provider an opinion of counsel reasonably acceptable to the Facility Agent, and the Liquidity Facility Provider providing that such policy or procedure is no longer necessary, due to a change in law or otherwise, for the rendering of such earlier opinion relating to the issue of substantive consolidation.

(ii)             The Borrower shall, and shall cause each ACS Bermuda Subsidiary to:

(A)           maintain its own books and records and bank accounts separate from those of each Aircastle Entity and any other Person except as otherwise contemplated by the constitutional documents of the ACS Group Members;

(B)            maintain its assets in such a manner that it is not difficult to segregate, identify or ascertain such assets;

(C)            except with respect to any U.S. Trust, have a board of directors separate from that of each Aircastle Entity and any other Person; provided that the individuals serving as directors of each board of directors may be the same individuals on each board of directors;

(D)            except with respect to any U.S. Trust, cause its board of directors to meet at least quarterly or act pursuant to written consent and keep minutes of such meetings and actions and observe all other corporate and other legal formalities;

(E)            hold itself out to creditors and the public as a legal entity separate and distinct from each Aircastle Entity and any other Person;

(F)            prepare separate financial statements and separate Tax returns, and if separate returns for the Borrower and each Aircastle Entity are required under applicable Tax law, or if part of a consolidated group, then it will be shown as a separate member of such group, and pay any Taxes required to be paid under applicable Tax law;

(G)            allocate and charge fairly and reasonably any common overhead shared with Affiliates;

(H)            conduct business in its own name, use separate invoices, stationery and checks and strictly comply with all organizational formalities to maintain its separate existence;

(I)             not commingle its assets or funds with those of any other Person (including any Aircastle Entity);

(J)             not hold out its credit or assets as being available to satisfy the obligations of others;

(K)            not assume, guarantee or pay the debts or obligations of any other Person or otherwise pledge its assets for the benefit of any other Person;

(L)            correct any known misunderstanding regarding its separate identity;

(M)           other than as expressly contemplated by Sections 3.08, 3.11 and 3.12, pay its own liabilities only out of its own funds other than where indemnified by another party as contemplated by the Related Documents;

(N)            not acquire the securities of any Aircastle Entity; and

(O)            cause its Board and any officers, managers, agents and other representatives of the Borrower or such ACS Bermuda Subsidiary, as applicable, to act at all times with respect to the Borrower or such ACS Bermuda Subsidiary, as the case may be, consistently and in furtherance of the foregoing and in compliance with applicable law.

(r)              Independent Director.  The Borrower shall cause each ACS Bermuda Subsidiary (except any trust of which the Borrower or an ACS Bermuda Subsidiary is the holder of the legal and beneficial interest or any limited liability company that is managed by the Borrower as managing member) to have at least two Independent Directors.

(s)              Registered Office.  The Borrower shall cause each ACS Bermuda Subsidiary that is incorporated under the laws of Ireland to, (a) maintain its registered office in Ireland in accordance with the Irish Companies Acts 1963 to 2006, (b) maintain its centre of main interests (as that phrase is used in Article 3(l) of the Regulation) in Ireland and (c) maintain its primary insolvency jurisdiction (as that term is defined in the Cape Town Convention on International Interests in Mobile Equipment and the Aircraft Equipment Protocol thereto) in Ireland.

(t)              Compliance with Anti-Money Laundering and OFAC Laws.

(i)              The Borrower shall comply at all times with the requirements of all Anti-Money Laundering Laws.

(ii)             The Borrower shall provide Lender any information regarding the Borrower and any other ACS Group Member necessary for Lender to comply with all Anti-Money Laundering Laws.

(iii)            The Borrower shall comply at all times with the requirements of all OFAC Laws.

(iv)            The Borrower shall not, and shall cause any ACS Group Member and any persons or entities holding any legal or beneficial interest whatsoever therein (whether directly or indirectly) not to, conduct business with or engage in any transaction with any person or entity named in the OFAC SDN List or any person or entity included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons or entities referred to or described in the OFAC SDN List.

(v)              If the Borrower obtains actual knowledge or receives any written notice that the Borrower, any other ACS Group Member or any person or entity holding any legal or beneficial interest whatsoever therein (whether directly or indirectly) is named on the OFAC SDN List (such occurrence, an “OFAC Violation”), the Borrower shall immediately (i) give written notice to Lender of such OFAC Violation, and (ii) comply with all applicable laws with respect to such OFAC Violation (regardless of whether the party included on the OFAC SDN List is located within the jurisdiction of the United States of America), including the OFAC Laws, and the Borrower hereby authorizes and consents to Lender’s taking any and all steps Lender deems necessary, in its sole discretion, to comply with all applicable laws with respect to any such OFAC Violation, including the requirements of the OFAC Laws (including the “freezing” and/or “blocking” of assets and reporting such action to OFAC).

(vi)              Upon Lender’s request from time to time, the Borrower shall deliver a certification confirming its compliance with the covenants set forth in this Section 5.02(t).

Section 5.03         Operating Covenants.  The Borrower covenants with the Facility Agent as follows:

(a)              Concentration Limits.  Without the prior written consent of the Facility Agent, the Borrower shall not permit any ACS Bermuda Subsidiary to lease or re-lease any Aircraft if entering into such proposed Lease would cause the ACS Group Portfolio to exceed any of the Concentration Limits set forth in Exhibit C hereto (as such limits may be adjusted by from time to time with the consent of the Facility Agent, the “Concentration Limits”); provided that the Borrower or any ACS Bermuda Subsidiary shall be entitled to renew or extend any Lease to the existing Lessee thereunder irrespective of the effect of such renewal or extension on the Concentration Limits.  The Borrower shall not, and shall not permit any ACS Bermuda Subsidiary to, (i) lease (including any renewal or extension of any existing Lease) any Aircraft to any Lessee habitually based or domiciled in any of the jurisdictions set forth as “Prohibited” in the last section of the Concentration Limits as set forth on Exhibit C hereto and as amended from time to time upon the receipt of the prior written consent of the Facility Agent (each such jurisdiction, a “Prohibited Country”), (ii) enter into any Lease (including any renewal or extension of any existing Lease) that expressly permits the Lessee to sublease an Aircraft to a sublessee habitually based or domiciled in a Prohibited Country, or (iii) consent to a sublease of an Aircraft to a sublessee habitually based or domiciled in a Prohibited Country.

(b)              Compliance with Law, Maintenance of Permits.  The Borrower shall (i) comply, and cause each ACS Bermuda Subsidiary to comply, in all material respects with all Applicable Laws, (ii) obtain, and cause each ACS Bermuda Subsidiary to obtain, all material governmental (including regulatory) registrations, certificates, licenses, permits and authorizations required for the use and operation of the Aircraft owned by it, including, without limitation, a current certificate of airworthiness for each such Aircraft (issued by the Applicable Aviation Authority and in the appropriate category for the nature of the operations of such

Aircraft), except that (A) no certificate of airworthiness shall be required for any Aircraft (x) during any period when such Aircraft is undergoing maintenance, modification or repair or (y) following the withdrawal or suspension by such Applicable Aviation Authority of certificates of airworthiness in respect of all aircraft of the same model or period of manufacture as such Aircraft (in which case the Borrower shall comply, and cause each ACS Bermuda Subsidiary to comply, with all directions of such Applicable Aviation Authority in connection with such withdrawal or suspension), (B) no registrations, certificates, licenses, permits or authorizations required for the use or operation of any Aircraft need be obtained with respect to any period when such Aircraft is not being operated and (C) no such registrations, certificates, licenses, permits or authorizations shall be required to be maintained for any Aircraft that is not the subject of a Lease, except to the extent required under Applicable Laws, (iii) not cause or knowingly permit, directly or indirectly, through any ACS Bermuda Subsidiary, any Lessee to operate any Aircraft under any Lease in any material respect contrary to any Applicable Law and (iv) not knowingly permit, directly or indirectly, through any ACS Bermuda Subsidiary, any Lessee not to obtain all material governmental (including regulatory) registrations, certificates, licenses, permits and authorizations required for such Lessee’s use and operation of any Aircraft under any operating Lease except as provided, mutatis mutandis, in clauses (ii)(A) and (ii)(B) above.

Notwithstanding the foregoing, no breach of this Section 5.03(b) shall be deemed to have occurred by virtue of any act or omission of a Lessee or sub-lessee, or of any Person which has possession of the Aircraft or any Engine for the purpose of repairs, maintenance, modification or storage, or by virtue of any requisition, seizure, or confiscation of the Aircraft (other than seizure or confiscation arising from a breach by the Borrower or an ACS Bermuda Subsidiary of this Section 5.03(b)) (each, a “Third Party Event”); provided that (i) neither the Borrower nor any ACS Bermuda Subsidiary consents or has consented to such Third Party Event; and (ii) the Borrower or ACS Bermuda Subsidiary which is the lessor or owner of such Aircraft promptly and diligently takes such commercially reasonable actions as any leading international aircraft operating lessor would reasonably take in respect of such Third Party Event, including, as deemed appropriate (taking into account, inter alia, the laws of the jurisdictions in which the Aircraft are located), seeking to compel such Lessee or other relevant Person to remedy such Third Party Event or seeking to repossess the relevant Aircraft or Engine.

(c)              Maintenance of Assets.  The Borrower shall (i) with respect to each Aircraft and Engine that is subject to a Lease, cause, directly or indirectly, through any ACS Bermuda Subsidiary, such Aircraft and Engine to be maintained in a state of repair and condition consistent with the reasonable commercial practice of any leading international aircraft operating lessor with respect to similar aircraft under lease, taking into consideration, among other things, the identity of the relevant Lessee (including the credit standing and operating experience thereof), the age and condition of the Aircraft and the jurisdiction in which such Aircraft will be operated or registered under such Lease and (ii) with respect to each Aircraft that is not subject to a Lease, maintain, and cause each ACS Bermuda Subsidiary to maintain, such Aircraft in a state of repair and condition consistent with the reasonable commercial practice of any leading international aircraft operating lessor with respect to aircraft not under lease.  Notwithstanding the foregoing, no breach of this Section 5.03(c) shall be deemed to have occurred by virtue of any Third Party Event; provided that (i) neither the Borrower nor any ACS Bermuda Subsidiary consents or has consented to such Third Party Event; and (ii) the Borrower or such ACS

Bermuda Subsidiary which is the lessor or owner of such Aircraft promptly and diligently takes such commercially reasonable actions as any leading international aircraft operating lessor would reasonably take in respect of such Third Party Event, including as deemed appropriate, seeking to compel such Lessee or other relevant Person to remedy such Third Party Event or seeking to repossess the relevant Aircraft or Engine.

(d)              Notification of Facility Agent, Holders, Liquidity Facility Provider and Administrative Agent.  The Borrower shall notify the Facility Agent, the Holders, the Liquidity Facility Provider, and the Administrative Agent in writing as soon as the Borrower or any ACS Bermuda Subsidiary becomes aware of any loss, theft, damage, confiscation, requisition or destruction to any Aircraft or Engine if the potential cost of repair or replacement of such asset (without regard to any insurance claim related thereto) may exceed the greater of $2,000,000 and the damage notification threshold contained in the applicable Lease.

(e)              Leases.  The Borrower shall adopt and shall cause the Bermudian Remarketing Servicer to utilize the pro forma lease in the form provided to the Borrower on the Initial Closing Date as such pro forma lease agreement or agreements may be revised for purposes of the ACS Bermuda Group specifically or generally from time to time by the Bermudian Remarketing Servicer (the “Bermudian Remarketing Servicer’s Pro Forma Lease”) in a manner consistent with the Bermudian Remarketing Servicer’s “Standard of Care” and the Bermudian Remarketing Servicer’s “Conflicts Standard” (as each term is defined in the Bermudian Remarketing Services Agreement), for use by the Bermudian Remarketing Servicer on behalf of the Borrower, any ACS Bermuda Subsidiary as a starting point in the negotiation of Future Leases with Persons who are not ACS Bermuda Group Members; provided, however, that with respect to any Future Lease entered into in connection with (x) the renewal or extension of an Initial Lease, (y) the leasing of an Aircraft to a Person that is or was a Lessee under an Initial Lease or (z) the leasing of an Aircraft to a Person that is or was the lessee under an operating lease of an aircraft that is being managed or serviced by the Bermudian Remarketing Servicer (such Future Lease, a “Renewal Lease”), a form of lease substantially similar to such Initial Lease or operating lease (a “Precedent Lease”), as the case may be, may be used by the Bermudian Remarketing Servicer in lieu of the Bermudian Remarketing Servicer’s Pro Forma Lease on behalf of the Borrower or any ACS Bermuda Subsidiary as a starting point in the negotiation of such Future Lease with Persons who are not ACS Bermuda Group Members and provided further, however, that if the Board determines, in an annual review of the Bermudian Remarketing Servicer’s Pro Forma Lease on or before each anniversary of the relevant Closing Date, that any revision to the Bermudian Remarketing Servicer’s Pro Forma Lease made from time to time since the preceding review by the Board (or, with respect to the first anniversary of the Initial Closing Date, since the Initial Closing Date) is substantially inconsistent with the core lease provisions of the Borrower set forth in Exhibit F to this Intercreditor Agreement (as such provisions may be amended from time to time, the “Core Lease Provisions”) in a manner and to such a degree as to have a material adverse effect on the Holders, taking into consideration, inter alia, such revision and any risk that the Aircraft might not be able to be leased on terms consistent with the provisions of the Bermudian Remarketing Servicer’s Pro

Forma Lease without such revisions, then the Board shall direct the Bermudian Remarketing Servicer not to include such revision in the Bermudian Remarketing Servicer’s Pro Forma Lease to be used thereafter as the starting point in the negotiation of any Future Lease with respect to the Aircraft.  If the Board determines that any such revision to the Bermudian Remarketing Servicer’s Pro Forma Lease will not have a material adverse effect on the Holders, then the Board shall (i) amend the applicable Core Lease Provisions to incorporate such revisions (ii) notify the Facility Agent and the Liquidity Facility Provider of any Future Lease entered into the terms of which are materially less favorable from the point of view of the lessor than any of the Leases then in effect, including without limitation, changes to the Core Lease Provisions; provided that every Lease shall contain the Core Lease Provisions and the Core Lease Provisions may not be amended without the prior written consent of the Facility Agent.

The Borrower shall not enter into, and shall not permit any ACS Bermuda Subsidiary to enter into, any Future Lease the Rental Payments under which are denominated in a currency other than U.S. dollars unless the Borrower receives the prior written consent of the Facility Agent; provided, that the Borrower may enter any Future Lease the Rental Payments under which are denominated in euros if (a) the sum of the Adjusted Appraised Values as of the Payment Date immediately preceding any date of determination of each ACS Group Aircraft subject to leases the Rental Payments under which are denominated in euros does not exceed 10% of the sum of the Adjusted Appraised Values as of such Payment Date of all ACS Group Aircraft and (b) the currency exposure is hedged in accordance with the Borrower’s hedging policy.

(f)              Opinions.  The Borrower shall not enter into, and shall not permit any ACS Bermuda Subsidiary to enter into, any Future Lease with any Person that is not an ACS Bermuda Group Member or change the jurisdiction of registration of any Aircraft that is subject to a Lease, unless, upon entering into such Future Lease or changing the jurisdiction or registration of such Aircraft (or within a commercially reasonable period thereafter), the Bermudian Remarketing Servicer obtains such legal opinions, if any, with regard to compliance with the registration requirements of the relevant jurisdiction, enforceability of the Future Lease, matters relating to the Cape Town Convention and such other matters customary for such transactions to the extent that receiving such legal opinions is consistent with the reasonable commercial practice of any leading international aircraft operating lessor.

(g)              Insurance.   The Borrower shall maintain or cause, directly or indirectly through the ACS Bermuda Subsidiaries, to be maintained with reputable and responsible insurers or, provided that the applicable reinsurance policy contains a cut-through clause requiring the reinsurers to pay the insured directly (other than if and to the extent local law requirements mandate otherwise), with reputable and responsible insurers that maintain relevant reinsurance with reputable and responsible reinsurers (i) airline hull insurance for each Aircraft in an amount at least equal to the Allocable Debt Amount for such Aircraft (or the equivalent thereof from time to time if such insurance is denominated in a currency other than U.S. dollars) and (ii) airline liability insurance for each Aircraft and occurrence in an amount at least equal to the relevant amount set forth on Exhibit D hereto for each model of aircraft and as amended from time to time with the prior written consent of the Facility Agent and (iii) airline repossession insurance (“Repossession Insurance”) for each Aircraft subject to a Lease to a Lessee habitually based in a jurisdiction set forth under the “Repossession Guidelines” set forth in Exhibit C hereto, which may be amended from time to time only upon the receipt of the prior written consent of the Facility Agent, in an amount at least equal to the Allocable Debt Amount (or the equivalent thereof from time to time if such insurance is denominated in a currency other than U.S. dollars), for such Aircraft; provided, however, that with respect to any such insurance for any Aircraft subject to a Lease, such insurance may be subject to commercially reasonable deductible and self-insurance arrangements  and may take into account any customary reductions in limits for Aircraft in storage and not in operation (in each case taking into account, inter alia, the creditworthiness and experience of the Lessee, if any, the type of aircraft and market practices in the aircraft insurance industry generally) and provided, further that, in no event shall the aggregate Adjusted Appraised Value of all Aircraft in respect of which insurance is denominated in a currency other than U.S. dollars exceed 10% of the sum of the Adjusted Appraised Value of all ACS Group Aircraft.  The coverage and terms (including endorsements, deductibles and self-insurance arrangements) of any insurance maintained with respect to any Aircraft not subject to a Lease shall be substantially consistent with the reasonable commercial practices of any leading international aircraft operating lessor regarding similar aircraft.

In determining the amount of insurance required to be maintained by this Section 5.03(g), the Borrower may take into account any indemnification from, or insurance provided by, any governmental, supranational or inter-governmental authority or agency (other than, with respect to Repossession Insurance, any governmental authority or agency of any jurisdiction for which Repossession Insurance must be obtained), the sovereign foreign currency debt of which is rated at least A, or the equivalent, by at least one of Moody’s or Standard and Poor’s, against any risk with respect to an Aircraft at least in an amount which, when added to the amount of insurance against such risk maintained by the Borrower (or which the Borrower has caused to be maintained), shall be at least equal to the amount of insurance against such risk otherwise required by this Section 5.03(g) (taking into account self-insurance permitted by this Section 5.03(g)).  Any such indemnification or insurance provided by such government shall provide substantially similar protection as the insurance required by this Section 5.03(g).

The Borrower shall cause, or shall cause the applicable ACS Group Subsidiary to cause, each Lessee to be obligated under its respective Lease to maintain War Risk Coverage as part of the insurance requirements in such Lease.  The Borrower shall cause, or shall cause the applicable ACS Group Subsidiary to cause, each Lessee to maintain War Risk Coverage in accordance with the requirements set forth in Exhibit D hereto.  In the event that a Lessee does not maintain such requisite level of War Risk Coverage or allows such War Risk Coverage to lapse, the Borrower shall cause the applicable ACS Group Subsidiary lessor to immediately bring enforcement proceedings against the applicable Lessee under the terms of the applicable Lease to repossess the applicable Aircraft and use commercially reasonable efforts of a leading international aircraft operating lessor to ensure that such Aircraft does not operate without War Risk Coverage at such required levels; provided, however, that so long as the Borrower is in compliance with the requirements set forth in the next succeeding sentence and the applicable Lessee is not otherwise in default under the related Lease, the Borrower shall have 180 days to cause, or to cause the applicable ACS Group Subsidiary lessor to cause, the Lessee to comply with the insurance requirements set forth herein and under the Lease prior to bringing any such enforcement proceedings; provided further that if, for any reason, neither the Borrower nor the applicable ACS Group Subsidiary lessor has a right under the applicable Lease to require a Lessee to maintain War Risk Coverage at the requisite levels, the Borrower shall nevertheless be obligated to cause such Lessee to maintain War Risk Coverage at the requisite levels described in Exhibit D hereto (by negotiating in good faith with such Lessee or otherwise) or shall otherwise cause War Risk Coverage to be maintained at the requisite levels described in Exhibit D hereto, subject only to the additional time provided in the immediately preceding proviso if the

Borrower is in compliance with requirements set forth in the next succeeding sentence and the applicable Lessee is not otherwise in default under the related Lease.  The Borrower shall carry contingent and excess War Risk Coverage in accordance with the requirements set forth in Exhibit D hereto.

The obligations set forth in the foregoing paragraph shall be waived if the Facility Agent shall have provided a written consent to such waiver.

(h)              Indemnity.  The Borrower shall, and shall cause each ACS Bermuda Subsidiary to, include in each Lease between the Borrower or such ACS Bermuda Subsidiary and a Person who is not an ACS Bermuda Group Member an indemnity from such Person in respect of any losses or liabilities arising from the use or operation of the Aircraft during the term of such Lease, subject to such exceptions, limitations and qualifications as are consistent with the reasonable commercial practice of any leading international aircraft operating lessor.

(i)              Appraisal of Aircraft.  The Borrower shall deliver, at least once a year each year and in no event later than with the Monthly Report in respect of May of each year (commencing in 2009), to the Facility Agent, the Guarantor, the Administrative Agent and the Liquidity Facility Provider for inclusion in its next Monthly Report an Appraisal in respect of each Aircraft in the ACS Group Portfolio.

(j)              Aircraft Owner.  At no time shall the Borrower directly own an Aircraft.

Section 5.04         Compliance Through Agents.  The Borrower shall be entitled to delegate the performance of any of its covenants hereunder to one or more Service Providers pursuant to one or more Related Documents entered into in accordance with the terms of this Intercreditor Agreement so long as each such Related Document is subject to the Lien of the Security Agreement.  Nothing in this Section 5.04 is intended to, or shall, relieve the Borrower from any liability or consequences hereunder arising from the failure of the Borrower or any such Service Provider to perform any such covenant strictly in accordance with the terms of this Intercreditor Agreement.

Section 5.05         Consent of Administrative Agent.  Unless otherwise specified in this Article V, any consent or approval required from the Facility Agent shall be provided upon the instruction of the Required Lenders.

ARTICLE VI
SUBORDINATION

Section 6.01         Subordination of the Securities and Other Subordinated Obligations.

(a)               The Borrower, each Lender (by its accession to the Credit Agreement or the execution of an Assignment and Assumption) and each other Secured Party (by its acceptance of the benefits of the Security Agreement) agree that (i) the Loans and the other Obligations shall be subject to the provisions of this Article VI and, in the case of the Secured

Obligations, to the provisions of Article VII of the Security Agreement and (ii) each Subordinated Claimant (and each Subordinated Representative of any thereof) agree for the benefit of each Senior Claimant (and the Controlling Party and the Facility Agent acting therefor) that each Subordinated Claim shall be subordinated fully in right of payment to each Senior Claim as provided in Section 3.08 hereof, this Article VI and Article VII of the Security Agreement.

(b)              For the purposes of this Intercreditor Agreement, no Senior Claims shall be deemed to have been paid in full until and unless the Senior Claimant of such Senior Claims shall have received payment in full in cash of such Senior Claims.

(c)              All payments or distributions upon or with respect to any Obligations that are received by any Subordinated Claimant (or any Subordinated Representative thereof) contrary to the provisions of this Intercreditor Agreement or in excess of the amounts to which such Subordinated Claimant is entitled under Section 3.08 hereof shall be received for the benefit of the Senior Claimant, shall be segregated from other funds and property held by such Subordinated Claimant (or any Subordinated Representative therefor) and shall be forthwith paid over to the Facility Agent in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to or held as collateral (in the case of non-cash property or securities) for the payment or prepayment of the Senior Claims in accordance with the terms hereof.

(d)              Notwithstanding anything contained herein to the contrary, payments (or the proceeds thereof) (i) drawn under any Eligible Liquidity Facility, or (ii) deposited in the Repayment Account in respect of a Repayment under Section 3.09 hereof shall not be subordinated to the prior payment of any Senior Claimants in respect of any Senior Claims or subject to any other restrictions set forth in this Article VI and Article VII of the Security Agreement, and none of the Holders shall be obligated to pay over any payments from any such property to the Collateral Agent or any other creditor of any of the Grantors (as defined in the Security Agreement).

(e)              The Facility Agent is hereby authorized to demand specific performance of the provisions of this Article VI at any time when any Subordinated Claimant (or any Subordinated Representative thereof) shall have failed to comply with any of such provisions applicable to them.  The Subordinated Claimants (and each Subordinated Representative of any thereof) hereby irrevocably waive any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

(f)              In any proceeding under any Bankruptcy Law relating to any Borrower, the Subordinated Claimants agree that the Senior Claimants shall be entitled to receive payment in full in cash of all Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding(“Post-Petition Interest”)) before such Subordinated Claimant receives payment of any Obligations.

(g)              After the occurrence and during the continuance of any Event of Default, each Subordinated Claimant shall, if the Facility Agent so requests, collect, enforce and receive payments on account of the Obligations as trustee for the Senior Claimants and deliver such payments to the Facility Agent on account of the Obligations (including all Post-Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Subordinated Claimant under the other provisions of this Indenture and the Related Documents.

Section 6.02         Rights of Subrogation.  The Subordinated Claimants (and each Subordinated Representative of any thereof) agree that no payment or distribution to any Senior Claimant (or the Facility Agent therefor) pursuant to the provisions of this Intercreditor Agreement shall entitle any Subordinated Claimant (or any Subordinated Representative thereof) to exercise any rights of subrogation in respect thereof until all Obligations constituting Senior Claims with respect to such Person shall have been finally and indefeasibly paid in full.

Section 6.03         Further Assurances of Subordinated Representatives.  Each of the Subordinated Representatives shall, at the expense of the Borrower, at any time and from time to time promptly execute and deliver all further instruments and documents, and take all further action, that the Controlling Party may reasonably request, in order to effectuate the provisions of this Article VI.

Section 6.04         Enforcement.  Each Subordinated Claimant (and the Subordinated Representative therefor) agrees that the provisions of this Article VI shall be enforceable against it under all circumstances, including without limitation in any proceeding referred to in Sections 4.01(f) and 4.01(g) hereof.

Section 6.05         Continued Effectiveness.  The provisions of this Article VI shall continue to be effective or shall be revived or reinstated, as the case may be, if at any time any payment of any of the Senior Claims is rescinded or must otherwise be returned by any Senior Claimant upon the insolvency, bankruptcy or reorganization of any ACS Bermuda Group Member, or otherwise, all as though such payment had not been made.

Section 6.06         Senior Claims and Subordinated Claims Unimpaired.  Nothing in this Article VI shall impair, as between the Borrower and any Senior Claimant or any Subordinated Claimant, the obligations of the Borrower to such Person, including without limitation the Senior Claims and the Subordinated Claims; provided that it is understood that the enforcement of rights and remedies shall be subject to the terms of this Intercreditor Agreement and the Security Agreement.

Section 6.07         Ranking of the Guarantee.  The Guarantor’s Guarantee of the Loans (pursuant to Article VII) shall rank pari passu with its obligation to make payments on or otherwise perform in accordance with the terms of the Guarantor Loans.

ARTICLE VII
GUARANTEE

Section 7.01         Guarantee.  The Guarantor hereby fully and unconditionally guarantees to each Holder of Loans, the Facility Agent on behalf of such Holder,

each Service Provider, the Liquidity Facility Provider, any Hedge Provider and each other Secured Party (each, a “Guaranteed Party” and, collectively, the “Guaranteed Parties”), in each case, the due and punctual performance of all obligations of the Borrower to each Guaranteed Party under this Intercreditor Agreement and the Related Documents (the “Guaranteed Obligations”), all in accordance with this Intercreditor Agreement and the other Related Documents.  The liability of the Guarantor under this Guarantee is limited to the maximum amount that will result in the obligations of the Guarantor not constituting a fraudulent conveyance or fraudulent transfer under Applicable Law.

This Guarantee shall be a Guarantee of payment and performance and not merely of collection only.  The Guarantor hereby agrees that it shall not be required that any Guaranteed Party assert or enforce any rights against the Borrower or any other person before or as a condition to the obligation of the Guarantor subject to this Guarantee.

The Guarantor hereby waives diligence, presentment, filing of claims with a court in the event of merger or bankruptcy of the Borrower or any other ACS Bermuda Group Member, any right to require a proceeding first against the Borrower or any other ACS Bermuda Group Member, the benefit of discussion, protest or notice and all demands whatsoever (except as specified above), and covenants that this Article VII shall not be discharged as to any such Loan except by payment in full of the Guaranteed Obligations.  The maturity of the Loans and related obligations guaranteed hereby may be accelerated as provided in Article IV for the purposes of this Article VII.  In the event of any declaration of acceleration of such obligations as provided in Article IV of this Intercreditor Agreement, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of this Article VII.  In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under Article IV of this Intercreditor Agreement, the Facility Agent shall be entitled to make a demand for payment on the Loans under the Guarantee provided for in this Article VII.

The Guarantor hereby waives any claim or other claim or other rights which it may now or hereafter acquire against the Borrower or any other ACS Bermuda Group Member that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Intercreditor Agreement, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of a Guaranteed Party against the Borrower or any other ACS Bermuda Group Member, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or any other ACS Bermuda Group Member, directly or indirectly, in cash or other property or in any other manner, payment or security on account of such claim or other rights, until all of the Guarantor’s obligations under this Intercreditor Agreement have been satisfied.  If any amount shall be paid to the Guarantor in violation of the preceding sentence and the Guaranteed Obligations shall not have been paid in full, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for the benefit of, such Guaranteed Party, and shall forthwith be paid to such Guaranteed Party.  The Guarantor acknowledges that it will receive direct and indirect benefits from the issuance of the Loans and that the waiver set forth in this paragraph is knowingly made in contemplation of such benefits.

Any right which at any time the Guarantor has under the existing or future laws of Bermuda and Ireland to require that recourse be had to the assets of the Borrower or any other ACS Bermuda Group Member before any claim is enforced against the Guarantor in respect of the obligations hereby assumed by the Guarantor, is hereby abandoned and waived and the Guarantor undertakes that if at any time any Guaranteed Party sues the Guarantor in respect of any such obligations and the Borrower or any other ACS Bermuda Group Member is not sued also, the Guarantor shall not claim that the Borrower or any other ACS Bermuda Group Member be made a party to the proceedings and the Guarantor agrees to be bound by this guarantee whether or not the Guarantor is made party to legal proceedings for the recovery of the amount due or owing to such Guaranteed Party as aforesaid by the Borrower and whether the formalities required by any law of Bermuda whether existing or future in regard to the rights or obligations of sureties shall or shall not have been observed.

Any right which the Guarantor may have under the existing or future laws of Ireland and Bermuda to require that any liability under this Guarantee be divided or apportioned with any other person or reduced in any manner whatsoever is hereby abandoned and waived.

The guarantees given by the Guarantor to the Guaranteed Parties pursuant to this Section 7.01 are, for purposes of this Article VII, hereinafter referred to as the “Guarantee”.

Section 7.02         Reinstatement.  The Guarantor hereby agrees that the guarantee provided for in Section 7.01 hereof shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligations guaranteed or interest thereon is rescinded or must otherwise be restored by a Guaranteed Party to the Borrower upon the bankruptcy, reorganization or insolvency of the Borrower or the Guarantor or otherwise.

Section 7.03         Unconditional Nature of Guarantee.  The Guarantor hereby agrees that its obligations under the Guarantee shall be irrevocable and unconditional, irrespective of the validity, regularity or enforceability of the Credit Agreement or this Intercreditor Agreement or any other Related Document against the Borrower or any other ACS Bermuda Group Member, the absence of any action to enforce the Borrower’s or any other ACS Bermuda Group Member’s obligations under the Credit Agreement, this Intercreditor Agreement or any other Related Document, any waiver or consent by a Holder with respect to any provisions thereof or any provisions of this Intercreditor Agreement and the Related Documents, any amendment to the terms under which the Loans are advanced, any release of collateral related to the Loans or the Borrower’s or any other ACS Bermuda Group Member’s obligations under this Intercreditor Agreement or any other Related Document, the bankruptcy of the Borrower or any other ACS Bermuda Group Member or any circumstance with might otherwise constitute a legal or equitable discharge or defense of a guarantor; provided, however, that the Guarantor shall be entitled to exercise any right that the Borrower could have exercised under this Intercreditor Agreement to cure any default in respect of its obligations under this Intercreditor Agreement or the Credit Agreement, if any, but only to the extent such right, if any, is provided to the Borrower under this Intercreditor Agreement or the Credit Agreement.

The Guarantor hereby waives each of the following to the fullest extent of the law: (i) all statutes of limitation as a defense to any action brought by any party against the Guarantor in connection with this Guarantee, (ii) any defense based upon (a) the lack of perfection or failure of priority of any security for the Guaranteed Obligations; (b) any act or omission of any Guaranteed Party that directly or indirectly results in the discharge or release of any Borrower or any other Person, or any of the obligations subject to this Guarantee or any security therefor; or (c) any other defense of the Borrower or any other Person with respect to the Guaranteed Obligations, whether consensual or arising by operation of law or any bankruptcy, insolvency or debtor-relief proceeding, or from any other cause, (iii) any right (whether now or hereafter existing) to require any Guaranteed Party, as a condition to the enforcement of this Guarantee, to (a) accelerate the Borrower’s obligations, (b) give notice to the Guarantor of the terms, time and place of any public or private sale of any security for the Guaranteed Obligations; or (c) exhaust any security for the Guaranteed Obligations, (iv) any right to presentment, demand, protest and notice of any kind, including, without limitation, notices of default and notices of acceptance of this Guarantee, (v) all suretyship defenses and rights of every nature otherwise available under New York law and the laws of any other jurisdiction, and (vi) all other rights and defenses, the assertion or exercise of which would in any way diminish the liability of the Guarantor hereunder.

ARTICLE VIII
MISCELLANEOUS

Section 8.01         Right of Facility Agent to Perform.  If the Borrower for any reason fails to observe or punctually to perform any of its obligations to the Facility Agent, whether under this Intercreditor Agreement or any of the other Related Documents or otherwise, the Facility Agent shall have power (but shall have no obligation), on behalf of or in the name of the Borrower or otherwise, to perform such obligations and to take any steps which the Facility Agent may, in its absolute discretion, consider appropriate with a view to remedying, or mitigating the consequences of, such failure by the Borrower; provided that no exercise or failure to exercise this power by the Facility Agent shall in any way prejudice the Facility Agent’s other rights under this Intercreditor Agreement or any of the other Related Documents.

Section 8.02         Waiver.  Any waiver by any party of any provision of this Intercreditor Agreement or any right, remedy or option hereunder shall only prevent and estop such party from thereafter enforcing such provision, right, remedy or option if such waiver is given in writing and only as to the specific instance and for the specific purpose for which such waiver was given. The failure or refusal of any party hereto to insist in any one or more instances, or in a course of dealing, upon the strict performance of any of the terms or provisions of this Intercreditor Agreement by any party hereto or the partial exercise of any right, remedy or option hereunder shall not be construed as a waiver or relinquishment of any such term or provision, but the same shall continue in full force and effect. No failure on the part of the Facility Agent to exercise, and no delay on its part in exercising, any right or remedy under this Intercreditor Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Intercreditor Agreement are cumulative and not exclusive of any rights or remedies provided by law.

Section 8.03         Severability.  In the event that any provision of this Intercreditor Agreement or the application thereof to any party hereto or to any circumstance or in any jurisdiction governing this Intercreditor Agreement shall, to any extent, be invalid or unenforceable under any applicable statute, regulation or rule of law, then such provision shall be deemed inoperative to the extent that it is invalid or unenforceable and the remainder of this Intercreditor Agreement, and the application of any such invalid or unenforceable provision to the parties, jurisdictions or circumstances other than to whom or to which it is held invalid or unenforceable, shall not be affected thereby nor shall the same affect the validity or enforceability of this Intercreditor Agreement. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by the Facility Agent hereunder is unavailable or unenforceable shall not affect in any way the ability of the Facility Agent to pursue any other remedy available to it.

Section 8.04         Restrictions on Exercise of Certain Rights.

(a)               Each of the parties hereto and each Holder hereby agrees that it will not take any steps against the Borrower or the Guarantor seeking the liquidation, winding up, examination, insolvent reorganisation or bankruptcy of the Borrower or the Guarantor or seek an order for the appointment of a trustee, liquidator, Irish law examiner or other similar official in respect of all or part of their assets save that nothing in this Section 8.04 shall prevent or limit (x) the Collateral Agent, on behalf of the Secured Parties from (i) appointing a receiver or taking any action to appoint a receiver under any Security Document or at law or from exercising any rights ancillary thereto; or (ii) exercising its power of sale under any Security Document or at law; or (iii) making a claim, proving or otherwise participating in any examinership, liquidation or other bankruptcy or insolvency proceedings instituted by any Person (other than a Secured Party) against the Borrower or the Guarantor; or (y) subject to the limited recourse provision in (b) below, the Facility Agent or the Collateral Agent from making a claim and/or suing for the recovery of, or taking any other steps or proceedings for the purposes of recovering any of the obligations hereunder or any other debts or liabilities whatsoever owing to it by the Borrower or the Guarantor hereunder or under any other Related Documents.

(b)              After the occurrence and continuance of an Event of Default, the obligations of the Borrower in respect of the Loans and the Class E Securities and any other claims of any Secured Party will be limited to the net proceeds of the disposal and/or realization of the Collateral by the Collateral Agent pursuant to the provisions of the Intercreditor Agreement and the Security Documents and thereafter to the extent that the net proceeds of such disposal and/or realizations are insufficient to pay in full the claims of the Secured Parties then the Secured Parties shall have no further claims against the Borrower or the Guarantor in respect of such unpaid amount and any such claims shall be extinguished.

Section 8.05         Notices.  All notices, demands, certificates, requests, directions, instructions and communications hereunder (“Notices”) shall be in writing and shall be effective (a) upon receipt when sent through the mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, or (b) one Business Day after delivery to an overnight courier, or (c) on the date personally delivered to an authorized officer of the party to which sent, or (d) on the date transmitted by legible telecopier transmission with a confirmation of receipt, in all cases addressed to the recipient as follows:

if to the Borrower, to:

ACS 2008-1 Limited
Clarendon House
2 Church Street
Hamilton HM11
Bermuda
Attention:  The Company Secretary
Fax:  +1 (441) 292-6720

with a copy to:

Aircastle Advisor LLC
300 First Stamford Place, 5th Floor
Stamford, CT  06902
Attention:  Lease Management
Fax:  (203) 504-1021

if to the Guarantor, to:

ACS Aircraft Finance Ireland 3 Limited
25/28 North Wall Quay
International Financial Services Centre
Dublin 1
Ireland
Attention:  Secretary
Fax:  +353 (1) 649-2649

with a copy to:

Aircastle Advisor LLC
300 First Stamford Place, 5th Floor
Stamford, CT  06902
Attention:  Lease Management
Fax:  (203) 504-1021

if to the Administrative Agent, to:

Aircastle Advisor LLC
300 First Stamford Place, 5th Floor
Stamford, CT  06902
Attention:  Lease Management
Fax:  (203) 504-1021

if to the Irish Remarketing Servicer, to:

Aircastle Advisor (Ireland) Limited
8 FitzWilliam Place

Dublin 2
Ireland
Fax: +353 (1) 6565-0801

if to the Bermudian Remarketing Servicer, to:

Aircastle Advisor LLC
300 First Stamford Place, 5th Floor
Stamford, CT  06902
Attention:  Lease Management
Fax:  (203) 504-1021

if to the Facility Agent, the Liquidity Facility Provider or the Collateral Agent, to:

Calyon New York Branch
Calyon Transportation Group
1301 Avenue of the Americas
New York, New York 10019
Attention:  Brian Bolotin, Managing Director
Telephone:  (212) 261-3815
Facsimile:  (212) 261-7368

with a copy to

Attention:  Agnes Castillo/Jai Sanichar/Client Banking Services at the same address, Telephone:  (212) 261-7669, Facsimile:  (212) 261-3345

if to the Operating Bank, to:

Deutsche Bank Trust Company Americas
60 Wall Street, 26th Floor
New York, New York 10005
Attn: Structured Finance Services/Trust & Securities Services
Fax: (212) 553-2459

A copy of each notice given hereunder to any party hereto shall also be given to each of the other parties hereto. Each party hereto may, by notice given in accordance herewith to each of the other parties hereto, designate any further or different address to which subsequent Notices shall be sent.

Section 8.06         Assignments; Third Party Beneficiary.  This Intercreditor Agreement shall be a continuing obligation of the Borrower and shall (i) be binding upon the Borrower and its successors and assigns and (ii) inure to the benefit of and be enforceable by the Facility Agent, and by its successors, transferees and assigns. The Borrower may not assign any of its obligations under this Intercreditor Agreement, or delegate any of its duties hereunder.  Each Hedge Provider and each provider of an Eligible Liquidity Facility shall be a third party beneficiary of this Intercreditor Agreement.

Section 8.07         Currency Conversion.

(a)              If any amount is received or recovered by the Collateral Agent or the Facility Agent in respect of this Intercreditor Agreement or any part thereof (whether as a result of the enforcement of the security created under the Security Agreement or pursuant to this Intercreditor Agreement or any judgment or order of any court or in the liquidation or dissolution of the Borrower or by way of damages for any breach of any obligation to make any payment under or in respect of the Borrower’s obligations hereunder or any part thereof or otherwise) in a currency (the “Received Currency”) other than the currency in which such amount was expressed to be payable (the “Agreed Currency”), then the amount in the Received Currency actually received or recovered by the Facility Agent or the Collateral Agent shall, to the fullest extent permitted by Applicable Law, only constitute a discharge to the Borrower to the extent of the amount of the Agreed Currency which the Collateral Agent or the Facility Agent was or would have been able in accordance with its normal procedures to purchase on the date of actual receipt or recovery (or, if that is not practicable, on the next date on which it is so practicable), and, if the amount of the Agreed Currency which the Collateral Agent or Facility Agent is or would have been so able to purchase is less than the amount of the Agreed Currency which was originally payable by the Borrower, the Borrower shall pay to the Collateral Agent such amount as the Collateral Agent shall determine to be necessary to indemnify the Facility Agent and the Collateral Agent against any Loss sustained by it as a result (including the cost of making any such purchase and any premiums, commissions or other charges paid or Incurred in connection therewith) and so that such indemnity, to the fullest extent permitted by Applicable Law, (i) shall constitute a separate and independent obligation of the Borrower distinct from its obligation to discharge the amount which was originally payable by the Borrower and (ii) shall give rise to a separate and independent cause of action and apply irrespective of any indulgence granted by the Collateral Agent or the Facility Agent and continue in full force and effect notwithstanding any judgment, order, claim or proof for a liquidated amount in respect of the amount originally payable by the Borrower or any judgment or order and no proof or evidence of any actual loss shall be required.

(b)              For the purpose of or pending the discharge of any of the moneys and liabilities hereby secured either the Facility Agent or the Collateral Agent may convert any moneys received, recovered or realized by the Collateral Agent under this Intercreditor Agreement (including the proceeds of any previous conversion under this Section 8.07) from their existing currency of denomination into the currency of denomination (if different) of such moneys and liabilities and any conversion from one currency to another for the purposes of any of the foregoing shall be made at the Facility Agent’s or the Collateral Agent’s then prevailing spot selling rate at its office by which such conversion is made.  If not otherwise required to be applied in the Received Currency, the Collateral Agent shall promptly convert any moneys in such Received Currency other than U.S. dollars into U.S. dollars.  Each previous reference in this section to a currency extends to funds of that currency and funds of one currency may be converted into different funds of the same currency.

Section 8.08         Application to Court.  The Facility Agent may at any time after the service of a Default Notice apply to any court of competent jurisdiction for an order that the terms of this Intercreditor Agreement be carried into execution under the direction of such court and for the appointment of a Receiver of the Collateral or any part thereof and for any other order in relation to the administration of this Intercreditor Agreement as the Facility Agent shall deem fit and it may assent to or approve any application to any court of competent jurisdiction made at the instigation of any of the Holders and shall be indemnified by the Borrower against all costs, charges and expenses Incurred by it in relation to any such application or proceedings.

Section 8.09         Governing Law.  THIS INTERCREDITOR AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

Section 8.10         Jurisdiction.

(a)              Each of the parties hereto agrees that the United States federal and New York State courts located in The City of New York shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Intercreditor Agreement and, for such purposes, submits to the jurisdiction of such courts.  Each of the parties hereto waives any objection which it might now or hereafter have to the United States federal or New York State courts located in The City of New York being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Intercreditor Agreement and agrees not to claim that any such court is not a convenient or appropriate forum.  Each of the parties hereto (except for the Facility Agent and the Liquidity Facility Provider) agrees that the process by which any suit, action or proceeding is begun may be served on it by being delivered in connection with any suit, action or proceeding in The City of New York to Corporation Service Company, with an office on the date hereof at 1133 Avenue of the Americas, Suite 3100, New York, New York 10036 and each of the parties hereby appoints Corporation Service Company, its designee, appointee and agent to receive, accept and acknowledge for and on its behalf such service of legal process, with the exception of the Facility Agent, the Liquidity Facility Provider, who hereby consents to receive any such service of process directly at the address set forth in Section 8.05 herein.

(b)              The submission to the jurisdiction of the courts referred to in Section 8.10(a) hereof shall not (and shall not be construed so as to) limit the right of the Facility Agent to take proceedings against the Borrower in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

(c)              Each of the parties hereto hereby consents generally in respect of any legal action or proceeding arising out of or in connection with this Intercreditor Agreement to the giving of any relief or the issue of any process in connection with such action or proceeding, including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding.

Section 8.11         Integration.  This Intercreditor Agreement, together with the Related Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter; provided that, for the avoidance of doubt, the Commitment Letter (to the extent provided therein) and the Fee Letter shall not be superseded, but in the case of any conflict between any Related Document and any such letter, such Related Document shall govern.  In the event of any conflict between the provisions of this Intercreditor Agreement and those of any other Related Document, the Commitment Letter, the provisions of this Intercreditor Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Collateral Agent or the Facility Agent or the Holders in any other Related Document shall not be deemed a conflict with this Intercreditor Agreement.  Each Related Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

Section 8.12         WAIVER OF JURY TRIAL.  EACH OF THE BORROWER, THE GUARANTOR, THE COLLATERAL AGENT, THE FACILITY AGENT, THE LIQUIDITY FACILITY PROVIDER AND THE ADMINISTRATIVE AGENT IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE RELATED DOCUMENTS, THE LOANS OR THE ACTIONS OF ANY FACILITY AGENT, THE COLLATERAL AGENT, THE LIQUIDITY FACILITY PROVIDER, THE BORROWER, THE GUARANTOR, ADMINISTRATIVE AGENT OR ANY LENDER  IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

Section 8.13         Counterparts.  This Intercreditor Agreement may be executed in two or more counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

Section 8.14         Table of Contents, Headings, Etc.  The Table of Contents and headings of the Articles and Sections of this Intercreditor Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

Section 8.15         Compliance with Applicable Anti-Terrorism and Anti-Money Laundering Regulations.  In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (collectively, “Applicable Regulations”), the Facility Agent or the Operating Bank is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Facility Agent or the Operating Bank.  Accordingly, each of the parties agrees to provide to each of the Facility Agent and the Operating Bank upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Facility Agent or the Operating Bank to comply with such Applicable Regulations

Section 8.16         Rights of the Operating Bank.

(a)              The Operating Bank shall be afforded all of the rights, protections, immunities and indemnities afforded to the Operating Bank pursuant to the terms of the Security Agreement as if such rights, protections, immunities and indemnities were set forth herein.

(b)              Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that in no event shall the Operating Bank be liable for verifying the completeness or accuracy of any information contained in any direction, document, notice or statement it receives pursuant to this Agreement or any Related Document.  Further, the Operating Bank shall have no duty or obligation to complete, correct or recalculate any information contained in any direction, document, notice or statement it receives pursuant to this Agreement or any Related Document.

(c)              No amendment or modification to this agreement that could affect any duties, powers, rights, immunities or indemnities of the Operating Bank under this Agreement or any Related Document may be made without the prior written consent of the Operating Bank.

IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor Agreement to be duly executed, all as of the date first written above.

ACS 2008-1 LIMITED,
as the Borrower

By
Name:
Title:

SIGNED SEALED AND DELIVERED

On behalf of

ACS AIRCRAFT FINANCE IRELAND 3 LIMITED,
as the Guarantor

by its duly appointed attorney

By
Name:
Title:

in the presence of:

By
Name:
Title:

CALYON NEW YORK BRANCH,
as the Facility Agent, the Collateral Agent and the Liquidity Facility Provider

By
Name:
Title:

By
Name:
Title:

AIRCASTLE ADVISOR LLC,
as the Administrative Agent

By
Name:
Title:

By
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as the Operating Bank

By
Name:
Title:

By
Name:
Title: